The Consultant Solutions Variable Annuities
(Classic, Plus, Elite, Select)
Lincoln Benefit Life Company
Street Address: 5801 SW 6th Ave. Topeka, KS 66636
Mailing Address: P.O. Box 758561, Topeka, KS 66675-8561
Telephone Number: 800-457-7617 / Fax Number: 1-785-228-4584
1940 Act file number: 811-07924
1933 Act file number: 333-109688
Prospectus dated May 1, 2017

Lincoln Benefit Life Company (“Lincoln Benefit”) is the issuer of the following individual and group flexible premium deferred variable annuity contracts (each, a “Contract”):

•	Consultant Solutions Classic

•	Consultant Solutions Plus

•	Consultant Solutions Elite

•	Consultant Solutions Select
Effective November 30, 2006, this product is no longer being offered for sale.
This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.
This prospectus is for informational or educational purposes. It is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. In providing these materials, and other information concerning your contract throughout the year, Lincoln Benefit Life Company is not acting as a fiduciary as defined by any applicable laws and regulations. Lincoln Benefit Life Company is not in a position to provide you investment or retirement advice. Please consult with a qualified investment professional if you wish to obtain investment advice.
Each Contract currently offers several investment alternatives ( “Investment Alternatives” ). The Investment Alternatives include fixed account options ( “Fixed Account Options” ), depending on the Contract, and include various* variable sub-accounts (“Variable Sub-accounts”) of the Lincoln Benefit Life Variable Annuity Account ( “Variable Account” ). Each Variable Sub-account invests exclusively in shares of the following underlying funds ( “Funds” ):

  AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
 The Alger Portfolios
 Fidelity® Variable Insurance Products
 Goldman Sachs Variable Insurance Trust
 Janus Aspen Series
 Legg Mason Partners Variable Equity Trust
 Legg Mason Partners Variable Income Trust
 MFS® Variable Insurance Trust

 MFS® Variable Insurance Trust II
 Morgan Stanley Variable Insurance Funds, Inc. (formerly, The Universal Institutional Funds, Inc.)
 Oppenheimer Variable Account Funds
 PIMCO Variable Insurance Trust
 The Rydex Variable Trust
 T. Rowe Price Equity Series, Inc.
 VanEck VIP Trust

*
Certain Variable Sub-Accounts are closed to Contract owners not invested in the specified Variable Sub-Accounts by a designated date. Please see the “Investment Alternatives: the Variable Accounts” section of this prospectus for more information.

Each Fund has multiple investment Portfolios (“Portfolios”). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.
For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract value (“Contract Value”) a credit enhancement (“Credit Enhancement”) of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.
We (Lincoln Benefit) have filed a Statement of Additional Information, dated May 1, 2017, with the Securities and Exchange Commission (“SEC”). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. The contents of the Statement of Additional Information are described below – see Table of Contents. For a free copy, please write or call us at the address or telephone number above, or go to the SEC’s Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC’s Web site.
LBLCONSULTSOL

IMPORTANT NOTICES
The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.
The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.
The Contracts are not FDIC insured.

(i)

Glossary of Terms

Please refer to this list for the meaning of the following terms:
AB Factor- Is used to calculate the Accumulation benefit and is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.
Accumulation Benefit- Is equal to the Benefit Base multiplied by the AB Factor.
TrueReturn Accumulation Benefit Option- An option that guarantees a minimum Contract Value on the “Rider Maturity Date.”
Accumulation Phase- The period that begins on the date we issue your Contract ( “Issue Date” ) and continues until the Payout Start Date, which is the date we apply your money to provide income payments.
Accumulation Unit- A unit of measurement used to measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase. To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer.
Accumulation Unit Value- Each Variable Sub-Account has a separate value for its Accumulation Units (this is analogous to, but not the same as, the share price of a mutual fund).
Annual Increase Death Benefit Option- An option that, for an increased mortality and expense risk charge, provides for an increasing death benefit of 5% per year, subject to a cap.
Annuitant- The individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.
Automatic Additions Program- A program that permits subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The A utomatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
Automatic Portfolio Rebalancing Program- A program that provides for the automatic rebalancing of the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations after the performance of each Sub-Account causes a shift in the percentage you allocated to each Sub-Account.
Beneficiary(ies)- The person(s) or entity(ies), who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies. You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract.

•
Primary Beneficiary- the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

•
Contingent Beneficiary- the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

Benefit Base- An amount used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. The Benefit Base will never be less than zero.
Benefit Payment- The amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment.
Benefit Payment Remaining- The amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years.
Benefit Year- The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

Code - The Internal Revenue Code of 1986, as amended
Co-Annuitant- An individual who will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant.
Contract*- Is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company.
Contract Anniversary- Each twelve-month period from the date of your contract’s issue date.
Contract Owner (“you”) - The person(s) having the privileges of ownership defined in the Contract.
Contract Value- During the Accumulation Phase, your contract value is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
Contract Year- The annual period of time measured from the date we issue your Contract or a Contract Anniversary.
Credit Enhancement- For Consultant Solutions Plus Contracts, an amount added to your Contract Value each time you make a purchase payment, equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment.
Dollar Cost Averaging Program- A program that, during the Accumulation Phase, automatically transfers a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts.
Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death: a certified copy of death certificate, a certified copy of decree of a court of competent jurisdiction as to the finding of death, or any other proof acceptable to us.
Enhanced Earnings Death Benefit Option- An option available for an increased mortality and expense risk charge that provides a death benefit based on In-Force Premiums or In-Force Earnings.
Excess of Earnings Withdrawal- An amount equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Fixed Account Options – Investment options offered through our general account, including the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option.
Free Withdrawal Amount- An amount equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge.
Funds- Each Variable Sub-account invests exclusively in shares of the following underlying funds (“Funds”):

 AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
 The Alger Portfolios
 Fidelity® Variable Insurance Products
 Goldman Sachs Variable Insurance Trust
 Janus Aspen Series
 Legg Mason Partners Variable Equity Trust
 Legg Mason Partners Variable Income Trust
 MFS® Variable Insurance Trust

 MFS® Variable Insurance Trust II
 Morgan Stanley Variable Insurance Funds, Inc. (formerly, The Universal Institutional Funds, Inc.)
 Oppenheimer Variable Account Funds
 PIMCO Variable Insurance Trust
 The Rydex Variable Trust
 T. Rowe Price Equity Series, Inc.
 VanEck VIP Trust

Guarantee Period Account- An allocation that establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”) and provides a specific effective annual interest rate.
Guarantee Options- Options that, subject to specific investment requirements, provide an Accumulation Benefit . We currently offer two “Guarantee Options, ” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section and may depend upon the Rider Date.
* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to “Contract” in this prospectus include certificates, unless the context requires otherwise. References to “Contract” also include all four Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

Income Plan- A series of payments made on a scheduled basis to you or to another person designated by you.
Income Protection Benefit Option- An option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments, that guarantees your variable income payments under each of the Income Plans to which the option is applied will never be less than 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2.
In-Force Earnings- An amount equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-force Premium- An amount equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
Investment Alternatives- Variable Sub-Accounts that invest in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. For more complete information about each Portfolio, including the investment objective(s), expenses and risks associated with the Portfolio; please refer to the prospectuses for the Funds.
IRA Contract- A form of the Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Issue Date- The date we issue your Contract.
Lincoln Benefit (“We”)- Lincoln Benefit is the issuer of the contract and a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508.
Market Value Adjustment- A calculation we apply to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under specified circumstances. The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates.
Maximum Anniversary Value (MAV) Death Benefit Option- An option available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date that provides the opportunity for an increased death benefit. On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value.
Payout Phase- The period of time that begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
Payout Start Date- The date we apply your money to provide income payments.
Payout Withdrawal- Your written request to terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge. If you withdraw the entire value of the remaining income payments, the Contract will terminate.
Portfolios- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.
Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Return of Premium (“ROP”) Death Benefit- A benefit that provides a death benefit equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal.
Rider Date- The date the TrueReturn Accumulation Benefit Option was made a part of your Contract.
Rider Fee- An additional annual fee that you may pay if you elect certain optional benefits.
Rider Maturity Date- The date determined by the length of the Rider Period which you select, which must occur before the latest Payout Start Date (the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary).
Rider Period- The period of time that begins on the Rider Date and ends on the Rider Maturity Date.
Rider Trade-In Option- An option that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”).

Right to Cancel- Your ability to cancel the Contract during the Trial Examination Period, and receive a refund (not including any Credit Enhancement).
Settlement Value - The amount paid in the event of a full withdrawal of the Contract Value.
Spousal Protection Benefit (Co-Annuitant) Option- An option that provides that the Co-Annuitant will be considered an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date. In addition, the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.
Standard Fixed Account Option- An option that, if you have selected the Consultant Solutions Classic Contract, allows you to allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation.
SureIncome Withdrawal Benefit Option- An option that provides a guaranteed withdrawal benefit and gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted.
Systematic Withdrawal Program- A program that permits you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date.
Tax Qualified Contracts- Contracts held in a plan which provides that the income on tax sheltered is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA.
Transfer Period Account- Each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Trial Examination Period- The period during which you may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20-day period after you receive the Contract, or such longer period that your state may require.
TrueBalanceSM Asset Allocation Program- A program that spreads Contract Value across a range of asset classes but is no longer offered for new enrollments.
Valuation Date- the term used to indicated a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).
Variable Account- An account for which the income, gains, and losses are determined separately from the results of our other operations. The Variable Account consists of multiple Variable Sub- Accounts, each of which is available under the Contract.
Variable Sub-Account- An investment in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies.
Withdrawal Benefit Factor- A factor used to determine the “Benefit Payment” and Benefit Payment Remaining, which currently equals 8%.
Withdrawal Benefit Payout Phase- The period of time during which the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase. The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. Once all scheduled payments have been paid, the Contract will terminate.

Overview of Contracts

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

•
The Consultant Solutions Classic Contract has a mortality and expense risk charge of 1.25%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

•
The Consultant Solutions Plus Contract offers a Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.45%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

•
The Consultant Solutions Elite Contract has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.10%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

•	The Consultant Solutions Select Contract has a mortality and expense risk charge of 1.70%, an administrative expense charge of 0.10%*, and no withdrawal charges.
Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

*	The administrative expense charge may be increased, but will never exceed 0.25%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.
The Contracts at a Glance

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information. Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

Flexible Payments
We are no longer offering new Contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($100 for automatic payments).

We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract. You must maintain a minimum Contract Value of $1,000.

For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to 5% of such purchase payment.

Trial Examination Period
You may cancel your Contract within 20 days of receipt or any longer period as your state may require (“Trial Examination Period”). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. The amount you receive will be less applicable federal and state income tax withholding. See “Trial Examination Period” for details.

Expenses
Each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-account. You also will bear the following expenses:

Consultant Solutions Classic Contracts

• Annual mortality and expense risk charge equal to 1.25% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Plus Contracts

• Annual mortality and expense risk charge equal to 1.45% of average daily net assets.

• Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

Consultant Solutions Elite Contracts

• Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

• Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

Consultant Solutions Select Contracts

• Annual mortality and expense risk charge equal to 1.70% of average daily net assets.

• No withdrawal charges.

All Contracts

• Annual administrative expense charge of 0.10% average daily net assets (up to 0.25% for future Contracts).

• Annual contract maintenance charge of $40 (reduced to $30 if Contract Value is at least $2000, and waived in certain cases).

• If you select the Maximum Anniversary Value (MAV) Enhanced Death Benefit Option (“MAV Death Benefit Option”) you will pay an additional mortality and expense risk charge of 0.20% (up to 0.50% for Options added in the future).

• If you select the Annual Increase Enhanced Death Benefit Option (“Annual Increase Death Benefit Option”), you will pay an additional mortality and expense risk charge of 0.30% (up to 0.50% for options added in the future).

• If you select the Enhanced Earnings Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner, the Co-Annuitant, and/or oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later (“Rider Application Date”).

• If you select the TrueReturn Accumulation Benefit Option you would pay an additional annual fee (“Rider Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary (“Contract Anniversary”) during the Rider Period. You may not select the TrueReturn Accumulation Benefit Option together with the SureIncome Withdrawal Benefit Option.

• If you select the SureIncome Withdrawal Benefit Option (“SureIncome Option”) you would pay an additional annual fee (“SureIncome Option Fee”) of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary (See the SureIncome Option Fee section). You may not select the SureIncome Option together with the TrueReturn Accumulation Benefit Option.

• If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

• If you select the Spousal Protection Benefit (Co-Annuitant) Option you would pay an additional annual fee (“Rider Fee”) of 0.10% (up to 0.15% for Options added in the future) of the Contract Value (“Contract Value”) on each Contract Anniversary. This Option is available only for Individual Retirement Annuity (“IRA”) Contracts qualified under Section 408 of the Code. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time. No Rider Fee is charged for the Spousal Protection Benefit (Co-Annuitant) Option for Contract Owners who added the Option prior to May 1, 2005.

• Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year (“Contract Year”), but not more than $25. A Contract Year is measured from the date we issue your Contract or a Contract Anniversary.

• State premium tax (if your state imposes one)

• Not all Options are available in all states

• We may discontinue offering any of these Options at any time.

Investment Alternatives
Each Contract offers several investment alternatives including:

• Fixed Account Options that credit interest at rates we guarantee, and

• Variable Sub-accounts investing in Portfolios offering professional money management by these investment advisers:

• Invesco Advisers, Inc.

• Fred Alger Management, Inc.

• Fidelity® Management & Research Company (FMR)

• Goldman Sachs Asset Management, L.P.

• Janus Capital Management LLC

• MFS® Investment Management

• OppenheimerFunds, Inc.

• Pacific Investment Management Company LLC

• Guggenheim Investments

• Legg Mason Partners Fund Advisor, LLC

• T. Rowe Price Associates, Inc.

• VanEck Associates Corporation

• Morgan Stanley Investment Management Inc.

Not all Fixed Account Options are available in all states or with all Contracts.

To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-accounts have performed, please call us at 800-457-7617.

Special Services
For your convenience, we offer these special services:

• Automatic Portfolio Rebalancing Program

• Automatic Additions Program

• Dollar Cost Averaging Program

• Systematic Withdrawal Program

• TrueBalanceSM Asset Allocation Program

Income Payments
You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

• life income with guaranteed number of payments

• joint and survivor life income with guaranteed number of payments

• guaranteed number of payments for a specified period

• life income with cash refund

• joint life income with cash refund

• life income with installment refund

• joint life income with installment refund

In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.

Death Benefits
If you die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract. In addition to the death benefit included in your Contract (“ROP Death Benefit”), the death benefit options we currently offer include:

• MAV Death Benefit Option;

• Annual Increase Death Benefit Option; and

• Enhanced Earnings Death Benefit Option.

Transfers
Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the Standard Fixed Account or Market Value Adjusted Account Options is $100.

A charge may apply after the 12th transfer in each Contract Year.

Withdrawals
You may withdraw some or all of your Contract Value at any time during the Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is in effect under your Contract. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value Adjustment may also apply.

How the Contracts Work

Each Contract basically works in two ways.
First, each Contract can help you (we assume you are the “Contract Owner”) save for retirement because you can invest in your Contract’s investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the “Accumulation Phase” of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the “Issue Date”) and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these “Income Plans”) described in the “Income Payments” section of this prospectus. You receive income payments during what we call the “Payout Phase” of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.
The timeline below illustrates how you might use your Contract.

Other income payment options are also available. See “Income Payments.”
As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See “The Contracts.” In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See “Death Benefits.”
Please call us at 800-457-7617 if you have any question about how the Contracts work.
Expense Tables

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see “Expenses,” below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.
Contract Owner Transaction Expenses
Withdrawal Charge (as a percentage of purchase payments withdrawn)*

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%
Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Consultant Solutions Elite:	7%	6%	5%	0%	0%	0%	0%	0%	0%
Consultant Solutions Select:	None

All Contracts:
Annual Contract Maintenance Charge	$40**
Transfer Fee	up to 2.00% of the amount transferred, but not more than $25***
Premium Taxes	0% to 3.50% of Purchase Payment****
Loan Interest Rate	7.25%*****
* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge (“Free Withdrawal Amount”). See “Withdrawal Charges” for more information.
** Reduced to $30 if Contract Value is not less than $2000, and waived in certain cases. See “Expenses.”

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred. The transfer fee will never be greater than $25.
**** Some States charge premium taxes that generally range from 0 to 3.5%. We are responsible for paying these taxes, and will deduct them from your Contract Value. Our current practice is to not charge for these taxes until the Payout Start Date or surrender of the Contract. See “Premium Taxes” for more information.
***** For more information, see “Contract Loans for 403(b) Contracts.” The loan interest rate is subject to change.
Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-account)
If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

Basic Contract (without any optional benefit)	Mortality and Expense Risk Charge	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	1.25%	0.10%	1.35%
Consultant Solutions Plus	1.45%	0.10%	1.55%
Consultant Solutions Elite	1.60%	0.10%	1.70%
Consultant Solutions Select	1.70%	0.10%	1.80%
* We reserve the right to raise the administrative expense charge to 0.25%. If we increase this charge, we will amend the prospectus, accordingly. However, we will not increase the charge once we issue your Contract.
Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

MAV Death Benefit Option	Currently 0.20%, up to a maximum of 0.50% for Options added in the future *
Annual Increase Death Benefit Option	Currently 0.30%, up to a maximum of 0.50% for Options added in the future *
Enhanced Earnings Death Benefit Option (issue age 0-70)	Currently 0.25%, up to a maximum of 0.35% for Options added in the future *
Enhanced Earnings Death Benefit Option (issue age 71-79)	Currently 0.40%, up to a maximum of 0.50% for Options added in the future *
If you select the Options with the highest possible combination of mortality and expense risk charges during the Accumulation Phase, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Annual Increase Death Benefit Option, and Enhanced Earnings Death Benefit Option (issue age 71-79)	Mortality and Expense Risk Charge*	Administrative Expense Charge*	Total Variable Account Annual Expense
Consultant Solutions Classic	2.15%	0.10%	2.25%
Consultant Solutions Plus	2.35%	0.10%	2.45%
Consultant Solutions Elite	2.50%	0.10%	2.60%
Consultant Solutions Select	2.60%	0.10%	2.70%
* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher in the future if you add this Option to your Contract. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. If we increase any of these charges, we will amend the prospectus, accordingly.
TrueReturn Accumulation Benefit Option Annual Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

TrueReturn Accumulation Benefit Option	Currently 0.50%, up to a maximum of 1.25% for Options added in the future. *
* If we increase this charge, we will amend the prospectus, accordingly. See “TrueReturn Accumulation Benefit Option” for details.

Spousal Protection Benefit (Co-Annuitant) Option Annual Fee
(annual rate as a percentage of Contract Value on a Contract Anniversary)

Spousal Protection Benefit (Co-Annuitant) Option	Currently 0.10%, up to a maximum of 0.15% for Options added in the future *
* For Options added on or after 5/1/2005. If we increase this charge, we will amend the prospectus, accordingly. See “Spousal Protection Benefit (Co-Annuitant) Option” for details.
SureIncome Option Fee
(annual rate as a percentage of Benefit Base on a Contract Anniversary)

SureIncome Withdrawal Benefit Option	Currently 0.50%, up to a maximum of 1.25% for SureIncome Options added in the future *
* If we increase this charge, we will amend the prospectus, accordingly. See “SureIncome Withdrawal Benefit Option” for details.
Income Protection Benefit Option Fee (Payout Phase only)*
(as a percentage of average daily net assets)

Income Protection Benefit Option	Currently 0.50%, up to a maximum of 1.25% for Options added in the future*
* See “Income Payments – Income Protection Benefit Option,” below, for a description of the Income Protection Benefit Option. You may add this Option when you elect to receive annuity benefits. We begin to deduct the charge for this Option on the Payout Start Date. Currently, the charge for this Option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We will charge you the Option charge in effect when you choose to apply this Option to your Contract. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. If we increase this charge, we will amend the prospectus accordingly. Once your Income Protection Benefit Option is in effect, however, we will not change the option charge you will pay for this Option. See “Expenses – Mortality and Expense Risk Charge,” below, for details.
Portfolio Annual Expenses – Minimum and Maximum
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisors and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses appears in the second table below and in the prospectus for each Portfolio.

	Minimum	Maximum
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees, and other expenses)	0.35%	2.22%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2016.
EXPENSE EXAMPLES
These examples are intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.
The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	invested $10,000 in the Contract for the time periods indicated;

•	earned a 5% annual return on your investment;

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Portfolio Operating Expenses as listed in the Expense Table, and these remain the same each year*

•
el ected the MAV Death Benefit Option and the Annual Increase Death Benefit Option; the Enhanced Earnings Death Benefit Option (assuming issue age 71-79); the Spousal Protection Benefit (Co-Annuitant) Option; and the TrueReturn Accumulation Benefit Option or SureIncome Withdrawal Benefit Option.**

The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.
Amounts shown in the examples are rounded to the nearest dollar.
*      Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.
**      Note: The combination of optional benefits represents the maximum optional benefit charge.
THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	CONSULTANT SOLUTIONS CLASSIC
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,384	$2,621	$3,717	$6,379
If you annuitize your annuity at the end of the applicable time period: [1]	$684	$2,021	$3,317	$6,379
If you do not surrender your annuity:	$684	$2,021	$3,317	$6,379

	CONSULTANT SOLUTIONS PLUS
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,554	$2,926	$4,052	$6,514
If you annuitize your annuity at the end of the applicable time period: [1]	$704	$2,076	$3,402	$6,514
If you do not surrender your annuity:	$704	$2,076	$3,402	$6,514

	CONSULTANT SOLUTIONS ELITE
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,419	$2,618	$3,465	$6,614
If you annuitize your annuity at the end of the applicable time period: [1]	$719	$2,118	$3,465	$6,614
If you do not surrender your annuity:	$719	$2,118	$3,465	$6,614

	CONSULTANT SOLUTIONS SELECT
	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$729	$2,146	$3,508	$6,680
If you annuitize your annuity at the end of the applicable time period: [1]	$729	$2,146	$3,508	$6,680
If you do not surrender your annuity:	$729	$2,146	$3,508	$6,680
1 Your ability to annuitize within the first 30 days of the first Annuity Year may be limited.
Financial Information

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the “Accumulation Unit.” Each Variable Sub-Account has a separate value for its Accumulation Units we call “Accumulation Unit Value.” Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.
Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix H of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The financial statements of Lincoln Benefit and the financial statements of the Variable Account, which are comprised of the financial statements of the underlying sub-accounts, appear in the Statement of Additional Information.

The Contracts

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.
CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Lincoln Benefit, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

•	the investment alternatives during the Accumulation and Payout Phases,

•	the amount and timing of your purchase payments and withdrawals,

•	the programs you want to use to invest or withdraw money,

•	the income payment plan(s) you want to use to receive retirement income,

•	the Annuitant (either yourself or someone else) on whose life the income payments will be based,

•
the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, or, if the Contract Owner is a non-living person, an Annuitant dies, and

•	any other rights that the Contract provides, including restricting income payments to Beneficiaries.
If you die prior to the Payout Start Date, any surviving joint Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.
If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a non-living person, we will pay the death benefit to the current Contract Owner.
The Contract cannot be jointly owned by both a living and a non-living person. The Consultant Solutions Select is not available for purchase by non-living persons. The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.
If you select the MAV Death Benefit Option, the Annual Increase Death Benefit Option, or the Enhanced Earnings Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.
The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term “Qualified Contract” to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.
Except for certain Qualified Contracts, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Contracts. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.
ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). If the Contract is a Non-Qualified Contract, you also may designate a joint Annuitant, who is a second person on whose life income payments depend. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.
If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.
If you select the MAV Death Benefit Option, Annual Increase Death Benefit Option, or Enhanced Earnings Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.
If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application date is age 90. If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently age 85.
If you select an Income Plan that depends on the Annuitant or a joint Annuitant’s life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.
CO-ANNUITANT
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option must name their spouse as a Co-Annuitant:

•	the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;

•	the Contract Owner must be age 90 or younger on the Rider Application Date;

•	and the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

•	the Co-Annuitant must be the sole Primary Beneficiary under the Contract.
Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply upon the death of the Co-Annuitant. If you are single when you purchase this Contract, and are married later, you may add the Spousal Protection Benefit Option within six months of your marriage only if you provide proof of marriage in a form satisfactory to us. You may change the Co-Annuitant to a new spouse within six months of re-marriage only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. The Co-Annuitant will be considered an Owner for the purposes of determining the age or birthday of the Owners under the MAV Death Benefit Option, the Annual Increase Death Benefit Option and the Enhanced Earnings Death Benefit Option. See “Spousal Protection Benefit Option and Death of Co-Annuitant” for more information.
BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement (“Death Proceeds”) or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.
You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.
You may restrict income payments to Beneficiaries. We will provide a form to be signed by you and filed with us. Once we accept the form, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.
If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

•	your spouse or, if he or she is no longer living,

•	your surviving children equally, or if you have no surviving children,

•	your estate.
If more than one Beneficiary survives you, we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original share of the remaining Beneficiaries.
For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person A”) has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant (“Living Person B”), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.
Where there are multiple Beneficiaries, we will only value the death proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any death proceed amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.
If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.
MODIFICATION OF THE CONTRACT
Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.
Purchases

MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Classic Contracts is $1,200 (Qualified or Non-Qualified Contracts); the minimum initial purchase payment for all other Non-Qualified Contracts is $10,000, ($2,000 for Qualified Contracts). All subsequent purchase payments under a Contract must be $1,000 or more ($100 for automatic payments). For Consultant Solutions Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of a Contract and/or acceptance of purchase payments.
AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $100 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.
ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-457-7617.
We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.
For Consultant Solutions Select Contracts, the maximum amount that can be allocated during any single day to certain selected funds is $25,000. Please see the current list of funds affected by this restriction in the “Transfers During The Accumulation Phase” section of this prospectus.
We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.
We use the term “business day” to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as “Valuation Dates.” Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed for the next Valuation Date.
There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.
With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our Variable Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

CREDIT ENHANCEMENT
For Consultant Solutions Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner, or, if the Contract Owner is a non-living person, the oldest Annuitant, is age 85 or younger on the date we receive the completed application for the Contract (“Application Date”). If the oldest Contract Owner or, if the Owner is a non-living person, the oldest Annuitant is age 86 or older and 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. The thresholds apply individually to each Consultant Solutions Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

Additional Credit Enhancement for Large Contracts	Cumulative Purchase Payments less Cumulative Withdrawals must exceed:
0.50% of the purchase payment	$500,000
1.00% of the purchase payment	$1,000,000
If, during the first Contract Year only, the cumulative purchase payments less cumulative withdrawals exceed the thresholds, the additional credit enhancement will apply to prior purchase payments, less cumulative withdrawals, and will be added to the Contract Value as of the date of the most recent purchase payment. The additional credit enhancement will be applied only once to any given purchase payment, current or prior.
If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See “Trial Examination Period” below for details. The Consultant Solutions Plus Contract may not be available in all states.
We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the most recent purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.
We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See “Expenses.” Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.
TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this “Right to Cancel,” the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value. The amount you receive will be less applicable federal and state income tax withholding.
For Consultant Solutions Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement. In states where required, we will return the amount of your purchase payments. In other states, we will return the amount of your purchase payments, reduced by the amount of any mortality and expense risk charges and administrative expense charges deducted prior to cancellation, and adjusted by any investment gain or loss associated with:

•	your Variable Account purchase payments; and

•	any portion of the Credit Enhancement assigned to the Variable Sub-accounts.
We reserve the right to allocate your purchase payments to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account during the Trial Examination Period. For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. On the next Valuation Date 40 day after the issue date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.
State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.

Contract Loans for 403(b) Contracts

Subject to the restrictions described below, we will make loans to the Contract Owner of a Contract used in connection with a Tax Sheltered Annuity Plan (“TSA Plan”) under Section 403(b) of the Code. Such loans may not be available in all states. Loans are not available under non-qualified Contracts. We will only make loans after the right to cancel period and before the Payout Start Date. All loans are subject to the terms of the Contract, the relevant qualified plan, and the Code, which impose restrictions on loans. Loans may not be available with all rider options.
We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the amount available for full withdrawal, including any applicable Market Value Adjustment, under your Contract on the date of the loan. In addition, you may not borrow a loan if the total of the requested loan and all of your loans under TSA Plans with the same employer is more than the lesser of (a) or (b) where:

(a)	equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)	equals the greater of $10,000 or half of the amount available for full withdrawal.
The minimum loan amount is $1,000.
To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated in Section 72 of the Code. Please seek advice from your plan administrator or tax advisor.
When we make a loan, we will transfer an amount equal to the loan amount from the Variable Account and/or the Fixed Account Options to the Loan Account as collateral for the loan. The Loan Account is an account established for amounts transferred from the Variable Sub-accounts or Fixed Account Options as security for an outstanding Contract loan. We will transfer to the Loan Account amounts from each Variable Sub-account in proportion to the total assets in all Variable Sub-accounts. If your loan amount is greater than your Contract Value in the Variable Sub-accounts, we will transfer the remaining required collateral from the Market Value Adjusted or Standard Fixed Account Option. If your loan amount is greater than your contract value in the Variable Sub-accounts and the Market Value Adjusted or Standard Fixed Account Option, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Options.
We will not charge a Withdrawal Charge on the loan or on the transfer from the Variable Sub-accounts or any of the Fixed Account Options. We may, however, apply a Market Value Adjustment to a transfer from the Market Value Adjusted Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Market Value Adjusted Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.
We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) an annual effective rate of 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Variable Sub-accounts.
When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.
We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1)	the Death Proceeds;

(2)	full withdrawal proceeds;

(3)	the amount available for partial withdrawal; and

(4)	the amount applied on the Payout Start Date to provide income payments.
If a New Owner elects to continue the Contract under Death of Owner Option D, the new Contract Value will be reduced by the amount of the loan outstanding plus accrued interest and the loan will be canceled.
Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.
You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Variable Sub-account(s) in the proportion that you have selected for your most recent Purchase Payment. Allocations of loan payments are not permitted to the Fixed Accounts (Standard Fixed Account,

Market Value Adjusted Account, and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity® VIP Government Money Market, Service Class 2 Sub-account.
If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. Until we are permitted by law to extinguish a defaulted loan, we will continue to charge interest and add unpaid interest to your outstanding loan balance.
If the total loan balance exceeds the amount available for full withdrawal, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.
We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.
Contract Value

On the Issue Date, the Contract Value is equal to your initial purchase payment (for Consultant Solutions Plus Contracts, your initial purchase payment plus the Credit Enhancement).
Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.
ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-account by (ii) the Accumulation Unit Value of that Variable Sub-account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-account when the Accumulation Unit Value for the Sub-account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-account to your Contract. For Consultant Solutions Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-account to reflect the Credit Enhancement paid on your purchase payment. See “Credit Enhancement.” Withdrawals and transfers from a Variable Sub-account would, of course, reduce the number of Accumulation Units of that Sub-account allocated to your Contract.
ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

•	changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

•
the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.
We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.
You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.
TRUERETURN ACCUMULATION BENEFIT OPTION
We offer the TrueReturn Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Accumulation Benefit Option guarantees a minimum Contract Value on the “Rider Maturity Date.” The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See “Termination of the TrueReturn Accumulation Benefit Option” below for details on termination.
The TrueReturn Accumulation Benefit Option is available at time of application for the Contract, or the date we receive a written request to add the option, whichever is later, subject to availability and issue requirements. Currently, you may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the TrueReturn Option. Currently, you may have only one TrueReturn Accumulation Benefit Option in effect on your Contract at one time. You may have only either the TrueReturn Accumulation Benefit Option or the SureIncome Option in effect on your Contract at one time. The TrueReturn Accumulation Benefit Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the youngest Annuitant’s 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Accumulation Benefit Option may be cancelled at any time on or after the 5th Rider Anniversary by:

•	notifying us in writing in a form satisfactory to us; or

•
changing your investment allocations or making other changes so that that the allocation of investment alternatives no longer adheres to the investment requirements for the TrueReturn Accumulation Benefit Option. For more information regarding investment requirements for this Option, see the “Investment Requirements” section below.

The “Rider Anniversary” is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Accumulation Benefit Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.
When you add the TrueReturn Accumulation Benefit Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The “Rider Period” begins on the Rider Date and ends on the Rider Maturity Date. The “Rider Date” is the date the TrueReturn Accumulation Benefit Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two “Guarantee Options,” Guarantee Option 1 and Guarantee Option 2. The Guarantee Option you select has specific investment requirements, which are described in the “Investment Requirements” section below and may depend upon the Rider Date. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.
The TrueReturn Accumulation Benefit Option may not be available in all states. We may discontinue offering the TrueReturn Accumulation Benefit Option at any time.
Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account. You may transfer the excess amount out of the Fidelity® VIP Government Money Market - Service Class II Variable Sub-account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Accumulation Benefit Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Accumulation Benefit Option provides no additional benefit.
The “Accumulation Benefit” is equal to the Benefit Base multiplied by the AB Factor. The “AB Factor” is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

AB Factors
Rider Period (number of years)	Guarantee Option 1	Guarantee Option 2
8	100.0%	NA
9	112.5%	NA
10	125.0%	100.0%
11	137.5%	110.0%
12	150.0%	120.0%
13	162.5%	130.0%
14	175.0%	140.0%
15	187.5%	150.0%
16	200.0%	160.0%
17	212.5%	170.0%
18	225.0%	180.0%
19	237.5%	190.0%
20	250.0%	200.0%
The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.
Example 1: Guarantee Option 1

Guarantee Option:	1
Rider Period:	15
AB Factor:	187.5%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 187.5%
= $93,750
Example 2: Guarantee Option 2

Guarantee Option:	2
Rider Period:	15
AB Factor:	150.0%
Rider Date:	1/2/04
Rider Maturity Date:	1/2/19
Benefit Base on Rider Date:	$50,000
Benefit Base on rider Maturity Date:	$50,000

On the Rider Maturity Date (1/2/19):
Accumulation Benefit	= Benefit Base on Rider Maturity Date × AB Factor
= $50,000 × 150.0%
= $75,000
Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See “Investment Requirements” below for more information.

Benefit Base.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the “Benefit Base” is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

•
The Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

•	The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)	= the withdrawal amount;

(b)	= the Contract Value immediately prior to the withdrawal; and

(c)	= the Benefit Base immediately prior to the withdrawal.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.
The Benefit Base will never be less than zero.
Investment Requirements.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option (“Model Portfolio Option”) you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives.
We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will not apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.
If you have an outstanding loan balance, you may not elect the TrueReturn Option until the outstanding balance has been repaid. If you elect the TrueReturn Option, we will not make a policy loan to you until the TrueReturn Option matures or is cancelled.
When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a model portfolio option (“Model Portfolio Option”) available with the Guarantee Option you selected, as defined below; or

2)
to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest according to a Model Portfolio Option available for use with the Guarantee Option you selected; or

3)	to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalanceSM Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

Guarantee Option 1	Guarantee Option 2
* Model Portfolio Option 1 * TrueBalance Conservative Model Portfolio Option * TrueBalance Moderately Conservative Model Portfolio Option
* Model Portfolio Option 2
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.
Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option.
Model Portfolio Option 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
Effective May 1, 2005, certain Variable Sub-Accounts under Model Portfolio 1 have been reclassified into different asset categories. These changes apply to TrueReturn Accumulation Benefit Options effective both prior to and on or after May 1, 2005. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
0% Category D
Category A
Fidelity® VIP Government Money Market – Service Class 2 Sub-Account
Category B
Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account
MFS High Yield Portfolio – Service Class Sub-Account
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return - Administrative Shares Sub-Account(5)
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account, (formerly UIF U.S. Real Estate, Class II Sub-Account)(8) (14)
Invesco V.I. Government Securities Fund, Series II Sub-Account
Category C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account(2)
Invesco V.I. Core Equity Fund – Series II Sub-Account (9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account(7)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account
Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account(10)
Janus Aspen Series Forty Portfolio – Service Shares Sub-Account (10)
Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(6) (10)
Janus Aspen Series Balanced Portfolio – Service Shares Sub-Account (10)
ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account
MFS® Investors Trust Series – Service Class Sub-Account
MFS® Total Return Series – Service Class Sub-Account
MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account(4)
MFS® Value Series – Service Class Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Class Shares Sub-Account(1)
Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account
Guggenheim VIF Long Short Equity Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1)
Invesco V.I. American Franchise Fund – Series II Sub-Account
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio – Class S Sub-Account
Alger Mid Cap Growth Portfolio – Class S Sub-Account(3)
Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account
MFS® New Discovery Series – Service Class Sub-Account
Oppenheimer Global Fund/VA – Service Shares Sub-Account
Morgan Stanley VIF Growth Portfolio, Class II Sub-Account (formerly, UIF Growth, Class II Sub-Account)(13)
VanEck VIP Emerging Markets Fund Sub-Account(11)
VanEck VIP Global Hard Assets Fund Sub-Account(12)
Invesco V.I. Mid Cap Growth Fund – Series II Sub-Account

1)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Service Shares Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

2)
Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

3)
Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

4)
On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

5)
Effective May 1, 2015, PIMCO Total Return - Administrative Shares Sub-Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

6)
Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

7)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

8)
Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

9)
Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

10)
On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to "Janus Aspen Series" or "Janus Aspen Series Perkins" in the portfolios' names will change to "Janus Henderson."

11)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

12)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

13)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

14)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II
Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

Model Portfolio Option 2.
The investment requirements under Model Portfolio Option 2 depend on the effective date of your TrueReturn Accumulation Benefit Option.
Rider Date prior to May 1, 2005
If your TrueReturn Accumulation Benefit Option Rider Date is prior to May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in the table below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.
The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005) and the Variable Sub-Accounts available under each category:

Model Portfolio Option 2
(Rider Date Prior to May 1, 2005)
10% Category A
20% Category B
50% Category C
20% Category D
Category A
Fidelity® VIP Government Money Market – Service Class 2 Sub-Account
Category B
Fidelity® VIP Investment Grade Bond – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account
MFS® High Yield Portfolio– Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(13)
PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return - Administrative Shares Sub Account(4)
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(7) (15)
Invesco V.I. Government Securities Fund, Series II Sub-Account
Category C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account (9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account(6)
Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager(SM)Portfolio – Service Class 2 Sub-Account
Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(5)(10)
Janus Aspen Series Balanced Portfolio– Service Shares Sub-Account (10)
ClearBridge Variable Large Cap Value Portfolio – Class I Sub-Account
MFS® Investors Trust Series– Service Class Sub-Account
MFS® Total Return Series – Service Class Sub-Account

MFS® Value Series – Service Class Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account(1)
T. Rowe Price Equity Income Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Category D
Invesco V.I. American Franchise Fund – Series II Sub-Account
Invesco V.I. Core Equity – Series II Sub-Account (8)
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio– Class S Sub-Account
Alger Mid Cap Growth Portfolio – Class S Sub-Account(2)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account
Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account (10)
Janus Aspen Series Forty Portfolio– Service Shares Sub-Account (10)
MFS® New Discovery Series– Service Class Sub-Account
MFS® Massachusetts Investors Growth Stock Portfolio– Service Class Sub-Account(3)
Oppenheimer Global Fund/VA – Service Shares
Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account
Guggenheim VIF Long Short Equity Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Morgan Stanley VIF Growth Portfolio, Class II Sub-Account (formerly UIF Growth, Class II Sub-Account)(14)
VanEck VIP Emerging Markets Sub-Account(11)
VanEck VIP Global Hard Assets Sub-Account(12)
Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

1)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Class 2 Shares Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

2)
Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

3)
On or about March 27, 2015, the MFS ® Massachusetts Investors Growth Stock Portfolio – Service Class, a portfolio of MFS ® Variable Insurance Trust II, acquired the MFS ® Investors Growth Stock Series – Service Class, a series of MFS ® Variable Insurance Trust.

4)
Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

5)
Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. .

6)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

7)
Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

8)
Effective December 23, 2016, the Invesco V.I. Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

9)
Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

10)
On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to "Janus Aspen Series" or "Janus Aspen Series Perkins" in the portfolios' names will change to "Janus Henderson."

11)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

12)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

13)	Effective May 1, 2016, the MFS ® High Yield Series, sub-account changed its name to the MFS ® High Yield Portfolio.

14)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

15)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II
Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to May 1, 2005). We will use the percentage allocations as of your most recent instructions.
Rider Date on or after May 1, 2005
If your TrueReturn Accumulation Benefit Option Rider Date is on or after May 1, 2005, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2 under Guarantee Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts, however, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after May 1, 2005):

Model Portfolio Option 2
(Rider Date on or after May 1, 2005)
Available
Invesco V.I. Value Opportunities Fund – Series II Sub-Account(2)
Invesco V.I. Core Equity – Series II Sub-Account(9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account (7)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (formerly, Fidelity® VIP Money Market – Service Class 2 Sub-Account)
Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account(10)
Janus Aspen Series Forty Portfolio– Service Shares Sub-Account(10)
Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(5) (10)
Janus Aspen Series Balanced Portfolio– Service Shares Sub-Account(10)
Western Asset Variable Global High Yield Bond – Class II Sub-Account
ClearBridge Variable Large Cap Value Portfolio– Class I Sub-Account
MFS® Investors Trust Series– Service Class Sub-Account
MFS® High Yield Portfolio– Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(13)
MFS® MA Investors Growth Stock Series – Service Class Sub-Account(4)
MFS® Total Return Series – Service Class Sub-Account
MFS® Value Series– Service Class Sub-Account
PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub Account(6)
Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account(1)
Oppenheimer Main Street Small Cap Fund – Class 2 Shares
Guggenheim VIF Long Short Equity Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio– II Sub-Account
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(8)(14)
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Invesco V.I. Government Securities Fund, Series II Sub-Account
Model Portfolio Option 2
(Rider Date on or after May 1, 2005)
Excluded
Invesco V.I. American Franchise Fund – Series II Sub-Account
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio – Class S Sub-Account
Alger Mid Cap Growth Portfolio– Class S Sub-Account (3)
Fidelity® VIP Growth Portfolio– Service Class 2 Sub-Account
MFS® New Discovery – Service Class Sub-Account
Oppenheimer Global Fund/VA – Service Shares Sub-Account
Morgan Stanley VIF U.S. Real Estate Portfolio, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(8)(14)
VanEck VIP Emerging Markets Sub-Account (11)
VanEck VIP Global Hard Assets Sub-Account (12)
Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

(1)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth/VA – Class 2 Shares Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)
Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)
Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)
On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)
Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)
Effective May 1, 2015, PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(7)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)
Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)
Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)
On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to "Janus Aspen Series" or "Janus Aspen Series Perkins" in the portfolios' names will change to "Janus Henderson."

(11)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

(12)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

(13)	Effective May 1, 2016, the MFS ® High Yield Series. sub-account changed its name to the MFS ® High Yield Portfolio.

(14)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II
TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.
Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.
Cancellation of the TrueReturn Option.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.
Death of Owner or Annuitant.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision as described in the “Death Benefit Payments” section of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the TrueReturn Accumulation Benefit Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the TrueReturn Accumulation Benefit Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.
Rider Trade-In Option.
We offer a “Rider Trade-In Option” that allows you to cancel your TrueReturn Accumulation Benefit Option and immediately add a new TrueReturn Accumulation Benefit Option (“New Option”), provided all of the following conditions are met:

•	The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date.

•
The New Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be a TrueReturn Accumulation Benefit Option that we make available for use with the Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Accumulation Benefit Option:

•	the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in;

•	the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

•	the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

•	the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

•	any waiting period for canceling the New Option will start again on the new Rider Date;

•	any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

•	the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.
Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Accumulation Benefit Option Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Accumulation Benefit Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have the SureIncome Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Accumulation Benefit Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Accumulation Benefit Option that was added to your Contract prior to the implementation date of the change.

•
The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Accumulation Benefit Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.

•	The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.
You should consult with your sales representative before trading in your TrueReturn Accumulation Benefit Option.
Termination of the TrueReturn Option.
The TrueReturn Option will terminate on the earliest of the following to occur:

•	on the Rider Maturity Date;

•	on the Payout Start Date;

•	on the date your Contract is terminated;

•	on the date the Option is cancelled;

•	on the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	on the date the Option is replaced with a New Option under the Rider Trade-In Option.
We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option, which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).
The SureIncome Option guarantees an amount up to the “Benefit Payment Remaining” which will be available for withdrawal from the Contract each “Benefit Year” until the “Benefit Base” (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the “Withdrawal Benefit Payout Phase”.

For purposes of the SureIncome Option, “withdrawal” means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.
The “Rider Date” is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.
The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you try to add the SureIncome Option. You may have only one SureIncome Option in effect on your Contract at one time. You may only have either the TrueReturn Accumulation Benefit Option, or the SureIncome Option in effect on your Contract at the same time. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the “Rider Application Date”) (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.
The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.
Withdrawal Benefit Factor
The “Withdrawal Benefit Factor” is used to determine the “Benefit Payment” and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.
Benefit Payment and Benefit Payment Remaining
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.
At the beginning of each Benefit Year, the Benefit Payment Remaining is equal to the Benefit Payment.
During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.
On the Rider Date, the Benefit Payment is equal to the greater of:

•	The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

•
The value of the Benefit Payment of the previous Withdrawal Benefit Option (attached to your Contract) that is being terminated under a rider trade-in option (see “Rider Trade-In Option” below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

•	The Benefit Payment immediately prior to the withdrawal; or

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.
At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected.

We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements, which may result in a withdrawal greater than the Benefit Payment Remaining.
Benefit Base
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and decreased by withdrawals as follows:

•	If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

•	If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

•	The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

•	The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.
The Benefit Base may also be reduced in other situations as detailed in the “Owner and Assignment of Payments or Interest” section below.
If the Benefit Base is reduced to zero, this SureIncome Option will terminate.
For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix G.
Contract Owner and Assignment of Payments or Interest
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.
Contract Value
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.
Withdrawal Benefit Payout Phase
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

•	The “Withdrawal Benefit Payout Start Date” is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

•	No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

•
The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

•
During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Code Section 408(b) or a Tax Sheltered Annuity as defined under Code Section 403(b), the period certain cannot exceed that which is required by Code Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

•
If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

•	If the Contract Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

•	Once all scheduled payments have been paid, the Contract will terminate.
Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.
EXAMPLE
Beginning of Benefit Year 1*
Contract Value = $100,000
Benefit Base = $100,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000
In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year 1. If a withdrawal of $6,000 is taken then the following values would apply:
Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)
Benefit Base = $94,000
Benefit Payment = $8,000
Benefit Payment Remaining = $2,000
Beginning of Benefit Year 2
Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)
Benefit Base = $94,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000 (resets at the beginning of each Benefit Year)
In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.
* This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.
Investment Requirements
If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your currently selected Model Portfolio Option and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future, including specific model portfolio options (“Model Portfolio Options”) as described below, available only to certain Withdrawal Benefit Factors.
When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1)	to a Model Portfolio Option available as described below;

2)	to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and interest to the Variable Sub-Accounts; or

3)	to a combination of (1) and (2) above.
For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information.
On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalanceSM Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

*Model Portfolio Option 1
*TrueBalance Conservative Model Portfolio Option
*TrueBalance Moderately Conservative Model Portfolio Option
*TrueBalance Moderate Model Portfolio Option
*TrueBalance Moderately Aggressive Model Portfolio Option
*TrueBalance Aggressive Model Portfolio Option
You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the “Dollar Cost Averaging Fixed Account Option” section of this prospectus for more information. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections.
Any subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment, unless you request that the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.
Model Portfolio Option 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, you currently may allocate up to 100% of your Contract Value in any manner you choose to the Available Variable Sub-Accounts shown in the table below. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows:

Available
Invesco V.I. Value Opportunities Fund – Series II Sub-Account(2)
Invesco V.I. Core Equity Fund – Series II Sub-Account(9)
Invesco V.I. Mid Cap Core Equity Fund – Series II Sub-Account(7)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account (formerly, Fidelity® VIP Money Market – Service Class 2 Sub-Account)
Janus Aspen Series Overseas Portfolio – Service Shares Sub-Account (11)
Janus Aspen Series Forty Portfolio – Service Shares Sub-Account (11)
Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares Sub-Account(5)(11)
Janus Aspen Series Balanced Portfolio – Service Shares Sub-Account (11)
Western Asset Variable Global High Yield Bond – Class II Sub-Account
ClearBridge Variable Large Cap Value – Class I Sub-Account
MFS® Investors Trust Series – Service Class Sub-Account
MFS® High Yield Portfolio- Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(14)
MFS® Massachusetts Investors Growth Stock Portfolio – Service Class Sub-Account(4)
MFS® Total Return Series – Service Class Sub-Account
MFS® Value Series– Service Class Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA – Service Shares Sub-Account(1)
Oppenheimer Main Street Small Cap Fund – Class 2 Shares Sub-Account
PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub Account(10)
Guggenheim VIF Long Short Equity Fund Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Morgan Stanley VIF U.S. Real Estate, Class II Sub-Account (formerly UIF U.S. Real Estate, Class II Sub-Account)(8) (16)
Invesco V.I. Growth and Income Fund, Series II Sub-Account
Invesco V.I. Government Securities Fund, Series II Sub-Account
Excluded
Invesco V.I. American Franchise Fund– Series II Sub-Account
Alger Large Cap Growth Portfolio – Class S Sub-Account
Alger Capital Appreciation Portfolio – Class S Sub-Account
Alger Mid Cap Growth Portfolio – Class S Sub-Account(3)
Fidelity® VIP Growth Portfolio – Service Class 2 Sub-Account
MFS® New Discovery Series – Service Class Sub-Account
Oppenheimer Global Fund/VA – Service Shares
Morgan Stanley VIF Growth Portfolio - Class II Sub-Account (formerly UIF Growth, Class II Sub-Account)(15)
VanEck VIP Emerging Markets Fund - Initial Class Sub-Account(12)
VanEck VIP Global Hard Assets Fund - Initial Class Sub-Account(13)
Invesco V.I. Mid Cap Growth Fund, Series II Sub-Account

(1)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)
Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)
Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)
On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)
Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)
Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(7)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)
Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)
Effective December 23, 2016, the Invesco V.I. Core Equity Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(10)
Effective May 1, 2015, PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(11)
On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to "Janus Aspen Series" or "Janus Aspen Series Perkins" in the portfolios' names will change to "Janus Henderson."

(12)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

(13)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

(14)	Effective May 1, 2016, the MFS® High Yield Series. sub-account changed its name to the MFS® High Yield Portfolio.

(15)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

(16)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II
TrueBalanceSM Model Portfolio Options.
If you choose one of the TrueBalanceSM Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalanceSM Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the “TrueBalanceSM Asset Allocation Program” section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.
Cancellation of the SureIncome Option
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.
Rider Trade-In Option
We offer a “Rider Trade-In Option” that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option (“New SureIncome Option”). We may also offer other Options (“Other New Options”) under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion.
This Rider Trade-in Option is available provided all of the following conditions are met:

•
The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

•	The New Option will be made a part of your Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

•	The New Option must be an Option that we make available for use with this Rider Trade-In Option.

•	The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.
If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.
You should consult with your sales representative before trading in your SureIncome Option.
Death of Owner or Annuitant.
If the Contract Owner dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner provision of your Contract, as described in the “Death Benefit Payments” section of this prospectus, then the SureIncome Option will continue, unless the new Contract Owner elects to cancel this Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.
If an Annuitant dies before the Payout Start Date, and the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, the SureIncome Option will remain in effect until terminated. If the Contract is not continued under Category 1, then the SureIncome Option will terminate on the date we receive a complete request for settlement of the Death Proceeds.
Termination of the SureIncome Option
This SureIncome Option will terminate on the earliest of the following to occur:

•	The Benefit Base is reduced to zero;

•	On the Payout Start Date (except if the Contract enters the Withdrawal Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

•	On the date the Contract is terminated;

•	On the date the SureIncome Option is cancelled;

•	On the date we receive a Complete Request for Settlement of the Death Proceeds; or

•	On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.

Investment Alternatives: The Variable Sub-accounts

You may allocate your purchase payments to various Variable Sub-accounts. Each Variable Sub-account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.
For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.
The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.
You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 800-457-7617.

Portfolio	Investment Objective	Investment Adviser
The Alger Portfolios
Alger Large Cap Growth Portfolio – Class S	Long-term capital appreciation	Fred Alger Management, Inc.
Alger Capital Appreciation Portfolio – Class S	Long-term capital appreciation
Alger Mid Cap Growth Portfolio – Class S(3)	Long-term capital appreciation
Fidelity® Variable Insurance Products

Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2	High total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.	Fidelity® Management & Research Company
Fidelity® VIP Contrafund® Portfolio – Service Class 2	Long-term capital appreciation
Fidelity® VIP Equity-Income Portfolio – Service Class 2
Reasonable income. The fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the Standard & Poor’s 500(SM) Index (S&P 500®).

Fidelity® VIP Growth Portfolio – Service Class 2	To achieve capital appreciation
Fidelity® VIP Index 500 Portfolio – Service Class 2	Investment results that correspond to the total return of common stocks publicly traded in the United States as represented by the Standard & Poor’s 500(SM) Index (S&P 500®)
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2	As high a level of current income as is consistent with the preservation of capital
Fidelity® VIP Government Money Market Portfolio – Service Class 2 (formerly, Fidelity® VIP Money Market Portfolio – Service Class 2) (14)	As high a level of current income as is consistent with preservation of capital and liquidity.
Fidelity® VIP Overseas Portfolio – Service Class 2	Long-term growth of capital
Goldman Sachs Variable Insurance Trust
Goldman Sachs VIT Mid Cap Value Fund - Institutional	Long-term capital appreciation	Goldman Sachs Asset Management, L. P.
AIM Variable Insurance Funds
Invesco V.I. Value Opportunities Fund – Series II(2)	Long-term growth of capital	Invesco Advisers, Inc.
Invesco V.I. American Franchise Fund – Series II	Capital Growth
Invesco V.I. Core Equity Fund – Series II (11)	Long-term growth of capital
Invesco V.I. Mid Cap Core Equity Fund – Series II(7)	Long-term growth of capital
Invesco V.I. Mid Cap Growth Fund, Series II	To seek capital growth
Invesco V.I. Government Securities, Series II	Total return, comprised of current income and capital appreciation
Invesco V.I. Growth and Income Portfolio, Series II	Long-term growth of capital and income.

Janus Aspen Series
Janus Aspen Series Balanced Portfolio – Service Shares (12)	Long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Aspen Series Flexible Bond Portfolio – Institutional Shares(12)	To obtain maximum total return, consistent with preservation of capital.
Janus Aspen Series Overseas Portfolio – Service Shares(12)	Long-term growth of capital.
Janus Aspen Series Forty Portfolio – Service Shares(12)	Long-term growth of capital
Janus Aspen Series Perkins Mid Cap Value Portfolio – Service Shares(5)(12)	Capital appreciation.	Subadviser: Perkins Investment Management LLC
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Value Portfolio – Class I	Long-term growth of capital. Current income is a secondary objective
Legg Mason Partners Fund Advisor, LLC, adviser; ClearBridge Investments, LLC, sub-adviser. (Western Asset Management Company manages the portion of the fund's cash and short term investments allocated to it)

Legg Mason Partners Variable Income Trust
Western Asset Variable Global High Yield Bond Portfolio – Class II	Maximize total return	Legg Mason Partners Fund Adviser, LLC; Western Asset Management Company, Western Asset Management Company Limited & Western Asset Management Company Pte. Ltd., sub-advisers.
MFS® Variable Insurance Trust®
MFS® High Yield Portfolio - Service Class (formerly MFS® High Yield Series - Service Class) (13)	Total return with an emphasis on high current income, but also considering capital appreciation	MFS® Investment Management
MFS® Investors Trust Series - Service Class	Capital appreciation
MFS® New Discovery Series - Service Class	Capital appreciation
MFS® Total Return Series - Service Class	Total return
MFS® Value Series - Service Class	Capital appreciation
MFS® Variable Insurance Trust II
MFS® MA Investors Growth Stock Portfolio – Service Class Sub-Account(4)	Capital appreciation
Morgan Stanley Variable Insurance Funds, Inc.
Morgan Stanley VIF Growth Portfolio - Class II (formerly UIF Growth Portfolio, Class II)(15)	The Portfolio seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies.	Morgan Stanley Investment Management Inc.
Morgan Stanley VIF U.S. Real Estate Portfolio - Class II (formerly UIF U.S. Real Estate Portfolio, Class II)(8)(16)
The Portfolio seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

Oppenheimer Variable Account Funds
Oppenheimer Global Fund/VA – Class 2 Shares	Capital appreciation	Oppenheimer Funds, Inc.
Oppenheimer Main Street Small Cap Fund®/VA – Class 2 Shares	Capital appreciation.
Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares(1)	Capital appreciation.
PIMCO Variable Insurance Trust
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) – Administrative Shares	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC
PIMCO Real Return Portfolio – Administrative Shares	The Portfolio seeks maximum real return, consistent with preservation of real capital and prudent investment management.
PIMCO Total Return Portfolio – Administrative Shares (6)	The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.
The Rydex Variable Trust
Guggenheim VIF Long Short Equity Fund	Long-term capital appreciation.	Guggenheim Investments

T. Rowe Price Equity Series, Inc.
T. Rowe Price Blue Chip Growth Portfolio – II	The fund seeks to provide long-term capital growth. Income is a secondary objective.	T. Rowe Price Associates, Inc.
T. Rowe Price Equity Income Portfolio – II	The fund seeks a high level of dividend income and long-term capital growth primarily through investments in stocks.
VanEck VIP Trust
VanEck VIP Emerging Markets Fund - Initial Class (9)	Seeks long-term capital appreciation by investing primarily in equity securities in emerging markets around the world.	VanEck Associates Corporation
VanEck VIP Global Hard Assets Fund Initial Class(10)	Seeks long-term capital appreciation by investing primarily in hard asset securities. Income is a secondary consideration.

(1)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA – Class 2 Shares Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)
Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series II Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.

(3)
Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class S Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.

(4)
On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(5)
Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)
Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2017.

(7)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)
Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(9)	Effective May 1, 2016, the Van Eck VIP Emerging Markets Fund, sub-account changed its name to the VanEck VIP Emerging Markets Fund.

(10)	Effective May 1, 2016, the Van Eck VIP Global Hard Assets Fund, sub-account changed its name to the VanEck VIP Global Hard Assets Fund.

(11)
Effective December 23, 2016, the Invesco V.I. Core Equity Fund - Series I and Series II sub-accounts were was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(12)
On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to “Janus Aspen Series” or “Janus Aspen Series Perkins” in the portfolios’ names will change to “Janus Henderson.”

(13)	Effective May 1, 2016, the MFS® High Yield Series, Service Class sub-account changed its name to the MFS® High Yield Portfolio, Service Class.

(14)
Effective September 23, 2016, the PIMCO Money Market Portfolio - Administrative Shares sub-account was liquidated and any contract value remaining in the sub-account was transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2.

(15)	Effective May 1, 2017, the UIF Growth Portfolio - Class II, sub-account changed its name to the Morgan Stanley Variable Insurance Fund Inc. Growth Portfolio - Class II

(16)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II
Amounts you allocate to Variable Sub-accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.
TRUEBALANCESM ASSET ALLOCATION PROGRAM
The TrueBalance asset allocation program (“TrueBalance program”) is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.
There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.
Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.
Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.
Lincoln Benefit and the principal underwriter of the Contracts, Allstate Distributors, L.L.C., Inc., do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.
Lincoln Benefit retained an independent investment management firm (“investment management firm”) to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Lincoln Benefit’s Contract Owners. Neither Lincoln Benefit nor the investment management firm is acting for any Contract Owner as a “fiduciary” or as an “investment manager,” as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).
The investment management firm does not take into account any information about any Contract Owner or any Contract Owner’s assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Lincoln Benefit nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners’ purposes.
Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that considers the investment goals of the applicable investment style. On the business day we accept your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.
We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.
Lincoln Benefit may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Lincoln Benefit will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your registered representative or the selling broker-dealer will notify you of any new or revised TrueBalance model portfolios that may be made available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio to the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.
You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select only a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.
Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.
Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.
You may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.
If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the TrueReturn Accumulation Benefit Option. Any increase will be allocated to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio.
If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.
Your participation in the TrueBalance program is subject to the program’s terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.
Investment Alternatives: The Fixed Account Options

You may allocate all or a portion of your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Lincoln Benefit may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.
DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option (“DCA Fixed Account Option”) is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described in the “Dollar Cost Averaging Program” section of this prospectus.
This option allows you to allocate purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.
At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term “Transfer Period Account” to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.
Your purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the 25th day after you establish a Transfer Period Account and monthly thereafter. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the money market Variable Sub-account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account in this manner may not be consistent with the theory of dollar cost averaging as described in the “Dollar Cost Averaging Program” section of this prospectus.
If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Fidelity® VIP Government Money Market Portfolio - Service Class 2 Sub-Account unless you request a different investment alternative.
If you have a TrueReturn Option or SureIncome Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.
The DCA Fixed Account Option currently is not available if you have selected the Consultant Solutions Select Contract.
The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.
STANDARD FIXED ACCOUNT OPTION
If you have selected the Consultant Solutions Classic Contract, you may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a “Guarantee Period Account” within the Standard Fixed Account Option (“Standard Fixed Guarantee Period Account”), which is defined by the date of the allocation. You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.
The Standard Fixed Account Option is not available in all states.
At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. We currently offer Standard Fixed Guarantee Periods of 1 year in length for Consultant Solutions Classic. For Consultant Solutions Plus, Select and Elite Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.
Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.
The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.
In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date (“30-Day Window”), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.
Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.
At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option; or

•	transfer all or part of the money from the Standard Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Standard Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

•	you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

•	you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.
The Standard Fixed Account Option currently is available only with the Consultant Solutions Classic Contract.
MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option (“Market Value Adjusted Fixed Guarantee Period Account”), which is defined by the date of the allocation and the length of the initial interest rate guarantee period (“Market Value Adjusted Fixed Guarantee Period”). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.
At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option. We currently offer Market Value Adjusted Fixed Guarantee Periods of 1, 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.
The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.
Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires (“30-Day MVA Window”). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.
We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15 (“Treasury Rate”) to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.
Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.
For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Consultant Solutions Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.
The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.
At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account (“New Account Start Date.”) If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to establish a new Guarantee Period Account within the Market Value Adjusted Fixed Account Option; or

•	transfer all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account to other investment alternatives available at the time; or

•	withdraw all or part of the money from the Market Value Adjusted Fixed Guarantee Period Account. Withdrawal charges and taxes may apply.
The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.
Investment Alternatives: Transfers

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.
You may make up to 12 transfers per Contract Year without charge. Currently, a transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Accumulation Benefit Option or SureIncome Option to your Contract, certain restrictions on transfers apply. See the “TrueReturn Accumulation Benefit Option” and “SureIncome Withdrawal Benefit Option” sections of this prospectus for more information. In any event, the transfer fee will never be greater than $25.
The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See “Standard Fixed Account Option”. The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.
We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.
For Consultant Solutions Select Contracts, the maximum amount that may be allocated during any single day to certain selected funds by telephone, fax, Internet, overnight or express mail services, same day messenger, or in person is $25,000. All trades exceeding this daily limit must be made by first class US Mail. The funds currently affected by this restriction are:

Fidelity® VIP Overseas – Service Class 2 Sub-Account
Janus Aspen Series Overseas – Service Shares Sub-Account
Oppenheimer Global Fund/VA – Service Shares Sub-Account
VanEck VIP Emerging Markets Fund - Initial Class Sub-Account
Western Asset Variable Global High Yield Bond Portfolio – Class II Sub-Account
We reserve the right to waive any transfer restrictions.
TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.
TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.
We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.
We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.
MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.
We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.
While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

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we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

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we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

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the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

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whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.
We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.
If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).
In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.
SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.
DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.
We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.
By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program. Call or write us for instructions on how to enroll.
AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.
We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.
Example:
Assume that you want your initial purchase payment split among 2 Variable Sub-accounts. You want 40% to be in the PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account Variable Sub-account and 60% to be in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account Variable Sub-account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account Variable Sub-account for the appropriate Contract(s) and use the money to buy more units in the Fidelity® VIP Index 500 – Service Class 2 Sub-Account Variable Sub-account so that the percentage allocations would again be 40% and 60% respectively.
The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.
Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.
Expenses

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.
CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $40 contract maintenance charge from your assets invested in the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account ($30 if the Contract value is equal to or greater than $2,000.) If there are insufficient assets in that Variable Sub-account, we will deduct the balance of the charge proportionally from the other Variable Sub-accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.
The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge for a Contract Anniversary if, on that date:

•	your Contract Value is equal to or greater than $50,000; or

•	your entire Contract Value is allocated to the Fixed Account Options or, after the Payout Start Date, if all income payments are fixed income payments.
We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.
ADMINISTRATIVE EXPENSE CHARGE
We currently deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.25%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.
MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

Consultant Solutions Classic	1.25%
Consultant Solutions Plus	1.45%
Consultant Solutions Elite	1.60%
Consultant Solutions Select	1.70%
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Consultant Solutions Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.
You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

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MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

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Annual Increase Death Benefit Option: The current mortality and expense risk charge for this option is 0.30%. This charge may be increased, but will never exceed 0.50%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

•	Enhanced Earnings Death Benefit Option: The current mortality and expense risk charge for this option is:

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0.25% (maximum of 0.35%) if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; or

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0.40% (maximum of 0.50%) if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

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The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the charge will be based on the age of the new Contract Owner at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

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Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk for this option after you have added it to your Contract. This option may be added to your Contract on the Payout Start Date. The charge will be deducted only during the Payout Phase.
TRUERETURN ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Accumulation Benefit Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Accumulation Benefit Option at the time of trade-in.
The Rider Fee is deducted only from the Variable Sub-account(s) on a pro rata basis in the proportion that your value in each Variable Sub-account bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account. If you terminate the Option, or terminate the Contract by a total withdrawal, prior to the Rider Maturity Date on a date other than the Contract Anniversary, we will deduct a Rider Fee that is prorated based on the number of full months between the Contract Anniversary immediately prior to the termination and the date of the termination. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the “TrueReturn Accumulation Benefit Option” section of this prospectus for more information.
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE
We charge a separate annual Rider Fee for the Spousal Protection Benefit (Co-Annuitant) Option. The current annual Rider Fee is 0.10% of the Contract Value. This fee applies to Options added on or after May 1, 2005. For Options added prior to May 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary and in certain circumstances on the date you terminate the Option. We reserve the right to increase the annual Rider Fee on newly issued Options to up to 0.15% of the Contract Value. We also reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options we offer in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.
The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary while the Rider is in force.
For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary.
If the Rider is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months this Option was in effect.
SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the SureIncome Option (“SureIncome Option Fee” or “Rider Fee”). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We also reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. However, once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Option. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.
The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary the SureIncome Option is in force.
For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.
If the SureIncome Option is terminated for any reason on a Contract Anniversary, we will deduct a full Rider Fee. If the SureIncome Option is terminated on a date other than a Contract Anniversary, we will deduct a pro rata Rider Fee, except we will not charge any Rider Fee if the SureIncome Option is terminated on the Payout Start Date or due to the death of the Contract Owner or Annuitant. If we charge a Rider Fee on the termination of the SureIncome Option, the Rider Fee will be reduced pro rata, so that you are only charged for the number of full months the SureIncome Option was in effect.
TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. In any event, the transfer fee will never be greater than $25. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.
WITHDRAWAL CHARGE
For all of the contracts except the Consultant Solutions Select, we may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears in the “Expense Tables” section of this prospectus. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.
Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.
Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to the “Market Value Adjusted Fixed Account Option” section of this prospectus for more information on market value adjustments.
FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Consultant Solutions Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.
Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.
You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.
For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1)	Purchase payments that no longer are subject to withdrawal charges;

2)	Free Withdrawal Amount (if available);

3)	Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4)	Any earnings not previously withdrawn.
However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.
If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

•	The Free Withdrawal Amount described above; or

•	Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1)	Earnings not previously withdrawn;

2)	Purchase payments that are no longer subject to withdrawal charges;

3)	Free Withdrawal Amount in excess of earnings;

4)	Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.
If you have selected the Consultant Solutions Select Contract, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.
All Contracts
We do not apply a withdrawal charge in the following situations:

•	the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

•	withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

•	withdrawals that qualify for one of the waivers described below.
We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Consultant Solutions Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.
Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.
Confinement Waiver. We will waive the withdrawal charge on all withdrawals taken under your Contract if the following conditions are satisfied:

1.
you, or, if the Contract Owner is not a living person, the Annuitant, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must first enter the long term care facility or hospital at least 30 days after the Issue Date,

2.	we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant’s stay at the long term care facility or hospital, and

3.	Due proof of confinement is received by us prior to or at the time of, a request for a withdrawal.
“Due Proof” includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.
Terminal Illness Waiver.    We will waive the withdrawal charge on all withdrawals under your Contract if:

1.	you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2.	you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.
“Due Proof” includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.
Unemployment Waiver.    We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1.	you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2.	you or the Annuitant receive unemployment compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3.
you or the Annuitant claim this benefit within 180 days of your or the Annuitant’s initial receipt of unemployment compensation, and we receive due proof that you are or have been unemployed and that unemployment compensation has been received for at least thirty consecutive days prior to or at the time of the request for withdrawal.

“Unemployment Compensation” means unemployment compensation received from a unit of state or federal government in the U.S. “Due Proof” includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.
You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.
These waivers do not apply under the Consultant Solutions Select.
Please refer to your Contract for more detailed information about the terms and conditions of these waivers.
The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.
PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 3.5%, depending on the state.
At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.
DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES
We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We will pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the Tax Charge you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the Tax Charge you pay under the contract.

Our status under the Code is briefly described in the “Taxes” section of this prospectus.
OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see the “Expense Tables” section of this prospectus. We receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative services we provide to the Portfolios. We collect this compensation under agreement between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.
Access to Your Money

WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See the “Income Plans” section of this prospectus.
The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.
In general, you must withdraw at least $50 at a time.
Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See the “Standard Fixed Account Option” section of this prospectus.
Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See “SureIncome Withdrawal Benefit Option” for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.
WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.
POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.	The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.	An emergency exists as defined by the SEC, or

3.	The SEC permits delay for your protection.
We may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.
SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 800-457-7617 for more information.
Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.
We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.
MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by any applicable Market Value Adjustment and less applicable taxes, to an Income Plan. The first income payment may occur no sooner than 30 days after the Issue Date. The Payout Start Date must occur on or before the later of:

•	the youngest Annuitant’s 99th birthday, or

•	the 10th Contract Anniversary.
You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.
INCOME PLANS
An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under “Income Protection Benefit Option,” below.
If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. On the Payout Start Date, the portion of the Contract Value in any Fixed Account Option, adjusted by any applicable Market Value Adjustment and less any applicable taxes, will be used to derive fixed income payments; the portion of the Contract Value in any Variable Sub-account, less any applicable taxes, will be used to derive variable income payments.
If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the “Beneficiary” section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

•	fixed income payments;

•	variable income payments; or

•	a combination of the two.
Partial annuitizations are not allowed. Your total Contract Value, adjusted by any applicable Market Value Adjustment, and less any applicable taxes, must be applied to your Income Plan(s) on the Payout Start Date.
A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the “basis”. Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.
The seven Income Plans are:
Income Plan 1 – Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed (“Guaranteed Payment Period”) may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.
Income Plan 2 – Joint and Survivor Life Income with Guaranteed Number of Payments.    Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.
Income Plan 3 – Guaranteed Number of Payments.    Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant’s life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See “Modifying Payments” and “Payout Withdrawals” below for more details.
Income Plan 4 – Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.
Income Plan 5 – Joint Life Income with Cash Refund.    Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.
Income Plan 6 – Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.
Income Plan 7 – Joint Life Income with Installment Refund.    Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.
If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.
The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.
Modifying Payments
After the Payout Start Date, you may make the following changes under Income Plan 3:

•
You may request to modify the length of the Guaranteed Payment Period. Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

•
You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Contracts. In order to satisfy required minimum distributions (“RMD”) under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the

Guaranteed Payment Period cannot be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.
Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.
Payout Withdrawal
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value (“Withdrawal Value”), subject to a Payout Withdrawal Charge, by requesting a withdrawal (“Payout Withdrawal”) in writing. For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.
A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.
You must specify the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.
Payout Withdrawal Charge
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.
Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

	Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:	0	1	2	3	4	5	6	7	8+
Consultant Solutions Classic	7%	7%	6%	5%	4%	3%	2%	0%	0%
Consultant Solutions Plus	8.5%	8.5%	8.5%	7.5%	6.5%	5.5%	4%	2.5%	0%
Consultant Solutions Elite	7%	6%	5%	0%	0%	0%	0%	0%	0%
Consultant Solutions Select	None
Additional Information.    We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.
We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

•
terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

•	reduce the frequency of your payments so that each payment will be at least $20.
VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.
We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income

Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.
In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate (“AIR”, also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 3% AIR will automatically apply. We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.
Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.
You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.
INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

•	The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

•	You must choose Income Plan 1 or 2 and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

•	You may apply the Income Protection Benefit Option to more than one Income Plan.

•	The AIR must be 3% for the Income Plan(s) that you wish to apply this benefit to.

•	You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

•	You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

•	You may not convert variable income payments to fixed income payments.
If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value (“Income Protection Benefit”), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.
If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.
Investment Requirements.
If you add the Income Protection Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to the Income Protection Benefit Option if it was added to your Contract prior to the implementation date of the change, except for changes made due to a change in Variable Sub-accounts available under the Contract.
When you add the Income Protection Benefit Option to your Contract, you must allocate to a model portfolio option the entire portion of your Contract Value allocated to the Variable Sub-accounts.
We currently offer one Model Portfolio Option; however, we may add more Model Portfolio Options in the future. Transfers made for purposes of adhering to your Model Portfolio Option will not count towards the number of free transfers you may make each Contract Year.
The following table summarizes the Model Portfolio Option currently available for use with the Income Protection Benefit Option:

*	Model Portfolio Option 1
Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-account and return it to the percentage allocations for your Model Portfolio Option, using the percentage allocations as of your most recent instructions.
Model Portfolio Option 1
You must allocate a certain percentage of the portion of your Contract Value allocated to the Variable Sub-accounts into each of three asset categories. You may choose the Variable Sub-accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Options 1 and Variable Sub-accounts available under each category:

Model Portfolio Option 1
20% Category A
50% Category B
30% Category C
CATEGORY A
Fidelity® VIP Government Money Market Portfolio – Service Class 2 Sub-Account
Model Portfolio Option 1
CATEGORY B
Fidelity® VIP Investment Grade Bond Portfolio – Service Class 2 Sub-Account
Western Asset Variable Global High Yield Bond Portfolio– Class II Sub-Account
MFS® High Yield Portfolio- Service Class Sub-Account (formerly MFS® High Yield Series, Service Class Sub-Account)(9)
PIMCO Foreign Bond (U.S. Dollar-Hedged) – Administrative Shares Sub-Account
PIMCO Real Return – Administrative Shares Sub-Account
PIMCO Total Return – Administrative Shares Sub-Account
Morgan Stanley VIF U.S. Real Estate, Class II (formerly UIF U.S. Real Estate, Class II Sub-Account)6) (10)
Invesco V.I. Government Securities Fund, Series II Sub-Account
CATEGORY C
Invesco V.I. Value Opportunities Fund – Series II Sub-Account
Invesco V.I. Core Equity Fund– Series II Sub-Account(7)
Invesco V.I. Mid Cap Core Equity Fund– Series II Sub-Account(5)
Fidelity® VIP Contrafund® Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Equity-Income Portfolio – Service Class 2 Sub-Account
Fidelity® VIP Index 500 Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Overseas Portfolio– Service Class 2 Sub-Account
Fidelity® VIP Asset Manager(SM) Portfolio – Service Class 2 Sub-Account
Janus Aspen Series Overseas – Service Shares Sub-Account(8)
Janus Aspen Series Forty – Service Shares Sub-Account(8)
Janus Aspen Series Perkins Mid Cap Value – Service Shares Sub-Account(4)(8)
Janus Aspen Series Balanced – Service Shares Sub-Account(8)
ClearBridge Variable Large Cap Value – Class II Sub-Account
MFS® Investors Trust Portfolio – Service Class Sub-Account
MFS® MA Investors Growth Stock Portfolio – Service Class Sub-Account(2)
MFS® Total Return Portfolio – Service Class Sub-Account
MFS® Value Portfolio – Service Class Sub-Account
Oppenheimer Discovery Mid Cap Growth Fund/VA Service Shares Sub-Account(1)
Oppenheimer Main Street Small Cap Fund/VA – Service Shares Sub-Account
Guggenheim VIF Long Short Equity Fund Sub-Account
T. Rowe Price Equity Income Portfolio – II Sub-Account
T. Rowe Price Blue Chip Growth Portfolio – II Sub-Account
Invesco V.I. Growth and Income Fund, Series II Sub-Account

(1)
Effective as of August 30, 2010, the following Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date:

Oppenheimer Discovery Mid Cap Growth Fund/VA Service Shares Sub-Account
Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(2)
On or about March 27, 2015, the MFS® MA Investors Growth Stock Portfolio – Service Class, a portfolio of MFS® Variable Insurance Trust II, acquired the MFS® Investors Growth Stock Series – Service Class, a series of MFS® Variable Insurance Trust.

(3)
Effective May 1, 2015, the PIMCO Total Return – Administrative Shares Sub Account is closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter. An application is pending with the Securities and Exchange Commission requesting an order to allow Lincoln Benefit to remove the PIMCO Total Return Portfolio – Administrative Shares as an investment option under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares. Lincoln Benefit anticipates that, if such order is granted, the proposed substitution will occur during the second quarter of 2016.

(4)
Effective April 13, 2015, the Janus Aspen Series Perkins Mid Cap Value – Service Shares sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(5)
Effective September 1, 2015, the Invesco V.I. Mid Cap Core Equity Fund – Series II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(6)
Effective February 23, 2016, the UIF U.S. Real Estate Portfolio, Class II sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(7)
Effective December 23, 2016, the Invesco V.I. Core Equity – Series II Sub-Account sub-account was closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the closure date. Contract owners who have contract value invested in the variable sub-account as of the closure date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the closure date. Contract owners who do not have contract value invested in the variable sub-account as of the closure date will not be permitted to invest in the variable sub-account thereafter.

(8)	On or about June 2, 2017 and subject to certain shareholder and regulatory approvals, references to "Janus Aspen" in the portfolios' names will change to "Janus Henderson."

(9)	Effective May 1, 2016, the MFS® High Yield Series. sub-account changed its name to the MFS® High Yield Portfolio.

(10)	Effective May 1, 2017, the UIF U.S. Real Estate, Class II - Class II, sub-account changed its name to the Morgan Stanley VIF U.S. Real Estate Portfolio - Class II
FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.
We calculate the fixed income payments by:

•	adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

•	deducting any applicable taxes; and

•
applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.
CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts covered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

Death Benefits

DEATH PROCEEDS
Under certain conditions, described below, we will pay a death settlement (“Death Proceeds”) for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. The Death Proceeds will not exceed the Contract Value plus $1 million. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the “Payout Phase” section of your Contract. See the “Income Payments” section of this prospectus for more information.
We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a “Complete Request for Settlement,” a claim for distribution of the Death Proceeds must include “Due Proof of Death” in any of the following forms of documentation:

•	A certified copy of the death certificate;

•	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

•	Any other proof acceptable to us.
“Death Proceeds” are determined based on when we receive a Complete Request for Settlement:

•	If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the “Death Benefit.”

•
If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-accounts are subject to investment risk.
DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

•	MAV Death Benefit Option

•	Annual Increase Death Benefit Option

•	Enhanced Earnings Death Benefit Option
The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.
You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit options to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you want to add an option.
The “Death Benefit” is equal to the Enhanced Earnings Death Benefit (if selected) plus the greatest of:

•	The Contract Value;

•	The Settlement Value;

•	The ROP Death Benefit;

•	The MAV Death Benefit Option (if selected); or

•	The Annual Increase Death Benefit Option (if selected).
The “Settlement Value” is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The “ROP Death Benefit” is equal to the sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:
The sum of all purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.
Maximum Anniversary Value Death Benefit Option.
The MAV Death Benefit Option is available only if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see the “Death Proceeds” section above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

•	Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Consultant Solutions Plus Contracts).

•
Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

•
On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date through the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

•
The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and withdrawals); or

•	The date we next determine the Death Proceeds.
Annual Increase Death Benefit Option.
The Annual Increase Death Benefit Option is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.50%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.
On the date we issue the rider for this benefit (“Rider Date”), the Annual Increase Death Benefit is equal to the Contract Value. The Annual Increase Death Benefit, plus purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (may be 3% in certain states), subject to the “Cap” defined below. This accumulation will continue until the earlier of:

(a)
the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or Co-Annuitant, whichever occurs first, or, if the Contract is owned by a non-living person, the oldest Annuitant; or

(b)	the date we determine the Death Proceeds.

After the 5% interest accumulation (may be 3% in certain states) ends, the Annual Increase Death Benefit will continue to be increased by purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Annual Increase Death Benefit immediately prior to the withdrawal.
The Annual Increase Death Benefit Cap is equal to:

•	200% of the Contract Value as of the Rider Date; plus

•
200% of purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made in the 12-month period immediately prior to the death of a Contract Owner or the Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant; minus

•	Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.
If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is age 80 or younger on the date we determine the Death Proceeds, then the Annual Increase Death Benefit Option will continue. The amount of the Annual Increase Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (may be 3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

•
The first Contract Anniversary following the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant. (After the 80th birthday of either the oldest Contract Owner or the Co-Annuitant, whichever is earlier, or, if the Contract is owned by a non-living person, the oldest Annuitant, the Annual Increase Death Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Consultant Solutions Plus Contracts)); or

•	The date we next determine the Death Proceeds.
Enhanced Earnings Death Benefit Option.
The “Enhanced Earnings Death Benefit Option” is only available if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

•	0.25%, if the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date; and

•
0.40%, if the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Enhanced Earnings Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, at the time the Contract is continued.
If the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, are age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

•
100% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the date we issue the rider for this benefit (“Rider Date”) and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

•	40% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or, if older, the Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, is age 71 or older and age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit is equal to the lesser of:

•
50% of “In-Force Premium” (excluding purchase payments (and Credit Enhancements for Consultant Solutions Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of a Contract Owner or Co-Annuitant, or, if the Contract is owned by a non-living person, an Annuitant); or

•	25% of “In-Force Earnings”
calculated as of the date we determine the Death Proceeds.
In-Force Earnings are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.
In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all “Excess-of-Earnings Withdrawals” made after the Rider Date.
An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.
Refer to Appendix E for numerical examples that illustrate how the Enhanced Earnings Death Benefit Option is calculated.
If, upon death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and if the New Contract Owner is younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

•	The Rider Date will be changed to the date we determine the Death Proceeds;

•
The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments, including any associated credit enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

•
The Enhanced Earnings Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

•
The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest Contract Owner and Co-Annuitant, or, if the Contract is owned by a non-living person, the oldest Annuitant, as of the new Rider Date.

If the Contract Owner’s, Co-Annuitant’s or Annuitant’s age is misstated, the Enhanced Earnings Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.
ALL OPTIONS
We reserve the right to impose limitations on the Investment Alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain investment alternatives, restrictions on transfers to and from certain investment alternatives, and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.
These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

•	the date the Contract is terminated;

•
if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the “Death Benefit Payments” section of this prospectus, and the New Owner is older than age 80 (age 80 or older for the Enhanced Earnings Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

•
if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

•
on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is a current Contract Owner;

•	on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is a current Annuitant; or

•	the Payout Start Date.
Notwithstanding the preceding, in the event of the Contract Owner’s death, if the Contract Owner’s spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Enhanced Earnings Death Benefit at that time.
DEATH BENEFIT PAYMENTS
Death of Contract Owner
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be the “New Contract Owners”. If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.
If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.
The Options available to each New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.
New Contract Owner Categories
Category 1.    If your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.
Category 2.    If the New Contract Owner is a living person who is not your spouse (or Annuitant’s spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
Category 3.    If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.
The death settlement options we currently offer are:
Option A.    The New Contract Owner may elect to receive the Death Proceeds in a lump sum.
Option B.    The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

•	Over the life of the New Contract Owner; or

•	For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

•	Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.
Option C.     The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account unless the New Contract Owner provides other allocation instructions.
The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner’s Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner’s death.
Option D.    The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.
Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Fidelity® VIP Government Money Market, Service Class 2 Variable Sub-account.
Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may transfer all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.
The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.
Option E.    For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the “Annual Required Distribution” calculated for each calendar year. The first such withdrawal must occur within:

•	One year of the date of death;

•	The same calendar year as the date we receive the first Complete Request for Settlement; and

•	One withdrawal frequency.
The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.
In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the “Life Expectancy” of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.
In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.
If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner’s Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.
We reserve the right to offer additional death settlement options.
Death of Annuitant
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

•	The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

•
The Contract Owner is a grantor trust established by a living person, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories
Category 1.    If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.
The new Annuitant will be:

•	A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

•	The youngest Owner; otherwise,

•	The youngest Beneficiary.
Category 2.    If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:
Option A.    The Owner may elect to receive the Death Proceeds in a lump sum.
Option B.     The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant’s date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the Fidelity® VIP Government Money Market -Service Class 2 Variable Sub-account. During the 5 year period that follows the Annuitant’s date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period, however, the amount withdrawal may be subject to a Market Value Adjustment.
No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.
We reserve the right to offer additional death settlement options.
Qualified Contracts
The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRA plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.
Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant
We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

•	The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

•	The Contract Owner’s spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

•	The Contract Owner must be age 90 or younger on the Rider Application Date; and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

•
The option may only be added when we issue the Contract or within 6 months of the Contract Owner’s marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date and the “Death of Annuitant” provision of your Contract does not apply on the death of the Co-Annuitant.
You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.
There is an annual Rider Fee of 0.10% of the Contract Value for Options added on or after May 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after May 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time.

The option will terminate upon the date your written termination request is accepted by us or will terminate on the earliest of the following occurrences:

•	upon the death of the Co-Annuitant (as of the date we determine the Death Proceeds);

•	upon the death of the Contract Owner (as of the date we determine the Death Proceeds);

•	on the date the Contract is terminated;

•	on the Payout Start Date; or

•	on the date you change the beneficiary of the Contract and the change is accepted by us;

•
for options added on or after May 1, 2005, the Contract Owner may terminate the option upon the divorce of the Contract Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

•	for options added prior to May 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.
Once the Option is terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.
Death of Co-Annuitant.    If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the “Death of Owner” provision of your Contract:

•	The Co-Annuitant must have been your legal spouse on the date of his or her death; and

•	Option D of the “Death of Owner” provision of your Contract has not previously been exercised.
The Contract may only be continued once under Option D under the “Death of Owner” provision. For a description of Option D, see the “Death of Owner” section of this prospectus.

Description of Lincoln Benefit Life Company and the Variable Account

LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P., a Bermuda limited partnership and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.
We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Variable Account and/or the Fixed Account.
Lincoln Benefit has reinsurance agreements whereby certain premiums, contract charges, interest credited to contractholder funds, benefits and expenses are ceded to Allstate Life Insurance Company (“Allstate Life”) and other non-affiliated reinsurers. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of these transactions or agreements has changed the fact that we are primarily liable to you for your Contract.
State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.
Financial Statements. The financial statements and related financial statement schedules of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.
VARIABLE ACCOUNT
Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Variable Account meets the definition of a “separate account” under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Variable Account or Lincoln Benefit.
We own the assets of the Variable Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.
The Variable Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. Values allocated to the Variable Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.
We have included additional information about the Variable Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. See also the “Table of Contents of the Statement of Additional Information” section of this prospectus.
THE PORTFOLIOS
Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.
Voting Privileges.    As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.
As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee’s number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.
We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.
We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.
Changes in Portfolios.    If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.
Conflicts of Interest.    Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio’s board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio’s net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.
THE CONTRACTS
Distribution.     Allstate Distributors, LLC (“ADLLC”), located at 3075 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life. ADLLC is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

ADLLC does not sell Contracts directly to purchasers. ADLLC enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are licensed as insurance agents by applicable state insurance authorities and appointed as agents of Lincoln Benefit in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.
We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer’s or bank’s practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.
From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank’s or broker-dealer’s distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer’s registered representatives. A list of broker-dealers and banks that ADLLC paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC’s Web site (http://www.sec.gov).
To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.
Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or ADLLC and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.
Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. ADLLC compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract values. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.
Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.
Administration.   We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2 , LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2 , LLC provides certain business process outsourcing services with respect to the Contracts. se 2 , LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2016, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.
We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.
We provide information about cyber security risks associated with this Contract in the Statement of Additional Information.
ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.
LEGAL PROCEEDINGS
There are no pending legal proceedings affecting the Variable Account. Lincoln Benefit is engaged in routine lawsuits which, in our management’s judgment, are not of material importance to their respective total assets or material with respect to the Variable Account.
LEGAL MATTERS
Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit’s right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.
Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.
Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.
TAXATION OF LINCOLN BENEFIT LIFE COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Variable Account, then Lincoln Benefit may impose a charge against the Variable Account in order to make provision for such taxes.
TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral.    Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Variable Account are “adequately diversified” according to Treasury Department regulations, and

•	Lincoln Benefit is considered the owner of the Variable Account assets for federal income tax purposes.
Non-Natural Owners.    Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.
Exceptions to the Non-Natural Owner Rule.    There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Grantor Trust Owned Annuity.    Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.
Diversification Requirements.    For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.
Ownership Treatment.    The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.
Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.
Taxation of Partial and Full Withdrawals.     If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract.
Taxation of Annuity Payments.     Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.
Partial Annuitization
An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.
Taxation of Level Monthly Variable Annuity Payments.    You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.
Withdrawals After the Payout Start Date.    Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.
Distribution at Death Rules.    In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

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if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

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if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

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if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.
Please consult with your tax or legal advisor for more information.
Taxation of Annuity Death Benefits.    Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Medicare Tax on Net Investment Income.      The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.
Penalty Tax on Premature Distributions.    A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments.    With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Income Plan, as described in the Income Payments section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.
Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.
If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.
Taxation of Ownership Changes.    If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.
Aggregation of Annuity Contracts.    The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.
INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.
Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities.  Please consult with your tax advisor for additional information regarding FATCA.
TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.
Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.
The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.
Taxation of Withdrawals from an Individually Owned Tax Qualified Contract.    If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.
“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).
“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.
Required Minimum Distributions.    Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.
The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.
It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.
Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.
Penalty Tax on Premature Distributions from Tax Qualified Contracts.    A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•
made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs),

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

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from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.
You should consult a competent tax advisor to determine how these exceptions may apply to your situation.
Substantially Equal Periodic Payments on Tax Qualified Contracts.    With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.
Income Tax Withholding on Tax Qualified Contracts.    Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.
With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.
For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.
Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.
Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.
Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities.  Please consult with your tax advisor for additional information regarding FATCA.
Charitable IRA Distributions.    Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Individual Retirement Annuities.    Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12 month rule.
Roth Individual Retirement Annuities.    Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.
Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs).    Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.
If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.
Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.
Simplified Employee Pension IRA. (SEP IRA)    Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.
Savings Incentive Match Plans for Employees (SIMPLE IRA).    Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.
To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your competent tax advisor.
Tax Sheltered Annuities.    Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.
Corporate and Self-Employed Pension and Profit Sharing Plans.
Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.
There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

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A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

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An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.
State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.
New Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation.
Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.
Spousal Consent Rules for Retirement Plans - Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your

Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.
Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
Gifts and Generation-skipping Transfers
The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes.  For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Tax Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Tax Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences.  The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.
About Lincoln Benefit Life Company

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

Statement of Additional Information
Table of Contents

Additions, Deletions, or Substitutions of Investments
The Contracts
Calculation of Accumulation Unit Values
Net Investment Factor
Calculation of Variable Income Payments
General Matters
Cyber Security Risk
Experts
Financial Statements
Accumulation Unit Values

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

Appendix A
Contract Comparison Chart

Feature	Classic	Plus	Elite	Select
Credit Enhancement	None	up to 5% depending on issue age and amount of purchase payments	None	None
Mortality and Expense Risk Charge (Base Contract)	1.25%	1.45%	1.60%	1.70%
Withdrawal Charge (% of purchase payment)	7/ 7/ 6/ 5/ 4/ 3/ 2	8.5/ 8.5/ 8.5/ 7.5/ 6.5/ 5.5/ 4/2.5	7/ 6/ 5	None
Withdrawal Charge Waivers	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	Confinement, Terminal Illness, Unemployment	N/A
The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

DCA Fixed Account Option*
	Classic	Plus	Elite	Select
Transfer Periods	6-month	6-month	6-month	N/A
	12-month	12-month	12-month	N/A

Standard Fixed Account Option (not available in all states)**
	Classic	Plus	Elite	Select
Guarantee Periods	1-year	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A
	N/A	N/A	N/A	N/A

MVA Fixed Account Option (not available in all states)***
	Classic	Plus	Elite	Select
Guarantee Periods	1-year	1-year	1-year	1-year
	3-year	3-year	3-year	3-year
	5-year	5-year	5-year	5-year
	7-year	7-year	7-year	7-year
	10-year	10-year	10-year	10-year
* At the time you allocate a purchase payment to the DCA Fixed Account Option, if you do not specify the term length over which the transfers are to take place, the default transfer period will be 6 months for the 6-month option and 12 months for the 12 month option.
** May be available only in states where the MVA Fixed Account Option is not offered.
*** Not available in states where the Standard Fixed Account Options are offered.

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Appendix B – Market Value Adjustment

The Market Value Adjustment is based on the following:

I	=	the Treasury Rate for a maturity equal to the term length of the Guarantee Period for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J	=
the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be (“Market Value Adjustment Date”).

N	=	the number of whole and partial years from the Market Value Adjustment Date to the expiration of the term length of the Market Value Adjusted Fixed Guarantee Period Account.
Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.
The Market Value Adjustment factor is determined from the following formula:
.9 × [I-(J + .0025)] × N
The denominator of the MVA formula includes a factor, currently equal to 0.0025 or 25 basis points. The factor is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no factor is applied, will reduce the amount being surrendered or transferred from the MVA Fixed Guarantee Period Account.
To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

Examples Of Market Value Adjustment
Purchase Payment:	$10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account
Guarantee Period:	5 years
Interest Rate:	4.50%
Full Withdrawal:	End of Contract Year 3
Contract:	Consultant Solutions Classic*

Example 1: (Assumes Declining Interest Rates)
Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500
Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4: Calculate the Market Value Adjustment:	I	=	4.50%
	J	=	4.20%
	N	= 730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [.045 - (.042 + .0025)] × 2 = .0009
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:
	=	.0009 × $11,411.66 = $10.27
Step 5: Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 + $10.27 = $10,911.93

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Example 2: (Assumes Rising Interest Rates)
Step 1: Calculate Contract Value at End of Contract Year 3:	=	$10,000.00 × (1.045)[3] = $11,411.66
Step 2: Calculate the Free Withdrawal Amount:	=	.15 × $10,000 = $1,500
Step 3: Calculate the Withdrawal Charge:	=	.06 × ($10,000 – $1,500) = $510
Step 4: Calculate the Market Value Adjustment:	I	=	4.50%
	J	=	4.80%
	N	= 730 DAYS	= 2
365
Market Value Adjustment Factor: .9 × [I – (J + .0025)] × N
	=	.9 × [(.045 - (.048 + .0025)] × (2) = –.0099
Market Value Adjustment = Market Value Adjustment Factor × Amount Subject To Market Value Adjustment:
	=	–.0099 × $11,411.66 = –($112.98)
Step 5: Calculate the amount received by Contract owner as a result of full withdrawal at the end of Contract Year 3:	=	$11,411.66 - $510 – $112.98 = $10,788.68

*
These examples assume the election of the Consultant Solutions Classic Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Consultant Solutions Plus, Consultant Solutions Elite Contracts, and Consultant Solutions Select Contracts which have different expenses and withdrawal charges.

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Appendix C
Example of Calculation of Income Protection Benefit

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.
To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

Adjusted age of Annuitant on the Payout Start Date:	65
Sex of Annuitant:	male
Income Plan selected:	1
Payment frequency:	monthly
Amount applied to variable income payments under the Income Plan:	$100,000.00
The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:	3%
Guaranteed minimum variable income payment:	85% of the initial variable amount income value
Step 1 – Calculation of the initial variable amount income value:
Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 × $5.49/1000 = $549.00.
Step 2 – Calculation of the amount guaranteed under the Income Protection Benefit Option:
guaranteed minimum variable income payment = 85% × initial variable amount income value = 85% × $549.00 = $466.65.
Step 3 – Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:
If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

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Appendix D
Withdrawal Adjustment Example – Death Benefits*

Issue Date: January 1, 2005
Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90)).

					Death Benefit Amount
					ROP Value			Annual Increase Value**
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite And Select	Plus	Maximum Anniversary Value	Classic, Elite And Select	Plus
1/1/06	Contract Anniversary	$55,000	_	$55,000	$50,000	$52,000	$55,000	$52,500	$54,600
7/1/06	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000	$41,250	$40,339	$41,953
The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
ROP Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Death Benefit		$37,500	$39,000
MAV Death Benefit
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal	(c)	$55,000	$55,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,750	$13,750
Adjusted Death Benefit		$41,250	$41,250
Annual Increase Death Benefit**
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of interest on $52,500 and $54,600, respectively)	(c)	$53,786	$55,937
Withdrawal Adjustment	[(a)/(b)]*(c)	$13,446	$13,984
Adjusted Death Benefit		$40,339	$41,953

*
For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**
Calculations for the Annual Increase Death Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. There may be certain states in which the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

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Appendix E
Calculation of Enhanced Earnings Death Benefit*

The following are examples of the Enhanced Earnings Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.
Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals
In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Enhanced Earnings Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Lincoln Benefit receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$25,000 ($125,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$25,000 = $10,000
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*
For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**
If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals
In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Lincoln Benefit receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals	=	$5,000 ($10,000 - $5,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$95,000 ($100,000 + $0 - $5,000)
In-Force Earnings	=	$19,000 ($114,000 - $95,000)
Enhanced Earnings Death Benefit**	=	40%*$19,000 = $7,600
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*
For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**
If the oldest Contract Owner or Co-Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals
This example is intended to illustrate the effect of adding the Enhanced Earnings Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume there is no Co-Annuitant and that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Enhanced Earnings Death Benefit Option. On the date this Rider

E-1

is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Lincoln Benefit receives a Complete Request for Settlement.

Excess of Earnings Withdrawals	=	$30,000 ($50,000 - $20,000)
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$120,000 ($110,000 + $40,000 - $30,000)
In-Force Earnings	=	$20,000 ($140,000 - $120,000)
Enhanced Earnings Death Benefit**	=	25%*$20,000 = $5,000
In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.
Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.

*
For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**	If the oldest Contract Owner had been age 70 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 40% of the In-Force Earnings ($8,000.00).
Example 4: Spousal Continuation:
This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Enhanced Earnings Death Benefit Option and MAV Death Benefit Option. In this example, assume that there is no Co-Annuitant and that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Enhanced Earnings Death Benefit Option but without any other option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals	=	$0
Purchase Payments in the 12 months prior to death	=	$0
In-Force Premium	=	$100,000 ($100,000 + $0 - $0)
In-Force Earnings	=	$50,000 ($150,000 - $100,000)
Enhanced Earnings Death Benefit**	=	40%*$50,000 = $20,000
Contract Value	=	$150,000
Death Benefit	=	$160,000
Enhanced Earnings Death Benefit	=	$20,000
Continuing Contract Value	=	$180,000 ($160,000 + $20,000)
Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Enhanced Earnings Death Benefit amount.
Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Enhanced Earnings Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Enhanced Earnings Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Enhanced Earnings Death Benefit Option at the time of continuation.

*
For purposes of illustrating the calculation of Enhanced Earnings Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Consultant Solutions Plus Contract.

**
If the oldest Contract Owner had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Enhanced Earnings Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

E-2

Appendix F
Withdrawal Adjustment Example – Accumulation Benefit*

Rider Date: January 1, 2007
Initial Purchase Payment: $50,000 (For Consultant Solutions Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))
Initial Benefit Base: $50,000 for Consultant Solutions Classic, Elite and Select Contracts, $52,000 for Consultant Solutions Plus Contracts (assuming issue age 85 or younger)

					Benefit Base
Date	Type of Occurrence	Beginning Contract Value	Transaction Amount	Contract Value After Occurrence	Classic, Elite and Select	Plus
1/1/2008	Contract Anniversary	$55,000	—	$55,000	$50,000	$52,000
7/1/2008	Partial Withdrawal	$60,000	$15,000	$45,000	$37,500	$39,000
The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

		Classic, Elite and Select	Plus
Benefit Base
Partial Withdrawal Amount	(a)	$15,000	$15,000
Contract Value Immediately Prior to Partial Withdrawal	(b)	$60,000	$60,000
Value of Benefit Base Immediately Prior to Partial Withdrawal	(c)	$50,000	$52,000
Withdrawal Adjustment	[(a)/(b)]*(c)	$12,500	$13,000
Adjusted Benefit Base		$37,500	$39,000

*
For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under Consultant Solutions Plus Contracts. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

F-1

Appendix G – SureIncome Withdrawal Benefit Option Calculation Examples

Example 1: Assume you purchase a Consultant Solutions contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.
Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.
Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.
Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.
The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).
Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.
The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).
The Benefit Payment is unchanged and remains $8,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).
Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 – $25,000) and ($100,000 – $25,000) = $75,000.
The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 – $25,000)) = $8,000.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.
Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.
The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 – $5,000) and ($92,000 – $5,000) = $55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 – $5,000)) = $4,400.
The Benefit Payment Remaining is unchanged at $0.
Example 6: Assume example 5 is continued and an additional Purchase Payment of $40,000 is made in the same year (the first Benefit Year).
The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

G-1

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).
The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).
The Benefit Payment is unchanged and remains $7,600.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

G-2

APPENDIX H – ACCUMULATION UNIT VALUES

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable
Sub-Account since the Variable Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect
Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect
Accumulation Unit values for each Contract. Please contract us at 800-457-7617 to obtain a copy of the Statement of
Additional Information.

The LBL Consultant Solutions Classic, Elite, Plus and Select Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on February 2, 2004, except for the Premier VIT OpCap Balanced
Sub-Account which was first offered under the Contracts on April 30, 2004; and the Janus Aspen Perkins Small
Company Value Portfolio – Service Shares Sub-Account and Oppenheimer Small- & Mid-Cap Growth Fund/VA – Service
Shares Sub-Account which were first offered under the Contracts on May 1, 2005; and the Invesco V.I. Core Equity –
Series II Sub-Account which was first offered under the Contracts on May 1, 2006; and the Legg Mason ClearBridge
Variable Fundamental All Cap Value Portfolio – Class I Shares Sub-Account and Legg Mason ClearBridge Variable
Large Cap Value Portfolio – Class I Shares Sub-Account which were first offered under the Contracts on April 27, 2007;
and the Janus Aspen Overseas Portfolio – Service Share Sub-Account which was first offered under the Contracts on
April 30, 2008; and the Invesco V.I. Government Securities Fund – Series II Sub-Account which was first offered under the Contracts on April 29, 2011; and the Invesco Van Kampen V.I. American Franchise Fund – Series II Sub-Account
which was first offered under the Contracts on April 27, 2012.

The names of the following Sub-Accounts changed since December 31, 2016. The names shown in the tables of
Accumulation Units correspond to the name of the Sub-Account as of December 31, 2016:

Sub-Account Name as of December 31, 2016 (as appears in the following tables of Accumulation Unit Values)	Sub-Account Name on/about May 1, 2017:
UIF Growth Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class II
UIF U.S. Real Estate Portfolio, Class II	Morgan Stanley Variable Insurance Fund, Inc. U.S. Real Estate Portfolio, Class II

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Classic Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Low
Mortality & Expense = 1.25

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.506	$17.746	141,537
	2008	$17.746	$9.582	106,723
	2009	$9.582	$14.244	103,782
	2010	$14.244	$15.967	81,615
	2011	$15.967	$15.653	71,835
	2012	$15.653	$18.204	91,871
	2013	$18.204	$24.205	40,645
	2014	$24.205	$27.089	41,065
	2015	$27.089	$28.304	36,266
	2016	$28.304	$27.985	32,713
Alger Large Cap Growth Portfolio - Class S
	2007	$11.523	$13.598	210,459
	2008	$13.598	$7.204	237,432
	2009	$7.204	$10.465	192,485
	2010	$10.465	$11.656	149,608
	2011	$11.656	$11.411	129,818
	2012	$11.411	$12.313	101,373
	2013	$12.313	$16.346	79,784
	2014	$16.346	$17.828	164,785
	2015	$17.828	$17.826	155,888
	2016	$17.826	$17.374	148,660
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.450	$16.122	291,878
	2008	$16.122	$6.605	291,655
	2009	$6.605	$9.859	287,119
	2010	$9.859	$11.562	207,809
	2011	$11.562	$10.427	178,217
	2012	$10.427	$11.900	145,851
	2013	$11.900	$15.895	114,252
	2014	$15.895	$16.869	94,587
	2015	$16.869	$16.327	81,563
	2016	$16.327	$16.184	67,135
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.509	48,073
	2008	$9.509	$5.949	43,169
	2009	$5.949	$7.592	39,260
	2010	$7.592	$8.733	32,930
	2011	$8.733	$8.081	27,368
	2012	$8.081	$9.166	26,563
	2013	$9.166	$11.951	21,828
	2014	$11.951	$12.883	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.749	96,362
	2008	$9.749	$6.191	93,685
	2009	$6.191	$7.604	79,400
	2010	$7.604	$8.211	60,894
	2011	$8.211	$8.502	48,053
	2012	$8.502	$9.771	43,691
	2013	$9.771	$12.759	23,351
	2014	$12.759	$14.061	37,777
	2015	$14.061	$13.473	25,876
	2016	$13.473	$15.020	24,739
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$11.056	$12.561	148,955
	2008	$12.561	$8.809	146,295
	2009	$8.809	$11.190	119,875
	2010	$11.190	$12.580	112,596
	2011	$12.580	$12.061	77,639
	2012	$12.061	$13.354	57,021
	2013	$13.354	$15.194	50,790
	2014	$15.194	$15.819	46,043
	2015	$15.819	$15.596	39,779
	2016	$15.596	$15.823	35,856
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.408	$16.672	862,174
	2008	$16.672	$9.425	782,708
	2009	$9.425	$12.596	702,455
	2010	$12.596	$14.529	608,058
	2011	$14.529	$13.934	502,184
	2012	$13.934	$15.965	366,709
	2013	$15.965	$20.624	282,865
	2014	$20.624	$22.717	232,099
	2015	$22.717	$22.503	186,712
	2016	$22.503	$23.916	162,021
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.358	$13.344	675,449
	2008	$13.344	$7.528	651,012
	2009	$7.528	$9.646	556,829
	2010	$9.646	$10.935	507,555
	2011	$10.935	$10.858	393,828
	2012	$10.858	$12.538	304,289
	2013	$12.538	$15.811	211,218
	2014	$15.811	$16.920	158,397
	2015	$16.920	$15.984	136,197
	2016	$15.984	$18.562	111,803
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.964	164,902

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.429	$10.797	1,358,656
	2008	$10.797	$10.946	1,573,766
	2009	$10.946	$10.850	1,408,990
	2010	$10.850	$10.711	1,056,049
	2011	$10.711	$10.568	995,591
	2012	$10.568	$10.426	767,257
	2013	$10.426	$10.286	618,987
	2014	$10.286	$10.148	472,894
	2015	$10.148	$10.012	381,361
	2016	$10.012	$9.879	335,490
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.734	$13.411	341,543
	2008	$13.411	$6.971	316,734
	2009	$6.971	$8.800	268,644
	2010	$8.800	$10.752	234,521
	2011	$10.752	$10.604	183,811
	2012	$10.604	$11.967	111,743
	2013	$11.967	$16.056	87,560
	2014	$16.056	$17.584	67,893
	2015	$17.584	$18.544	51,691
	2016	$18.544	$18.395	48,347
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.532	$13.002	1,100,162
	2008	$13.002	$8.060	1,084,831
	2009	$8.060	$10.043	981,330
	2010	$10.043	$11.366	794,035
	2011	$11.366	$11.413	670,286
	2012	$11.413	$13.019	525,991
	2013	$13.019	$16.941	379,644
	2014	$16.941	$18.933	326,211
	2015	$18.933	$18.880	265,767
	2016	$18.880	$20.783	212,877
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.549	$10.831	811,904
	2008	$10.831	$10.315	588,837
	2009	$10.315	$11.750	550,819
	2010	$11.750	$12.466	526,200
	2011	$12.466	$13.164	567,827
	2012	$13.164	$13.713	328,111
	2013	$13.713	$13.249	239,889
	2014	$13.249	$13.804	196,159
	2015	$13.804	$13.502	175,007
	2016	$13.502	$13.917	145,247

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.883	$17.185	776,150
	2008	$17.185	$9.500	781,458
	2009	$9.500	$11.829	694,356
	2010	$11.829	$13.167	617,998
	2011	$13.167	$10.737	562,383
	2012	$10.737	$12.750	414,825
	2013	$12.750	$16.372	309,349
	2014	$16.372	$14.811	266,449
	2015	$14.811	$15.093	215,156
	2016	$15.093	$14.105	198,292
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.738	72,245
	2016	$8.738	$9.787	60,245
Guggenheim VIF Long Short Equity Fund
	2007	$13.065	$15.819	78,479
	2008	$15.819	$9.249	92,524
	2009	$9.249	$11.614	80,586
	2010	$11.614	$12.741	74,184
	2011	$12.741	$11.745	56,732
	2012	$11.745	$12.099	44,489
	2013	$12.099	$14.020	32,853
	2014	$14.020	$14.217	25,371
	2015	$14.217	$14.202	20,367
	2016	$14.202	$14.102	11,730
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.785	16,939
	2013	$9.785	$13.494	13,297
	2014	$13.494	$14.400	11,516
	2015	$14.400	$14.880	10,691
	2016	$14.880	$14.976	10,340
Invesco V.I. Capital Appreciation - Series II
	2007	$11.547	$12.727	56,382
	2008	$12.727	$7.203	52,348
	2009	$7.203	$8.578	42,532
	2010	$8.578	$9.749	34,260
	2011	$9.749	$8.837	25,164
	2012	$8.837	$10.148	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.800	$11.493	185,437
	2008	$11.493	$7.900	185,880
	2009	$7.900	$9.974	159,397
	2010	$9.974	$10.749	157,890
	2011	$10.749	$10.573	133,055
	2012	$10.573	$11.850	110,594
	2013	$11.850	$15.073	82,642
	2014	$15.073	$16.036	61,238
	2015	$16.036	$14.870	56,069
	2016	$14.870	$16.139	41,171
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$12.215	114,080
	2012	$12.215	$12.317	80,890
	2013	$12.317	$11.804	54,619
	2014	$11.804	$12.096	45,371
	2015	$12.096	$11.940	34,417
	2016	$11.940	$11.897	30,264

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.725	$13.881	783,069
	2008	$13.881	$9.283	680,370
	2009	$9.283	$11.365	614,322
	2010	$11.365	$12.579	526,375
	2011	$12.579	$12.129	417,385
	2012	$12.129	$13.681	302,328
	2013	$13.681	$18.054	207,226
	2014	$18.054	$19.585	155,774
	2015	$19.585	$18.680	131,202
	2016	$18.680	$22.010	107,954
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.732	$13.725	387,292
	2008	$13.725	$9.656	323,756
	2009	$9.656	$12.370	277,636
	2010	$12.370	$13.885	245,585
	2011	$13.885	$12.807	221,182
	2012	$12.807	$13.975	166,828
	2013	$13.975	$17.710	121,224
	2014	$17.710	$18.200	98,489
	2015	$18.200	$17.185	87,914
	2016	$17.185	$19.186	73,293
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.608	$14.626	48,758
	2008	$14.626	$7.671	44,989
	2009	$7.671	$11.833	35,133
	2010	$11.833	$14.857	45,521
	2011	$14.857	$13.285	26,213
	2012	$13.285	$14.629	19,233
	2013	$14.629	$19.714	16,890
	2014	$19.714	$20.943	15,348
	2015	$20.943	$20.876	13,730
	2016	$20.876	$20.713	12,813
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.452	$12.451	280,725
	2008	$12.451	$5.907	303,579
	2009	$5.907	$8.610	262,919
	2010	$8.610	$9.083	213,414
	2011	$9.083	$8.657	168,059
	2012	$8.657	$10.047	118,174
	2013	$10.047	$13.209	86,832
	2014	$13.209	$13.863	72,668
	2015	$13.863	$12.219	64,268
	2016	$12.219	$14.215	52,020
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.558	$11.145	211,170
	2008	$11.145	$11.161	357,895
	2009	$11.161	$11.105	185,515
	2010	$11.105	$11.491	165,810
	2011	$11.491	$11.561	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$7.074	105,650
	2009	$7.074	$12.496	123,025
	2010	$12.496	$15.411	123,784
	2011	$15.411	$10.287	94,045
	2012	$10.287	$11.485	77,594
	2013	$11.485	$12.948	55,546
	2014	$12.948	$11.228	47,677
	2015	$11.228	$10.101	36,325
	2016	$10.101	$9.297	30,617
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.924	$14.720	539,843
	2008	$14.720	$10.470	471,189
	2009	$10.470	$13.729	408,012
	2010	$13.729	$15.625	316,553
	2011	$15.625	$14.955	265,915
	2012	$14.955	$16.344	197,499
	2013	$16.344	$20.285	136,482
	2014	$20.285	$21.700	111,102
	2015	$21.700	$20.617	71,663
	2016	$20.617	$24.156	61,264
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.193	$12.219	196,175
	2008	$12.219	$7.724	180,098
	2009	$7.724	$7.321	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.292	$13.373	234,531
	2008	$13.373	$11.074	193,608
	2009	$11.074	$13.719	209,853
	2010	$13.719	$14.633	179,215
	2011	$14.633	$14.631	148,727
	2012	$14.631	$16.364	109,677
	2013	$16.364	$19.339	88,822
	2014	$19.339	$20.650	73,363
	2015	$20.650	$20.455	68,230
	2016	$20.455	$21.052	50,815
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.814	$16.114	179,041
	2008	$16.114	$15.166	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.735	$18.512	143,770
	2008	$18.512	$10.170	144,900
	2009	$10.170	$14.650	134,229
	2010	$14.650	$15.388	118,575
	2011	$15.388	$14.127	100,834
	2012	$14.127	$17.261	67,165
	2013	$17.261	$22.287	48,189
	2014	$22.287	$23.848	32,440
	2015	$23.848	$26.335	28,588
	2016	$26.335	$26.485	17,175

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.558	$14.194	134,550
	2008	$14.194	$8.928	125,288
	2009	$8.928	$10.793	103,124
	2010	$10.793	$11.587	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$18.555	66,203
	2016	$18.555	$19.375	58,233
MFS VIT II High Yield - Service Class
	2013	$10.000	$16.079	64,391
	2014	$16.079	$16.264	51,344
	2015	$16.264	$15.335	45,480
	2016	$15.335	$17.193	41,050
MFS® High Income Series - Service Class
	2007	$11.637	$11.655	216,819
	2008	$11.655	$8.202	178,367
	2009	$8.202	$11.751	144,690
	2010	$11.751	$13.261	136,106
	2011	$13.261	$13.587	113,107
	2012	$13.587	$15.337	80,632
	2013	$15.337	$15.563	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.398	$12.483	434,299
	2008	$12.483	$7.760	408,811
	2009	$7.760	$10.648	318,596
	2010	$10.648	$11.781	265,360
	2011	$11.781	$11.666	228,670
	2012	$11.666	$13.428	156,807
	2013	$13.428	$17.227	103,739
	2014	$17.227	$18.884	82,937
	2015	$18.884	$19.059	0
MFS® Investors Trust Series - Service Class
	2007	$12.689	$13.772	40,966
	2008	$13.772	$9.068	32,809
	2009	$9.068	$11.322	33,920
	2010	$11.322	$12.384	28,628
	2011	$12.384	$11.922	27,057
	2012	$11.922	$13.975	16,900
	2013	$13.975	$18.162	9,109
	2014	$18.162	$19.836	8,924
	2015	$19.836	$19.559	8,143
	2016	$19.559	$20.900	7,657
MFS® New Discovery Series - Service Class
	2007	$11.480	$11.579	100,633
	2008	$11.579	$6.908	87,061
	2009	$6.908	$11.103	91,123
	2010	$11.103	$14.890	131,452
	2011	$14.890	$13.148	57,960
	2012	$13.148	$15.681	41,545
	2013	$15.681	$21.845	28,411
	2014	$21.845	$19.935	22,594
	2015	$19.935	$19.244	20,627
	2016	$19.244	$20.655	18,264

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Total Return Series - Service Class
	2007	$12.019	$12.323	335,392
	2008	$12.323	$9.443	283,876
	2009	$9.443	$10.966	279,887
	2010	$10.966	$11.860	248,952
	2011	$11.860	$11.886	198,071
	2012	$11.886	$13.007	127,302
	2013	$13.007	$15.236	104,395
	2014	$15.236	$16.269	66,440
	2015	$16.269	$15.956	56,973
	2016	$15.956	$17.129	45,714
MFS® Value Series - Service Class
	2007	$13.954	$14.810	188,327
	2008	$14.810	$9.826	163,225
	2009	$9.826	$11.869	120,920
	2010	$11.869	$13.023	95,563
	2011	$13.023	$12.787	91,183
	2012	$12.787	$14.618	46,801
	2013	$14.618	$19.554	32,771
	2014	$19.554	$21.258	26,177
	2015	$21.258	$20.775	24,701
	2016	$20.775	$23.318	20,053
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.877	$12.423	90,045
	2008	$12.423	$6.224	86,645
	2009	$6.224	$8.121	82,002
	2010	$8.121	$10.188	73,066
	2011	$10.188	$10.134	64,612
	2012	$10.134	$11.613	51,998
	2013	$11.613	$15.538	41,735
	2014	$15.538	$16.175	28,501
	2015	$16.175	$16.969	24,195
	2016	$16.969	$17.089	20,600
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.840	$15.529	425,468
	2008	$15.529	$9.141	339,967
	2009	$9.141	$12.566	318,882
	2010	$12.566	$14.343	214,515
	2011	$14.343	$12.943	179,849
	2012	$12.943	$15.443	146,194
	2013	$15.443	$19.347	109,747
	2014	$19.347	$19.478	89,230
	2015	$19.478	$19.920	75,907
	2016	$19.920	$19.621	65,188

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.864	$13.485	690,006
	2008	$13.485	$8.247	595,786
	2009	$8.247	$11.137	488,782
	2010	$11.137	$13.520	394,097
	2011	$13.520	$13.020	328,526
	2012	$13.020	$15.113	241,866
	2013	$15.113	$20.965	166,716
	2014	$20.965	$23.093	143,307
	2015	$23.093	$21.393	118,088
	2016	$21.393	$24.834	92,041
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.857	$11.099	482,258
	2008	$11.099	$10.688	356,974
	2009	$10.688	$12.192	328,033
	2010	$12.192	$13.050	307,466
	2011	$13.050	$13.745	255,082
	2012	$13.745	$15.030	198,826
	2013	$15.030	$14.901	151,236
	2014	$14.901	$16.340	115,842
	2015	$16.340	$16.167	79,864
	2016	$16.167	$16.982	62,507
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.420	$10.781	401,905
	2008	$10.781	$10.875	447,414
	2009	$10.875	$10.740	560,031
	2010	$10.740	$10.600	537,780
	2011	$10.600	$10.464	392,314
	2012	$10.464	$10.329	323,462
	2013	$10.329	$10.196	276,731
	2014	$10.196	$10.059	223,502
	2015	$10.059	$9.925	187,142
	2016	$9.925	$9.838	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.602	$11.576	902,299
	2008	$11.576	$10.615	928,688
	2009	$10.615	$12.398	713,734
	2010	$12.398	$13.223	615,212
	2011	$13.223	$14.568	496,281
	2012	$14.568	$15.629	375,351
	2013	$15.629	$13.997	273,276
	2014	$13.997	$14.234	227,624
	2015	$14.234	$13.662	186,219
	2016	$13.662	$14.179	153,666

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.647	$11.424	1,062,806
	2008	$11.424	$11.812	823,099
	2009	$11.812	$13.293	875,022
	2010	$13.293	$14.178	871,323
	2011	$14.178	$14.492	710,717
	2012	$14.492	$15.667	565,502
	2013	$15.667	$15.152	385,565
	2014	$15.152	$15.587	296,643
	2015	$15.587	$15.446	242,117
	2016	$15.446	$15.646	200,975
Premier VIT OpCap Balanced Portfolio
	2007	$11.970	$11.284	76,705
	2008	$11.284	$7.661	66,388
	2009	$7.661	$7.391	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.620	$12.187	170,119
	2008	$12.187	$11.013	0
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.791	$13.084	814,281
	2008	$13.084	$7.402	830,392
	2009	$7.402	$10.354	670,845
	2010	$10.354	$11.848	550,687
	2011	$11.848	$11.848	447,857
	2012	$11.848	$13.780	419,459
	2013	$13.780	$19.148	299,644
	2014	$19.148	$20.559	163,215
	2015	$20.559	$22.472	123,658
	2016	$22.472	$22.288	114,597
T. Rowe Price Equity Income Portfolio - II
	2007	$13.299	$13.516	1,333,577
	2008	$13.516	$8.498	1,156,148
	2009	$8.498	$10.500	989,299
	2010	$10.500	$11.885	793,746
	2011	$11.885	$11.605	637,701
	2012	$11.605	$13.386	445,276
	2013	$13.386	$17.088	356,536
	2014	$17.088	$18.055	256,724
	2015	$18.055	$16.546	220,062
	2016	$16.546	$19.400	179,533
UIF Growth Portfolio, Class II
	2007	$12.114	$14.539	86,678
	2008	$14.539	$7.265	87,977
	2009	$7.265	$11.835	73,057
	2010	$11.835	$14.316	71,085
	2011	$14.316	$13.693	54,754
	2012	$13.693	$15.406	33,571
	2013	$15.406	$22.452	27,571
	2014	$22.452	$23.497	56,127
	2015	$23.497	$25.954	45,347
	2016	$25.954	$25.113	42,727

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF U.S. Real Estate Portfolio, Class II
	2007	$20.106	$16.407	515,759
	2008	$16.407	$10.026	445,861
	2009	$10.026	$12.709	374,792
	2010	$12.709	$16.239	303,954
	2011	$16.239	$16.927	247,891
	2012	$16.927	$19.307	189,555
	2013	$19.307	$19.380	156,289
	2014	$19.380	$24.744	122,056
	2015	$24.744	$24.879	97,327
	2016	$24.879	$26.152	77,808
VanEck VIP Multi-Manager Alternative - Initial Class
	2007	$10.509	$10.787	68,791
	2008	$10.787	$9.247	106,076
	2009	$9.247	$10.387	101,362
	2010	$10.387	$10.757	99,575
	2011	$10.757	$10.371	72,358
	2012	$10.371	$10.367	38,505
	2013	$10.367	$10.743	27,201
	2014	$10.743	$10.485	21,796
	2015	$10.485	$10.389	0
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.694	$29.449	151,951
	2008	$29.449	$10.231	88,994
	2009	$10.231	$21.517	153,256
	2010	$21.517	$26.924	141,498
	2011	$26.924	$19.725	66,474
	2012	$19.725	$25.258	48,444
	2013	$25.258	$27.912	35,404
	2014	$27.912	$27.421	29,680
	2015	$27.421	$23.266	21,679
	2016	$23.266	$22.976	19,892
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.889	$32.819	197,678
	2008	$32.819	$17.442	80,392
	2009	$17.442	$27.106	126,577
	2010	$27.106	$34.558	69,632
	2011	$34.558	$28.484	56,911
	2012	$28.484	$29.050	40,084
	2013	$29.050	$31.677	30,113
	2014	$31.677	$25.279	25,664
	2015	$25.279	$16.596	23,263
	2016	$16.596	$23.530	19,224

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$12.089	$11.885	698,823
	2008	$11.885	$8.104	589,498
	2009	$8.104	$12.379	454,032
	2010	$12.379	$14.007	377,768
	2011	$14.007	$13.994	305,012
	2012	$13.994	$16.299	243,475
	2013	$16.299	$17.053	169,399
	2014	$17.053	$16.569	150,676
	2015	$16.569	$15.352	125,882
	2016	$15.352	$17.471	99,925
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.25% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Classic Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
High
Mortality & Expense = 2.15

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.152	$17.121	0
	2008	$17.121	$9.160	0
	2009	$9.160	$13.493	0
	2010	$13.493	$14.987	0
	2011	$14.987	$14.558	0
	2012	$14.558	$16.776	0
	2013	$16.776	$22.104	0
	2014	$22.104	$24.512	0
	2015	$24.512	$25.378	0
	2016	$25.378	$24.863	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.220	$13.120	0
	2008	$13.120	$6.887	0
	2009	$6.887	$9.913	0
	2010	$9.913	$10.941	0
	2011	$10.941	$10.614	0
	2012	$10.614	$11.347	0
	2013	$11.347	$14.927	0
	2014	$14.927	$16.132	0
	2015	$16.132	$15.982	0
	2016	$15.982	$15.436	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.123	$15.555	0
	2008	$15.555	$6.314	18,946
	2009	$6.314	$9.339	18,946
	2010	$9.339	$10.853	0
	2011	$10.853	$9.697	0
	2012	$9.697	$10.966	0
	2013	$10.966	$14.515	0
	2014	$14.515	$15.264	0
	2015	$15.264	$14.638	0
	2016	$14.638	$14.378	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.450	0
	2008	$9.450	$5.858	2,596
	2009	$5.858	$7.407	2,582
	2010	$7.407	$8.443	2,570
	2011	$8.443	$7.742	0
	2012	$7.742	$8.701	0
	2013	$8.701	$11.241	0
	2014	$11.241	$12.015	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.688	0
	2008	$9.688	$6.096	0
	2009	$6.096	$7.419	0
	2010	$7.419	$7.939	0
	2011	$7.939	$8.145	0
	2012	$8.145	$9.275	0
	2013	$9.275	$12.001	0
	2014	$12.001	$13.105	0
	2015	$13.105	$12.443	0
	2016	$12.443	$13.745	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.765	$12.119	0
	2008	$12.119	$8.421	109
	2009	$8.421	$10.600	109
	2010	$10.600	$11.808	108
	2011	$11.808	$11.218	109
	2012	$11.218	$12.307	113
	2013	$12.307	$13.875	123
	2014	$13.875	$14.314	124
	2015	$14.314	$13.983	126
	2016	$13.983	$14.058	130
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.030	$16.085	280
	2008	$16.085	$9.010	1,763
	2009	$9.010	$11.932	1,704
	2010	$11.932	$13.638	1,549
	2011	$13.638	$12.960	1,428
	2012	$12.960	$14.713	1,134
	2013	$14.713	$18.833	1,057
	2014	$18.833	$20.555	993
	2015	$20.555	$20.176	928
	2016	$20.176	$21.248	925
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.007	$12.875	0
	2008	$12.875	$7.197	8,417
	2009	$7.197	$9.137	8,329
	2010	$9.137	$10.264	7,490
	2011	$10.264	$10.099	5,648
	2012	$10.099	$11.555	5,322
	2013	$11.555	$14.438	4,931
	2014	$14.438	$15.310	4,672
	2015	$15.310	$14.331	4,438
	2016	$14.331	$16.491	4,088
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.934	1,547

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.155	$10.417	0
	2008	$10.417	$10.465	3,763
	2009	$10.465	$10.278	4,430
	2010	$10.278	$10.054	4,467
	2011	$10.054	$9.829	2,972
	2012	$9.829	$9.608	3,233
	2013	$9.608	$9.393	3,670
	2014	$9.393	$9.183	3,799
	2015	$9.183	$8.977	2,795
	2016	$8.977	$8.777	2,959
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.452	$12.939	0
	2008	$12.939	$6.664	0
	2009	$6.664	$8.336	0
	2010	$8.336	$10.092	0
	2011	$10.092	$9.863	0
	2012	$9.863	$11.029	0
	2013	$11.029	$14.662	0
	2014	$14.662	$15.910	0
	2015	$15.910	$16.626	0
	2016	$16.626	$16.342	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.202	$12.544	0
	2008	$12.544	$7.705	1,127
	2009	$7.705	$9.513	1,113
	2010	$9.513	$10.669	1,102
	2011	$10.669	$10.615	136
	2012	$10.615	$11.998	130
	2013	$11.998	$15.470	105
	2014	$15.470	$17.132	97
	2015	$17.132	$16.928	0
	2016	$16.928	$18.464	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.272	$10.450	0
	2008	$10.450	$9.861	2,057
	2009	$9.861	$11.131	2,068
	2010	$11.131	$11.702	1,842
	2011	$11.702	$12.244	1,833
	2012	$12.244	$12.638	246
	2013	$12.638	$12.098	268
	2014	$12.098	$12.491	268
	2015	$12.491	$12.106	0
	2016	$12.106	$12.364	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.492	$16.580	0
	2008	$16.580	$9.082	1,097
	2009	$9.082	$11.205	1,129
	2010	$11.205	$12.359	1,004
	2011	$12.359	$9.986	1,039
	2012	$9.986	$11.750	946
	2013	$11.750	$14.951	854
	2014	$14.951	$13.402	956
	2015	$13.402	$13.532	829
	2016	$13.532	$12.531	941

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.685	0
	2016	$8.685	$9.638	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.722	$15.263	0
	2008	$15.263	$8.841	804
	2009	$8.841	$11.001	799
	2010	$11.001	$11.959	796
	2011	$11.959	$10.924	0
	2012	$10.924	$11.150	0
	2013	$11.150	$12.803	0
	2014	$12.803	$12.864	0
	2015	$12.864	$12.733	0
	2016	$12.733	$12.529	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.018	0
	2013	$9.018	$12.323	0
	2014	$12.323	$13.029	0
	2015	$13.029	$13.341	0
	2016	$13.341	$13.305	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.244	$12.279	0
	2008	$12.279	$6.886	0
	2009	$6.886	$8.126	0
	2010	$8.126	$9.151	0
	2011	$9.151	$8.219	0
	2012	$8.219	$9.410	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.734	$11.317	0
	2008	$11.317	$7.708	0
	2009	$7.708	$9.643	0
	2010	$9.643	$10.298	0
	2011	$10.298	$10.037	0
	2012	$10.037	$11.147	0
	2013	$11.147	$14.049	0
	2014	$14.049	$14.810	0
	2015	$14.810	$13.608	0
	2016	$13.608	$14.635	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.361	267
	2012	$11.361	$11.351	267
	2013	$11.351	$10.779	267
	2014	$10.779	$10.945	267
	2015	$10.945	$10.706	267
	2016	$10.706	$10.570	267
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.365	$13.392	0
	2008	$13.392	$8.874	6,338
	2009	$8.874	$10.766	6,552
	2010	$10.766	$11.807	5,971
	2011	$11.807	$11.281	5,332
	2012	$11.281	$12.608	5,132
	2013	$12.608	$16.486	4,569
	2014	$16.486	$17.721	4,279
	2015	$17.721	$16.749	3,952
	2016	$16.749	$19.554	3,610

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.398	$13.242	0
	2008	$13.242	$9.231	1,270
	2009	$9.231	$11.718	1,268
	2010	$11.718	$13.032	1,264
	2011	$13.032	$11.911	350
	2012	$11.911	$12.879	357
	2013	$12.879	$16.173	352
	2014	$16.173	$16.468	356
	2015	$16.468	$15.408	356
	2016	$15.408	$17.045	357
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.277	$14.111	0
	2008	$14.111	$7.333	0
	2009	$7.333	$11.209	0
	2010	$11.209	$13.945	0
	2011	$13.945	$12.356	0
	2012	$12.356	$13.481	0
	2013	$13.481	$18.002	0
	2014	$18.002	$18.950	0
	2015	$18.950	$18.717	0
	2016	$18.717	$18.402	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.125	$12.013	0
	2008	$12.013	$5.647	1,098
	2009	$5.647	$8.155	1,086
	2010	$8.155	$8.526	1,087
	2011	$8.526	$8.051	80
	2012	$8.051	$9.259	75
	2013	$9.259	$12.062	73
	2014	$12.062	$12.544	72
	2015	$12.544	$10.955	79
	2016	$10.955	$12.628	80
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.281	$10.753	0
	2008	$10.753	$10.670	267
	2009	$10.670	$10.520	267
	2010	$10.520	$10.786	267
	2011	$10.786	$10.819	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.762	0
	2009	$6.762	$11.837	0
	2010	$11.837	$14.465	0
	2011	$14.465	$9.568	0
	2012	$9.568	$10.584	0
	2013	$10.584	$11.824	0
	2014	$11.824	$10.159	0
	2015	$10.159	$9.056	0
	2016	$9.056	$8.259	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.558	$14.202	531
	2008	$14.202	$10.009	547
	2009	$10.009	$13.005	521
	2010	$13.005	$14.666	506
	2011	$14.666	$13.909	509
	2012	$13.909	$15.063	259
	2013	$15.063	$18.524	223
	2014	$18.524	$19.635	228
	2015	$19.635	$18.485	233
	2016	$18.485	$21.461	214
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.993	$11.923	0
	2008	$11.923	$7.468	0
	2009	$7.468	$7.057	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.970	$12.902	0
	2008	$12.902	$10.586	0
	2009	$10.586	$12.996	0
	2010	$12.996	$13.735	0
	2011	$13.735	$13.608	0
	2012	$13.608	$15.081	0
	2013	$15.081	$17.661	0
	2014	$17.661	$18.686	0
	2015	$18.686	$18.340	0
	2016	$18.340	$18.704	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.452	$15.547	0
	2008	$15.547	$14.589	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.375	$17.861	0
	2008	$17.861	$9.723	0
	2009	$9.723	$13.877	0
	2010	$13.877	$14.444	0
	2011	$14.444	$13.139	0
	2012	$13.139	$15.907	0
	2013	$15.907	$20.352	0
	2014	20.352	21.579	0
	2015	$21.579	$23.612	0
	2016	$23.612	$23.530	0
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.202	$13.695	0
	2008	$13.695	$8.535	0
	2009	$8.535	$10.224	0
	2010	$10.224	$10.943	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$16.636	0
	2016	$16.636	$17.213	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.683	2,048
	2014	$14.683	$14.717	2,064
	2015	$14.717	$13.749	1,972
	2016	$13.749	$15.275	1,864

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.331	$11.245	0
	2008	$11.245	$7.842	3,928
	2009	$7.842	$11.132	3,672
	2010	$11.132	$12.448	3,380
	2011	$12.448	$12.637	1,952
	2012	$12.637	$14.135	1,882
	2013	$14.135	$14.261	0
MFS® Investors Growth Stock Series - Service Class
	2007	$12.125	$12.013	0
	2008	$12.013	$7.419	155
	2009	$7.419	$10.087	132
	2010	$10.087	$11.058	129
	2011	$11.058	$10.850	133
	2012	$10.850	$12.375	126
	2013	$12.375	$15.732	103
	2014	$15.732	$17.087	97
	2015	$17.087	$17.209	0
MFS® Investors Trust Series - Service Class
	2007	$11.098	$12.043	0
	2008	$12.043	$8.669	923
	2009	$8.669	$10.725	918
	2010	$10.725	$11.624	914
	2011	$11.624	$11.088	0
	2012	$11.088	$12.879	0
	2013	$12.879	$16.585	0
	2014	$16.585	$17.949	0
	2015	$17.949	$17.537	0
	2016	$17.537	$18.569	0
MFS® New Discovery Series - Service Class
	2007	$11.178	$11.171	0
	2008	$11.171	$6.604	1,098
	2009	$6.604	$10.518	1,092
	2010	$10.518	$13.976	1,087
	2011	$13.976	$12.229	0
	2012	$12.229	$14.451	0
	2013	$14.451	$19.948	0
	2014	$19.948	$18.038	0
	2015	$18.038	$17.254	0
	2016	$17.254	$18.351	0
MFS® Total Return Series - Service Class
	2007	$11.703	$11.889	301
	2008	$11.889	$9.027	2,083
	2009	$9.027	$10.388	2,077
	2010	$10.388	$11.133	2,061
	2011	$11.133	$11.055	1,027
	2012	$11.055	$11.987	763
	2013	$11.987	$13.914	763
	2014	$13.914	$14.721	763
	2015	$14.721	$14.306	763
	2016	$14.306	$15.218	763

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.587	$14.288	0
	2008	$14.288	$9.393	858
	2009	$9.393	$11.244	854
	2010	$11.244	$12.224	850
	2011	$12.224	$11.893	0
	2012	$11.893	$13.472	0
	2013	$13.472	$17.856	0
	2014	$17.856	$19.235	0
	2015	$19.235	$18.627	0
	2016	$18.627	$20.717	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.697	$12.123	0
	2008	$12.123	$6.018	0
	2009	$6.018	$7.780	0
	2010	$7.780	$9.671	0
	2011	$9.671	$9.533	0
	2012	$9.533	$10.824	0
	2013	$10.824	$14.350	0
	2014	$14.350	$14.802	0
	2015	$14.802	$15.388	0
	2016	$15.388	$15.355	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.450	$14.982	0
	2008	$14.982	$8.738	18,728
	2009	$8.738	$11.903	18,643
	2010	$11.903	$13.463	1,017
	2011	$13.463	$12.038	961
	2012	$12.038	$14.232	885
	2013	$14.232	$17.667	819
	2014	$17.667	$17.624	826
	2015	$17.624	$17.860	727
	2016	$17.860	$17.432	782
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.500	$13.011	0
	2008	$13.011	$7.884	2,247
	2009	$7.884	$10.549	2,138
	2010	$10.549	$12.690	1,809
	2011	$12.690	$12.109	1,696
	2012	$12.109	$13.928	850
	2013	$13.928	$19.145	713
	2014	$19.145	$20.895	657
	2015	$20.895	$19.181	630
	2016	$19.181	$22.064	580

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.572	$10.708	546
	2008	$10.708	$10.218	4,709
	2009	$10.218	$11.549	4,792
	2010	$11.549	$12.249	4,688
	2011	$12.249	$12.784	3,110
	2012	$12.784	$13.851	806
	2013	$13.851	$13.608	862
	2014	$13.608	$14.786	850
	2015	$14.786	$14.495	501
	2016	$14.495	$15.088	507
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.147	$10.401	596
	2008	$10.401	$10.396	3,790
	2009	$10.396	$10.174	3,856
	2010	$10.174	$9.950	3,891
	2011	$9.950	$9.732	1,674
	2012	$9.732	$9.519	1,607
	2013	$9.519	$9.310	1,650
	2014	$9.310	$9.102	1,723
	2015	$9.102	$8.899	1,713
	2016	$8.899	$8.762	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.324	$11.168	458
	2008	$11.168	$10.148	918
	2009	$10.148	$11.745	923
	2010	$11.745	$12.412	908
	2011	$12.412	$13.550	872
	2012	$13.550	$14.404	473
	2013	$14.404	$12.782	510
	2014	$12.782	$12.880	518
	2015	$12.880	$12.250	257
	2016	$12.250	$12.597	257
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.368	$11.022	0
	2008	$11.022	$11.293	6,237
	2009	$11.293	$12.592	6,277
	2010	$12.592	$13.308	5,926
	2011	$13.308	$13.479	4,412
	2012	$13.479	$14.439	529
	2013	$14.439	$13.837	558
	2014	$13.837	$14.104	564
	2015	$14.104	$13.849	329
	2016	$13.849	$13.900	330
Premier VIT OpCap Balanced Portfolio
	2007	$11.682	$10.911	0
	2008	$10.911	$7.340	0
	2009	$7.340	$7.061	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.315	$11.758	0
	2008	$11.758	$10.620	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.481	$12.623	321
	2008	$12.623	$7.076	2,407
	2009	$7.076	$9.808	2,378
	2010	$9.808	$11.121	2,128
	2011	$11.121	$11.019	2,111
	2012	$11.019	$12.700	231
	2013	$12.700	$17.485	198
	2014	$17.485	$18.603	189
	2015	$18.603	$20.148	91
	2016	$20.148	$19.801	92
T. Rowe Price Equity Income Portfolio - II
	2007	$12.949	$13.040	706
	2008	$13.040	$8.124	18,755
	2009	$8.124	$9.946	18,736
	2010	$9.946	$11.156	2,148
	2011	$11.156	$10.794	1,218
	2012	$10.794	$12.336	802
	2013	$12.336	$15.604	728
	2014	$15.604	$16.337	735
	2015	$16.337	$14.834	657
	2016	$14.834	$17.236	627
UIF Growth Portfolio, Class II
	2007	$11.796	$14.027	0
	2008	$14.027	$6.945	336
	2009	$6.945	$11.211	331
	2010	$11.211	$13.437	327
	2011	$13.437	$12.736	324
	2012	$12.736	$14.198	327
	2013	$14.198	$20.502	322
	2014	$20.502	$21.262	320
	2015	$21.262	$23.271	318
	2016	$23.271	$22.311	315
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.578	$15.830	630
	2008	$15.830	$9.584	29,447
	2009	$9.584	$12.038	29,312
	2010	$12.038	$15.242	4,699
	2011	$15.242	$15.744	3,609
	2012	$15.744	$17.793	1,615
	2013	$17.793	$17.697	1,815
	2014	$17.697	$22.389	1,463
	2015	$22.389	$22.306	1,329
	2016	$22.306	$23.234	1,344
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.233	$10.407	0
	2008	$10.407	$8.840	1,179
	2009	$8.840	$9.840	1,172
	2010	$9.840	$10.097	1,167
	2011	$10.097	$9.646	0
	2012	$9.646	$9.554	0
	2013	$9.554	$9.811	0
	2014	$9.811	$9.488	0
	2015	$9.488	$9.365	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.124	$28.413	124
	2008	$28.413	$9.781	119
	2009	$9.781	$20.382	119
	2010	$20.382	$25.272	114
	2011	$25.272	$18.346	109
	2012	$18.346	$23.277	0
	2013	$23.277	$25.489	0
	2014	$25.489	$24.812	0
	2015	$24.812	$20.859	0
	2016	$20.859	$20.412	0
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.288	$31.665	0
	2008	$31.665	$16.674	818
	2009	$16.674	$25.677	789
	2010	$25.677	$32.438	756
	2011	$32.438	$26.492	641
	2012	$26.492	$26.772	950
	2013	$26.772	$28.926	65
	2014	$28.926	$22.873	63
	2015	$22.873	$14.879	61
	2016	$14.879	$20.903	59
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.771	$11.467	298
	2008	$11.467	$7.747	1,488
	2009	$7.747	$11.727	1,421
	2010	$11.727	$13.147	1,283
	2011	$13.147	$13.016	1,276
	2012	$13.016	$15.022	207
	2013	$15.022	$15.573	209
	2014	$15.573	$14.993	223
	2015	$14.993	$13.765	0
	2016	$13.765	$15.522	0
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.15% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Elite Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Low
Mortality & Expense = 1.6

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.368	$17.501	11,158
	2008	$17.501	$9.416	23,230
	2009	$9.416	$13.948	13,955
	2010	$13.948	$15.579	5,543
	2011	$15.579	$15.219	4,559
	2012	$15.219	$17.636	3,457
	2013	$17.636	$23.368	2,983
	2014	$23.368	$26.059	1,401
	2015	$26.059	$27.131	1,136
	2016	$27.131	$26.730	1,111
Alger Large Cap Growth Portfolio - Class S
	2007	$11.405	$13.411	3,856
	2008	$13.411	$7.079	4,663
	2009	$7.079	$10.247	4,047
	2010	$10.247	$11.373	2,041
	2011	$11.373	$11.095	1,764
	2012	$11.095	$11.929	793
	2013	$11.929	$15.780	674
	2014	$15.780	$17.150	1,654
	2015	$17.150	$17.087	435
	2016	$17.087	$16.595	433
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.323	$15.900	22,247
	2008	$15.900	$6.490	21,572
	2009	$6.490	$9.654	11,236
	2010	$9.654	$11.282	7,031
	2011	$11.282	$10.138	5,317
	2012	$10.138	$11.529	4,294
	2013	$11.529	$15.345	4,016
	2014	$15.345	$16.228	2,552
	2015	$16.228	$15.650	2,334
	2016	$15.650	$15.459	2,290
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.486	4,256
	2008	$9.486	$5.914	1,123
	2009	$5.914	$7.520	1,578
	2010	$7.520	$8.619	1,081
	2011	$8.619	$7.948	320
	2012	$7.948	$8.983	320
	2013	$8.983	$11.671	1,327
	2014	$11.671	$12.539	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.725	16,715
	2008	$9.725	$6.154	14,358
	2009	$6.154	$7.532	11,945
	2010	$7.532	$8.104	3,027
	2011	$8.104	$8.362	1,134
	2012	$8.362	$9.576	3,170
	2013	$9.576	$12.460	356
	2014	$12.460	$13.682	89
	2015	$13.682	$13.064	89
	2016	$13.064	$14.512	89
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.942	$12.387	18,915
	2008	$12.387	$8.657	20,457
	2009	$8.657	$10.957	12,979
	2010	$10.957	$12.275	7,846
	2011	$12.275	$11.727	4,966
	2012	$11.727	$12.937	1,499
	2013	$12.937	$14.668	1,420
	2014	$14.668	$15.217	1,295
	2015	$15.217	$14.950	629
	2016	$14.950	$15.114	616
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.260	$16.442	98,587
	2008	$16.442	$9.262	69,273
	2009	$9.262	$12.334	49,531
	2010	$12.334	$14.177	23,726
	2011	$14.177	$13.548	21,964
	2012	$13.548	$15.467	13,387
	2013	$15.467	$19.910	10,269
	2014	$19.910	$21.853	7,943
	2015	$21.853	$21.571	3,050
	2016	$21.571	$22.844	2,917
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.221	$13.160	47,153
	2008	$13.160	$7.398	28,570
	2009	$7.398	$9.445	20,770
	2010	$9.445	$10.670	8,880
	2011	$10.670	$10.557	5,135
	2012	$10.557	$12.147	6,612
	2013	$12.147	$15.264	9,562
	2014	$15.264	$16.277	6,728
	2015	$16.277	$15.322	3,677
	2016	$15.322	$17.729	3,060
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.952	6,596

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.322	$10.648	125,834
	2008	$10.648	$10.757	157,527
	2009	$10.757	$10.624	92,275
	2010	$10.624	$10.451	95,672
	2011	$10.451	$10.275	48,128
	2012	$10.275	$10.101	30,696
	2013	$10.101	$9.930	17,599
	2014	$9.930	$9.762	19,898
	2015	$9.762	$9.597	10,055
	2016	$9.597	$9.436	4,123
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.623	$13.226	7,221
	2008	$13.226	$6.850	5,106
	2009	$6.850	$8.617	3,946
	2010	$8.617	$10.492	2,279
	2011	$10.492	$10.310	6,878
	2012	$10.310	$11.594	840
	2013	$11.594	$15.500	796
	2014	$15.500	$16.915	750
	2015	$16.915	$17.775	747
	2016	$17.775	$17.570	693
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.403	$12.823	59,035
	2008	$12.823	$7.921	48,787
	2009	$7.921	$9.834	31,067
	2010	$9.834	$11.091	25,140
	2011	$11.091	$11.097	17,231
	2012	$11.097	$12.613	16,671
	2013	$12.613	$16.355	13,008
	2014	$16.355	$18.213	10,144
	2015	$18.213	$18.097	9,444
	2016	$18.097	$19.851	8,459
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.441	$10.682	66,985
	2008	$10.682	$10.137	32,315
	2009	$10.137	$11.506	24,417
	2010	$11.506	$12.164	23,917
	2011	$12.164	$12.799	15,817
	2012	$12.799	$13.286	10,933
	2013	$13.286	$12.790	10,989
	2014	$12.790	$13.279	9,449
	2015	$13.279	$12.942	9,093
	2016	$12.942	$13.293	8,895
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.730	$16.948	84,726
	2008	$16.948	$9.336	62,637
	2009	$9.336	$11.583	48,389
	2010	$11.583	$12.847	18,960
	2011	$12.847	$10.439	9,501
	2012	$10.439	$12.352	8,360
	2013	$12.352	$15.806	12,069
	2014	$15.806	$14.248	8,840
	2015	$14.248	$14.467	5,585
	2016	$14.467	$13.473	5,823

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.717	35
	2016	$8.717	$9.729	33
Guggenheim VIF Long Short Equity Fund
	2007	$12.931	$15.601	6,921
	2008	$15.601	$9.088	5,207
	2009	$9.088	$11.372	5,103
	2010	$11.372	$12.432	3,286
	2011	$12.432	$11.419	1,218
	2012	$11.419	$11.722	723
	2013	$11.722	$13.535	387
	2014	$13.535	$13.676	414
	2015	$13.676	$13.613	345
	2016	$13.613	$13.470	148
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.480	410
	2013	$9.480	$13.027	530
	2014	$13.027	$13.852	557
	2015	$13.852	$14.263	582
	2016	$14.263	$14.304	538
Invesco V.I. Capital Appreciation - Series II
	2007	$11.429	$12.551	1,120
	2008	$12.551	$7.078	840
	2009	$7.078	$8.400	647
	2010	$8.400	$9.513	927
	2011	$9.513	$8.592	384
	2012	$8.592	$9.855	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.774	$11.424	18,197
	2008	$11.424	$7.825	13,767
	2009	$7.825	$9.844	15,508
	2010	$9.844	$10.572	7,904
	2011	$10.572	$10.362	6,374
	2012	$10.362	$11.572	4,343
	2013	$11.572	$14.667	3,742
	2014	$14.667	$15.549	3,638
	2015	$15.549	$14.367	3,717
	2016	$14.367	$15.539	3,486
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.876	889
	2012	$11.876	$11.933	888
	2013	$11.933	$11.395	898
	2014	$11.395	$11.636	802
	2015	$11.636	$11.445	670
	2016	$11.445	$11.364	661
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.585	$13.689	61,062
	2008	$13.689	$9.122	42,540
	2009	$9.122	$11.129	24,464
	2010	$11.129	$12.273	12,069
	2011	$12.273	$11.792	6,451
	2012	$11.792	$13.255	5,229
	2013	$13.255	$17.429	4,397
	2014	$17.429	$18.840	2,923
	2015	$18.840	$17.906	2,684
	2016	$17.906	$21.023	2,472

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.601	$13.536	25,250
	2008	$13.536	$9.489	10,026
	2009	$9.489	$12.113	7,481
	2010	$12.113	$13.548	7,476
	2011	$13.548	$12.452	3,890
	2012	$12.452	$13.539	3,050
	2013	$13.539	$17.097	7,749
	2014	$17.097	$17.508	6,973
	2015	$17.508	$16.473	2,741
	2016	$16.473	$18.325	2,252
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.478	$14.424	713
	2008	$14.424	$7.538	715
	2009	$7.538	$11.587	659
	2010	$11.587	$14.496	750
	2011	$14.496	$12.917	617
	2012	$12.917	$14.173	478
	2013	$14.173	$19.031	420
	2014	$19.031	$20.147	373
	2015	$20.147	$20.011	371
	2016	$20.011	$19.784	369
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.324	$12.279	15,073
	2008	$12.279	$5.805	4,867
	2009	$5.805	$8.431	2,549
	2010	$8.431	$8.863	1,587
	2011	$8.863	$8.417	1,390
	2012	$8.417	$9.734	1,353
	2013	$9.734	$12.752	1,319
	2014	$12.752	$13.336	1,305
	2015	$13.336	$11.712	1,107
	2016	$11.712	$13.577	534
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.449	$10.992	5,828
	2008	$10.992	$10.968	4,131
	2009	$10.968	$10.875	2,469
	2010	$10.875	$11.212	1,400
	2011	$11.212	$11.267	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.951	5,243
	2009	$6.951	$12.236	3,147
	2010	$12.236	$15.037	4,829
	2011	$15.037	$10.002	580
	2012	$10.002	$11.127	398
	2013	$11.127	$12.500	372
	2014	$12.500	$10.801	371
	2015	$10.801	$9.682	73
	2016	$9.682	$8.880	73

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.781	$14.517	53,518
	2008	$14.517	$10.289	34,104
	2009	$10.289	$13.444	24,911
	2010	$13.444	$15.246	13,338
	2011	$15.246	$14.540	8,153
	2012	$14.540	$15.835	2,351
	2013	$15.835	$19.583	1,124
	2014	$19.583	$20.875	853
	2015	$20.875	$19.762	816
	2016	$19.762	$23.073	658
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.116	$12.103	23,686
	2008	$12.103	$7.624	18,835
	2009	$7.624	$7.217	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.166	$13.188	19,377
	2008	$13.188	$10.882	23,268
	2009	$10.882	$13.434	15,495
	2010	$13.434	$14.278	12,291
	2011	$14.278	$14.226	10,648
	2012	$14.226	$15.854	6,237
	2013	$15.854	$18.670	5,750
	2014	$18.670	$19.865	5,459
	2015	$19.865	$19.607	4,323
	2016	$19.607	$20.108	4,300
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.672	$15.892	7,627
	2008	$15.892	$14.940	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.594	$18.257	18,465
	2008	$18.257	$9.994	10,342
	2009	$9.994	$14.345	10,515
	2010	$14.345	$15.015	3,195
	2011	$15.015	$13.736	2,150
	2012	$13.736	$16.723	1,689
	2013	$16.723	$21.516	1,355
	2014	$21.516	$22.941	1,181
	2015	$22.941	$25.243	1,083
	2016	$25.243	$25.297	1,081
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.419	$13.998	20,140
	2008	$13.998	$8.773	14,493
	2009	$8.773	$10.569	9,316
	2010	$10.569	$11.333	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$17.786	529
	2016	$17.786	$18.506	524
MFS VIT II High Yield - Service Class
	2013	$10.000	$15.523	6,542
	2014	$15.523	$15.646	3,773
	2015	$15.646	$14.699	999
	2016	$14.699	$16.422	869

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.517	$11.495	8,010
	2008	$11.495	$8.061	5,959
	2009	$8.061	$11.507	4,547
	2010	$11.507	$12.940	3,042
	2011	$12.940	$13.210	1,990
	2012	$13.210	$14.859	1,450
	2013	$14.859	$15.045	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.281	$12.310	35,303
	2008	$12.310	$7.626	25,945
	2009	$7.626	$10.427	17,812
	2010	$10.427	$11.495	5,120
	2011	$11.495	$11.342	5,750
	2012	$11.342	$13.009	1,691
	2013	$13.009	$16.631	1,408
	2014	$16.631	$18.165	642
	2015	$18.165	$18.319	0
MFS® Investors Trust Series - Service Class
	2007	$12.558	$13.582	2,327
	2008	$13.582	$8.911	2,892
	2009	$8.911	$11.086	3,394
	2010	$11.086	$12.084	1,009
	2011	$12.084	$11.591	845
	2012	$11.591	$13.540	3,469
	2013	$13.540	$17.534	1,277
	2014	$17.534	$19.082	1,997
	2015	$19.082	$18.749	1,629
	2016	$18.749	$19.963	572
MFS® New Discovery Series - Service Class
	2007	$11.362	$11.419	2,212
	2008	$11.419	$6.789	512
	2009	$6.789	$10.872	580
	2010	$10.872	$14.529	2,245
	2011	$14.529	$12.784	206
	2012	$12.784	$15.192	0
	2013	$15.192	$21.089	82
	2014	$21.089	$19.177	82
	2015	$19.177	$18.446	28
	2016	$18.446	$19.729	28
MFS® Total Return Series - Service Class
	2007	$11.896	$12.153	36,646
	2008	$12.153	$9.279	30,804
	2009	$9.279	$10.738	24,445
	2010	$10.738	$11.573	4,986
	2011	$11.573	$11.557	4,481
	2012	$11.557	$12.602	3,966
	2013	$12.602	$14.709	3,453
	2014	$14.709	$15.650	2,086
	2015	$15.650	$15.295	1,568
	2016	$15.295	$16.361	1,288

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.810	$14.605	11,214
	2008	$14.605	$9.656	15,987
	2009	$9.656	$11.623	5,318
	2010	$11.623	$12.707	1,869
	2011	$12.707	$12.433	874
	2012	$12.433	$14.162	615
	2013	$14.162	$18.877	744
	2014	$18.877	$20.449	300
	2015	$20.449	$19.914	192
	2016	$19.914	$22.273	79
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.807	$12.306	10,772
	2008	$12.306	$6.143	10,137
	2009	$6.143	$7.987	8,923
	2010	$7.987	$9.984	12,682
	2011	$9.984	$9.897	3,274
	2012	$9.897	$11.301	332
	2013	$11.301	$15.066	2,349
	2014	$15.066	$15.628	3,121
	2015	$15.628	$16.338	1,493
	2016	$16.338	$16.395	311
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.688	$15.315	24,924
	2008	$15.315	$8.982	23,059
	2009	$8.982	$12.305	10,881
	2010	$12.305	$13.995	9,555
	2011	$13.995	$12.584	8,198
	2012	$12.584	$14.962	5,690
	2013	$14.962	$18.677	5,164
	2014	$18.677	$18.737	3,744
	2015	$18.737	$19.095	3,043
	2016	$19.095	$18.742	2,587
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.721	$13.299	39,454
	2008	$13.299	$8.105	24,375
	2009	$8.105	$10.905	13,961
	2010	$10.905	$13.191	7,439
	2011	$13.191	$12.659	3,339
	2012	$12.659	$14.642	3,301
	2013	$14.642	$20.240	4,131
	2014	$20.240	$22.215	2,771
	2015	$22.215	$20.506	2,301
	2016	$20.506	$23.721	1,572

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.745	$10.946	43,735
	2008	$10.946	$10.503	23,896
	2009	$10.503	$11.939	12,188
	2010	$11.939	$12.733	10,058
	2011	$12.733	$13.364	5,594
	2012	$13.364	$14.561	7,941
	2013	$14.561	$14.386	7,699
	2014	$14.386	$15.719	1,868
	2015	$15.719	$15.497	1,413
	2016	$15.497	$16.221	1,352
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.313	$10.632	72,629
	2008	$10.632	$10.687	73,225
	2009	$10.687	$10.517	32,253
	2010	$10.517	$10.343	20,402
	2011	$10.343	$10.174	15,383
	2012	$10.174	$10.007	11,760
	2013	$10.007	$9.843	16,236
	2014	$9.843	$9.676	8,548
	2015	$9.676	$9.514	7,265
	2016	$9.514	$9.406	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.493	$11.416	60,196
	2008	$11.416	$10.432	34,791
	2009	$10.432	$12.141	21,242
	2010	$12.141	$12.902	14,123
	2011	$12.902	$14.164	21,288
	2012	$14.164	$15.142	18,459
	2013	$15.142	$13.512	4,211
	2014	$13.512	$13.693	1,539
	2015	$13.693	$13.096	1,298
	2016	$13.096	$13.543	1,122
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.538	$11.266	81,848
	2008	$11.266	$11.608	60,359
	2009	$11.608	$13.017	40,000
	2010	$13.017	$13.834	33,201
	2011	$13.834	$14.090	22,858
	2012	$14.090	$15.179	18,280
	2013	$15.179	$14.628	17,046
	2014	$14.628	$14.994	13,014
	2015	$14.994	$14.806	10,446
	2016	$14.806	$14.944	9,621
Premier VIT OpCap Balanced Portfolio
	2007	$11.858	$11.138	5,481
	2008	$11.138	$7.535	3,960
	2009	$7.535	$7.261	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.501	$12.019	16,051
	2008	$12.019	$10.859	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.670	$12.903	81,626
	2008	$12.903	$7.274	62,701
	2009	$7.274	$10.138	40,435
	2010	$10.138	$11.561	17,197
	2011	$11.561	$11.519	10,165
	2012	$11.519	$13.351	6,390
	2013	$13.351	$18.485	7,235
	2014	$18.485	$19.777	7,923
	2015	$19.777	$21.540	7,026
	2016	$21.540	$21.289	4,896
T. Rowe Price Equity Income Portfolio - II
	2007	$13.162	$13.329	129,012
	2008	$13.329	$8.351	99,308
	2009	$8.351	$10.281	73,212
	2010	$10.281	$11.597	25,536
	2011	$11.597	$11.284	12,800
	2012	$11.284	$12.968	12,131
	2013	$12.968	$16.497	8,812
	2014	$16.497	$17.368	7,183
	2015	$17.368	$15.860	6,400
	2016	$15.860	$18.531	5,555
UIF Growth Portfolio, Class II
	2007	$11.990	$14.338	6,708
	2008	$14.338	$7.139	4,442
	2009	$7.139	$11.589	2,932
	2010	$11.589	$13.968	450
	2011	$13.968	$13.314	293
	2012	$13.314	$14.926	228
	2013	$14.926	$21.675	189
	2014	$21.675	$22.604	189
	2015	$22.604	$24.879	183
	2016	$24.879	$23.987	176
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.900	$16.181	49,043
	2008	$16.181	$9.852	38,054
	2009	$9.852	$12.444	33,843
	2010	$12.444	$15.845	19,381
	2011	$15.845	$16.458	8,481
	2012	$16.458	$18.705	7,027
	2013	$18.705	$18.709	3,220
	2014	$18.709	$23.803	1,651
	2015	$23.803	$23.848	1,198
	2016	$23.848	$24.979	919
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.401	$10.638	1,607
	2008	$10.638	$9.087	2,544
	2009	$9.087	$10.171	2,363
	2010	$10.171	$10.496	574
	2011	$10.496	$10.084	518
	2012	$10.084	$10.044	556
	2013	$10.044	$10.372	585
	2014	$10.372	$10.087	395
	2015	$10.087	$9.979	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.471	$29.043	16,859
	2008	$29.043	$10.054	11,964
	2009	$10.054	$21.070	11,191
	2010	$21.070	$26.271	2,198
	2011	$26.271	$19.178	1,130
	2012	$19.178	$24.471	998
	2013	$24.471	$26.946	1,020
	2014	$26.946	$26.378	1,254
	2015	$26.378	$22.301	1,098
	2016	$22.301	$21.946	985
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.654	$32.366	35,969
	2008	$32.366	$17.140	19,035
	2009	$17.140	$26.543	17,279
	2010	$26.543	$33.720	8,793
	2011	$33.720	$27.694	8,168
	2012	$27.694	$28.144	8,014
	2013	$28.144	$30.580	4,622
	2014	$30.580	$24.317	3,471
	2015	$24.317	$15.908	3,014
	2016	$15.908	$22.474	2,352
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.964	$11.721	64,359
	2008	$11.721	$7.963	43,788
	2009	$7.963	$12.122	22,070
	2010	$12.122	$13.667	14,823
	2011	$13.667	$13.606	12,099
	2012	$13.606	$15.792	5,568
	2013	$15.792	$16.463	4,878
	2014	$16.463	$15.939	3,953
	2015	$15.939	$14.716	3,316
	2016	$14.716	$16.688	3,237
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Elite Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
High
Mortality & Expense = 2.5

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.015	$16.883	0
	2008	$16.883	$9.000	0
	2009	$9.000	$13.210	0
	2010	$13.210	$14.620	0
	2011	$14.620	$14.151	0
	2012	$14.151	$16.249	0
	2013	$16.249	$21.332	0
	2014	$21.332	$23.572	0
	2015	$23.572	$24.317	0
	2016	$24.317	$23.738	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.104	$12.937	0
	2008	$12.937	$6.767	0
	2009	$6.767	$9.705	0
	2010	$9.705	$10.673	0
	2011	$10.673	$10.317	0
	2012	$10.317	$10.990	0
	2013	$10.990	$14.406	0
	2014	$14.406	$15.513	0
	2015	$15.513	$15.314	0
	2016	$15.314	$14.737	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$11.998	$15.338	0
	2008	$15.338	$6.204	0
	2009	$6.204	$9.143	0
	2010	$9.143	$10.587	0
	2011	$10.587	$9.426	0
	2012	$9.426	$10.621	0
	2013	$10.621	$14.008	0
	2014	$14.008	$14.678	0
	2015	$14.678	$14.025	0
	2016	$14.025	$13.728	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.427	0
	2008	$9.427	$5.823	0
	2009	$5.823	$7.337	0
	2010	$7.337	$8.332	0
	2011	$8.332	$7.613	0
	2012	$7.613	$8.526	0
	2013	$8.526	$10.975	0
	2014	$10.975	$11.691	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.665	0
	2008	$9.665	$6.060	0
	2009	$6.060	$7.348	0
	2010	$7.348	$7.835	0
	2011	$7.835	$8.009	0
	2012	$8.009	$9.088	0
	2013	$9.088	$11.717	0
	2014	$11.717	$12.749	0
	2015	$12.749	$12.061	0
	2016	$12.061	$13.276	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.654	$11.950	0
	2008	$11.950	$8.274	0
	2009	$8.274	$10.377	0
	2010	$10.377	$11.519	0
	2011	$11.519	$10.904	0
	2012	$10.904	$11.919	0
	2013	$11.919	$13.390	0
	2014	$13.390	$13.765	0
	2015	$13.765	$13.399	0
	2016	$13.399	$13.422	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.885	$15.861	0
	2008	$15.861	$8.853	0
	2009	$8.853	$11.681	0
	2010	$11.681	$13.304	0
	2011	$13.304	$12.598	0
	2012	$12.598	$14.250	0
	2013	$14.250	$18.176	0
	2014	$18.176	$19.767	0
	2015	$19.767	$19.333	0
	2016	$19.333	$20.287	0
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$12.872	$12.695	0
	2008	$12.695	$7.071	0
	2009	$7.071	$8.945	0
	2010	$8.945	$10.012	0
	2011	$10.012	$9.817	0
	2012	$9.817	$11.191	0
	2013	$11.191	$13.934	0
	2014	$13.934	$14.722	0
	2015	$14.722	$13.732	0
	2016	$13.732	$15.745	0
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.922	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.049	$10.272	0
	2008	$10.272	$10.282	0
	2009	$10.282	$10.062	0
	2010	$10.062	$9.808	0
	2011	$9.808	$9.554	0
	2012	$9.554	$9.306	0
	2013	$9.306	$9.065	0
	2014	$9.065	$8.830	0
	2015	$8.830	$8.602	0
	2016	$8.602	$8.380	0
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.343	$12.759	0
	2008	$12.759	$6.547	0
	2009	$6.547	$8.161	0
	2010	$8.161	$9.845	0
	2011	$9.845	$9.587	0
	2012	$9.587	$10.682	0
	2013	$10.682	$14.150	0
	2014	$14.150	$15.300	0
	2015	$15.300	$15.931	0
	2016	$15.931	$15.603	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.076	$12.370	0
	2008	$12.370	$7.571	0
	2009	$7.571	$9.313	0
	2010	$9.313	$10.408	0
	2011	$10.408	$10.318	0
	2012	$10.318	$11.620	0
	2013	$11.620	$14.930	0
	2014	$14.930	$16.474	0
	2015	$16.474	$16.220	0
	2016	$16.220	$17.629	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.166	$10.305	0
	2008	$10.305	$9.689	0
	2009	$9.689	$10.897	0
	2010	$10.897	$11.415	0
	2011	$11.415	$11.902	0
	2012	$11.902	$12.241	0
	2013	$12.241	$11.676	0
	2014	$11.676	$12.011	0
	2015	$12.011	$11.600	0
	2016	$11.600	$11.805	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.342	$16.349	0
	2008	$16.349	$8.923	0
	2009	$8.923	$10.970	0
	2010	$10.970	$12.056	0
	2011	$12.056	$9.707	0
	2012	$9.707	$11.380	0
	2013	$11.380	$14.429	0
	2014	$14.429	$12.887	0
	2015	$12.887	$12.966	0
	2016	$12.966	$11.964	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.664	0
	2016	$8.664	$9.581	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.590	$15.050	0
	2008	$15.050	$8.687	0
	2009	$8.687	$10.771	0
	2010	$10.771	$11.667	0
	2011	$11.667	$10.618	0
	2012	$10.618	$10.800	0
	2013	$10.800	$12.355	0
	2014	$12.355	$12.370	0
	2015	$12.370	$12.201	0
	2016	$12.201	$11.962	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$8.734	0
	2013	$8.734	$11.892	0
	2014	$11.892	$12.529	0
	2015	$12.529	$12.783	0
	2016	$12.783	$12.703	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.127	$12.108	0
	2008	$12.108	$6.766	0
	2009	$6.766	$7.955	0
	2010	$7.955	$8.927	0
	2011	$8.927	$7.989	0
	2012	$7.989	$9.136	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.708	$11.250	0
	2008	$11.250	$7.634	0
	2009	$7.634	$9.517	0
	2010	$9.517	$10.127	0
	2011	$10.127	$9.835	0
	2012	$9.835	$10.883	0
	2013	$10.883	$13.667	0
	2014	$13.667	$14.356	0
	2015	$14.356	$13.143	0
	2016	$13.143	$14.085	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.043	0
	2012	$11.043	$10.994	0
	2013	$10.994	$10.403	0
	2014	$10.403	$10.525	0
	2015	$10.525	$10.258	0
	2016	$10.258	$10.092	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.227	$13.206	0
	2008	$13.206	$8.719	0
	2009	$8.719	$10.540	0
	2010	$10.540	$11.518	0
	2011	$11.518	$10.965	0
	2012	$10.965	$12.212	0
	2013	$12.212	$15.911	0
	2014	$15.911	$17.041	0
	2015	$17.041	$16.048	0
	2016	$16.048	$18.669	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.269	$13.058	0
	2008	$13.058	$9.070	0
	2009	$9.070	$11.472	0
	2010	$11.472	$12.713	0
	2011	$12.713	$11.578	0
	2012	$11.578	$12.474	0
	2013	$12.474	$15.608	0
	2014	$15.608	$15.836	0
	2015	$15.836	$14.764	0
	2016	$14.764	$16.274	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.149	$13.914	0
	2008	$13.914	$7.205	0
	2009	$7.205	$10.974	0
	2010	$10.974	$13.604	0
	2011	$13.604	$12.010	0
	2012	$12.010	$13.057	0
	2013	$13.057	$17.373	0
	2014	$17.373	$18.223	0
	2015	$18.223	$17.934	0
	2016	$17.934	$17.569	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.000	$11.845	0
	2008	$11.845	$5.549	0
	2009	$5.549	$7.984	0
	2010	$7.984	$8.317	0
	2011	$8.317	$7.826	0
	2012	$7.826	$8.968	0
	2013	$8.968	$11.641	0
	2014	$11.641	$12.062	0
	2015	$12.062	$10.497	0
	2016	$10.497	$12.057	0
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.174	$10.603	0
	2008	$10.603	$10.484	0
	2009	$10.484	$10.299	0
	2010	$10.299	$10.522	0
	2011	$10.522	$10.542	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.644	0
	2009	$6.644	$11.588	0
	2010	$11.588	$14.111	0
	2011	$14.111	$9.300	0
	2012	$9.300	$10.251	0
	2013	$10.251	$11.411	0
	2014	$11.411	$9.769	0
	2015	$9.769	$8.677	0
	2016	$8.677	$7.885	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.418	$14.004	0
	2008	$14.004	$9.835	0
	2009	$9.835	$12.732	0
	2010	$12.732	$14.307	0
	2011	$14.307	$13.520	0
	2012	$13.520	$14.589	0
	2013	$14.589	$17.877	0
	2014	$17.877	$18.882	0
	2015	$18.882	$17.712	0
	2016	$17.712	$20.490	0
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.916	$11.809	0
	2008	$11.809	$7.371	0
	2009	$7.371	$6.956	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.846	$12.723	0
	2008	$12.723	$10.402	0
	2009	$10.402	$12.723	0
	2010	$12.723	$13.399	0
	2011	$13.399	$13.228	0
	2012	$13.228	$14.606	0
	2013	$14.606	$17.044	0
	2014	$17.044	$17.969	0
	2015	$17.969	$17.573	0
	2016	$17.573	$17.858	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.312	$15.331	0
	2008	$15.331	$14.368	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.236	$17.612	0
	2008	$17.612	$9.553	0
	2009	$9.553	$13.586	0
	2010	$13.586	$14.090	0
	2011	$14.090	$12.772	0
	2012	$12.772	$15.407	0
	2013	$15.407	$19.642	0
	2014	$19.642	$20.751	0
	2015	$20.751	$22.624	0
	2016	$22.624	$22.466	0
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.065	$13.504	0
	2008	$13.504	$8.386	0
	2009	$8.386	$10.010	0
	2010	$10.010	$10.701	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$15.941	0
	2016	$15.941	$16.434	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.171	0
	2014	$14.171	$14.152	0
	2015	$14.152	$13.175	0
	2016	$13.175	$14.584	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.214	$11.089	0
	2008	$11.089	$7.705	0
	2009	$7.705	$10.898	0
	2010	$10.898	$12.143	0
	2011	$12.143	$12.284	0
	2012	$12.284	$13.691	0
	2013	$13.691	$13.782	0
MFS® Investors Growth Stock Series - Service Class
	2007	$12.000	$11.845	0
	2008	$11.845	$7.289	0
	2009	$7.289	$9.875	0
	2010	$9.875	$10.788	0
	2011	$10.788	$10.546	0
	2012	$10.546	$11.985	0
	2013	$11.985	$15.182	0
	2014	$15.182	$16.431	0
	2015	$16.431	$16.534	0
MFS® Investors Trust Series - Service Class
	2007	$10.983	$11.876	0
	2008	$11.876	$8.518	0
	2009	$8.518	$10.500	0
	2010	$10.500	$11.339	0
	2011	$11.339	$10.778	0
	2012	$10.778	$12.474	0
	2013	$12.474	$16.006	0
	2014	$16.006	$17.260	0
	2015	$17.260	$16.803	0
	2016	$16.803	$17.729	0
MFS® New Discovery Series - Service Class
	2007	$11.063	$11.016	0
	2008	$11.016	$6.489	0
	2009	$6.489	$10.297	0
	2010	$10.297	$13.634	0
	2011	$13.634	$11.886	0
	2012	$11.886	$13.996	0
	2013	$13.996	$19.252	0
	2014	$19.252	$17.345	0
	2015	$17.345	$16.532	0
	2016	$16.532	$17.520	0
MFS® Total Return Series - Service Class
	2007	$11.582	$11.723	0
	2008	$11.723	$8.870	0
	2009	$8.870	$10.170	0
	2010	$10.170	$10.860	0
	2011	$10.860	$10.746	0
	2012	$10.746	$11.610	0
	2013	$11.610	$13.428	0
	2014	$13.428	$14.156	0
	2015	$14.156	$13.708	0
	2016	$13.708	$14.530	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.447	$14.090	0
	2008	$14.090	$9.229	0
	2009	$9.229	$11.008	0
	2010	$11.008	$11.924	0
	2011	$11.924	$11.561	0
	2012	$11.561	$13.048	0
	2013	$13.048	$17.233	0
	2014	$17.233	$18.497	0
	2015	$18.497	$17.848	0
	2016	$17.848	$19.780	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.627	$12.007	0
	2008	$12.007	$5.939	0
	2009	$5.939	$7.651	0
	2010	$7.651	$9.476	0
	2011	$9.476	$9.308	0
	2012	$9.308	$10.530	0
	2013	$10.530	$13.911	0
	2014	$13.911	$14.298	0
	2015	$14.298	$14.810	0
	2016	$14.810	$14.726	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.301	$14.774	0
	2008	$14.774	$8.586	0
	2009	$8.586	$11.653	0
	2010	$11.653	$13.133	0
	2011	$13.133	$11.701	0
	2012	$11.701	$13.784	0
	2013	$13.784	$17.050	0
	2014	$17.050	$16.948	0
	2015	$16.948	$17.114	0
	2016	$17.114	$16.644	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.360	$12.830	0
	2008	$12.830	$7.747	0
	2009	$7.747	$10.328	0
	2010	$10.328	$12.379	0
	2011	$12.379	$11.770	0
	2012	$11.770	$13.489	0
	2013	$13.489	$18.476	0
	2014	$18.476	$20.093	0
	2015	$20.093	$18.378	0
	2016	$18.378	$21.066	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.462	$10.559	0
	2008	$10.559	$10.039	0
	2009	$10.039	$11.307	0
	2010	$11.307	$11.949	0
	2011	$11.949	$12.427	0
	2012	$12.427	$13.416	0
	2013	$13.416	$13.133	0
	2014	$13.133	$14.219	0
	2015	$14.219	$13.889	0
	2016	$13.889	$14.405	0
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.042	$10.257	0
	2008	$10.257	$10.215	0
	2009	$10.215	$9.961	0
	2010	$9.961	$9.706	0
	2011	$9.706	$9.460	0
	2012	$9.460	$9.219	0
	2013	$9.219	$8.985	0
	2014	$8.985	$8.752	0
	2015	$8.752	$8.527	0
	2016	$8.527	$8.374	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.217	$11.013	0
	2008	$11.013	$9.971	0
	2009	$9.971	$11.498	0
	2010	$11.498	$12.108	0
	2011	$12.108	$13.171	0
	2012	$13.171	$13.951	0
	2013	$13.951	$12.335	0
	2014	$12.335	$12.386	0
	2015	$12.386	$11.738	0
	2016	$11.738	$12.027	0
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.260	$10.868	0
	2008	$10.868	$11.096	0
	2009	$11.096	$12.328	0
	2010	$12.328	$12.982	0
	2011	$12.982	$13.102	0
	2012	$13.102	$13.985	0
	2013	$13.985	$13.354	0
	2014	$13.354	$13.563	0
	2015	$13.563	$13.270	0
	2016	$13.270	$13.272	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.571	$10.768	0
	2008	$10.768	$7.218	0
	2009	$7.218	$6.936	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.198	$11.595	0
	2008	$11.595	$10.470	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.362	$12.447	0
	2008	$12.447	$6.953	0
	2009	$6.953	$9.602	0
	2010	$9.602	$10.849	0
	2011	$10.849	$10.711	0
	2012	$10.711	$12.300	0
	2013	$12.300	$16.875	0
	2014	$16.875	$17.889	0
	2015	$17.889	$19.305	0
	2016	$19.305	$18.906	0
T. Rowe Price Equity Income Portfolio - II
	2007	$12.815	$12.858	0
	2008	$12.858	$7.982	0
	2009	$7.982	$9.737	0
	2010	$9.737	$10.882	0
	2011	$10.882	$10.492	0
	2012	$10.492	$11.948	0
	2013	$11.948	$15.059	0
	2014	$15.059	$15.710	0
	2015	$15.710	$14.214	0
	2016	$14.214	$16.456	0
UIF Growth Portfolio, Class II
	2007	$11.674	$13.832	0
	2008	$13.832	$6.824	0
	2009	$6.824	$10.976	0
	2010	$10.976	$13.108	0
	2011	$13.108	$12.380	0
	2012	$12.380	$13.752	0
	2013	$13.752	$19.787	0
	2014	$19.787	$20.446	0
	2015	$20.446	$22.297	0
	2016	$22.297	$21.302	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.375	$15.610	0
	2008	$15.610	$9.417	0
	2009	$9.417	$11.785	0
	2010	$11.785	$14.869	0
	2011	$14.869	$15.303	0
	2012	$15.303	$17.233	0
	2013	$17.233	$17.079	0
	2014	$17.079	$21.530	0
	2015	$21.530	$21.374	0
	2016	$21.374	$22.183	0
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.127	$10.262	0
	2008	$10.262	$8.686	0
	2009	$8.686	$9.633	0
	2010	$9.633	$9.850	0
	2011	$9.850	$9.376	0
	2012	$9.376	$9.253	0
	2013	$9.253	$9.468	0
	2014	$9.468	$9.124	0
	2015	$9.124	$8.992	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$20.905	$28.017	0
	2008	$28.017	$9.610	0
	2009	$9.610	$19.955	0
	2010	$19.955	$24.654	0
	2011	$24.654	$17.833	0
	2012	$17.833	$22.545	0
	2013	$22.545	$24.599	0
	2014	$24.599	$23.859	0
	2015	$23.859	$19.987	0
	2016	$19.987	$19.489	0
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.057	$31.224	0
	2008	$31.224	$16.383	0
	2009	$16.383	$25.138	0
	2010	$25.138	$31.644	0
	2011	$31.644	$25.752	0
	2012	$25.752	$25.930	0
	2013	$25.930	$27.916	0
	2014	$27.916	$21.995	0
	2015	$21.995	$14.257	0
	2016	$14.257	$19.957	0
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.649	$11.307	0
	2008	$11.307	$7.612	0
	2009	$7.612	$11.481	0
	2010	$11.481	$12.826	0
	2011	$12.826	$12.652	0
	2012	$12.652	$14.549	0
	2013	$14.549	$15.029	0
	2014	$15.029	$14.418	0
	2015	$14.418	$13.189	0
	2016	$13.189	$14.820	0
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Plus Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Low
Mortality & Expense = 1.45

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.427	$17.606	140,144
	2008	$17.606	$9.487	131,667
	2009	$9.487	$14.074	104,489
	2010	$14.074	$15.744	103,711
	2011	$15.744	$15.404	88,456
	2012	$15.404	$17.877	81,631
	2013	$17.877	$23.724	54,094
	2014	$23.724	$26.496	47,231
	2015	$26.496	$27.628	36,444
	2016	$27.628	$27.261	31,792
Alger Large Cap Growth Portfolio - Class S
	2007	$11.455	$13.491	242,972
	2008	$13.491	$7.133	252,657
	2009	$7.133	$10.340	217,489
	2010	$10.340	$11.494	189,088
	2011	$11.494	$11.230	139,411
	2012	$11.230	$12.092	96,100
	2013	$12.092	$16.021	67,839
	2014	$16.021	$17.438	54,369
	2015	$17.438	$17.400	41,192
	2016	$17.400	$16.925	39,096
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.377	$15.995	397,229
	2008	$15.995	$6.539	448,194
	2009	$6.539	$9.741	382,540
	2010	$9.741	$11.401	312,036
	2011	$11.401	$10.261	265,823
	2012	$10.261	$11.686	212,330
	2013	$11.686	$15.578	166,426
	2014	$15.578	$16.500	131,872
	2015	$16.500	$15.937	104,319
	2016	$15.937	$15.766	90,559
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.496	77,930
	2008	$9.496	$5.929	78,084
	2009	$5.929	$7.551	64,493
	2010	$7.551	$8.668	54,410
	2011	$8.668	$8.005	41,829
	2012	$8.005	$9.061	35,482
	2013	$9.061	$11.790	29,999
	2014	$11.790	$12.685	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.735	115,189
	2008	$9.735	$6.170	84,142
	2009	$6.170	$7.563	69,529
	2010	$7.563	$8.150	65,270
	2011	$8.150	$8.421	57,030
	2012	$8.421	$9.659	42,202
	2013	$9.659	$12.587	36,017
	2014	$12.587	$13.843	44,069
	2015	$13.843	$13.238	28,986
	2016	$13.238	$14.728	25,734
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.991	$12.461	181,005
	2008	$12.461	$8.722	200,576
	2009	$8.722	$11.056	174,938
	2010	$11.056	$12.405	162,655
	2011	$12.405	$11.869	131,291
	2012	$11.869	$13.114	97,344
	2013	$13.114	$14.892	74,318
	2014	$14.892	$15.473	46,037
	2015	$15.473	$15.224	40,466
	2016	$15.224	$15.414	34,180
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.324	$16.540	915,580
	2008	$16.540	$9.332	1,036,462
	2009	$9.332	$12.446	860,886
	2010	$12.446	$14.327	791,650
	2011	$14.327	$13.713	685,524
	2012	$13.713	$15.679	547,018
	2013	$15.679	$20.213	419,146
	2014	$20.213	$22.219	326,693
	2015	$22.219	$21.966	244,603
	2016	$21.966	$23.298	203,201
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.279	$13.239	882,993
	2008	$13.239	$7.453	958,622
	2009	$7.453	$9.531	838,502
	2010	$9.531	$10.783	770,594
	2011	$10.783	$10.685	663,554
	2012	$10.685	$12.314	562,960
	2013	$12.314	$15.496	416,246
	2014	$15.496	$16.550	326,978
	2015	16.550	15.603	264,517
	2016	15.603	18.082	167,388

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.957	219,004
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.367	$10.712	1,860,555
	2008	$10.712	$10.838	2,312,870
	2009	$10.838	$10.720	1,916,252
	2010	$10.720	$10.562	1,575,490
	2011	$10.562	$10.400	1,456,478
	2012	$10.400	$10.239	1,250,130
	2013	$10.239	$10.081	1,052,425
	2014	$10.081	$9.926	785,582
	2015	$9.926	$9.773	617,151
	2016	$9.773	$9.623	471,540
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.671	$13.305	176,462
	2008	$13.305	$6.902	239,711
	2009	$6.902	$8.695	226,398
	2010	$8.695	$10.603	196,977
	2011	$10.603	$10.435	163,363
	2012	$10.435	$11.753	121,700
	2013	$11.753	$15.736	95,517
	2014	$15.736	$17.199	82,906
	2015	$17.199	$18.101	66,778
	2016	$18.101	$17.919	47,768
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.458	$12.899	1,221,783
	2008	$12.899	$7.980	1,372,538
	2009	$7.980	$9.923	1,179,069
	2010	$9.923	$11.208	1,056,165
	2011	$11.208	$11.232	897,385
	2012	$11.232	$12.785	718,378
	2013	$12.785	$16.604	526,001
	2014	$16.604	$18.519	391,701
	2015	18.519	18.429	324,647
	2016	18.429	20.246	251,370
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.487	$10.746	1,490,496
	2008	$10.746	$10.213	1,404,977
	2009	$10.213	$11.610	1,239,977
	2010	$11.610	$12.293	1,143,680
	2011	$12.293	$12.954	962,082
	2012	$12.954	$13.468	788,124
	2013	$13.468	$12.985	587,576
	2014	$12.985	$13.502	410,110
	2015	$13.502	$13.179	333,031
	2016	$13.179	$13.557	252,079

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.796	$17.049	807,662
	2008	$17.049	$9.406	916,161
	2009	$9.406	$11.688	807,903
	2010	$11.688	$12.983	685,772
	2011	$12.983	$10.566	691,059
	2012	$10.566	$12.521	571,559
	2013	$12.521	$16.046	450,554
	2014	$16.046	$14.487	370,578
	2015	$14.487	$14.732	283,468
	2016	$14.732	$13.740	232,454
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.726	103,904
	2016	$8.726	$9.754	82,108
Guggenheim VIF Long Short Equity Fund
	2007	$12.989	$15.694	104,063
	2008	$15.694	$9.157	117,641
	2009	$9.157	$11.475	103,531
	2010	$11.475	$12.564	89,854
	2011	$12.564	$11.558	85,709
	2012	$11.558	$11.882	72,991
	2013	$11.882	$13.741	58,754
	2014	$13.741	$13.906	30,656
	2015	13.906	13.863	24,479
	2016	13.863	13.738	22,813
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.610	70,498
	2013	$9.610	$13.226	48,636
	2014	$13.226	$14.084	36,426
	2015	$14.084	$14.525	19,992
	2016	$14.525	$14.589	17,356
Invesco V.I. Capital Appreciation - Series II
	2007	$11.479	$12.626	110,380
	2008	$12.626	$7.132	125,423
	2009	$7.132	$8.476	104,680
	2010	$8.476	$9.613	90,374
	2011	$9.613	$8.697	82,747
	2012	$8.697	$9.980	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.785	$11.454	276,101
	2008	$11.454	$7.857	288,185
	2009	$7.857	$9.900	241,788
	2010	$9.900	$10.648	206,986
	2011	$10.648	$10.452	176,338
	2012	$10.452	$11.691	158,457
	2013	$11.691	$14.840	130,436
	2014	$14.840	$15.756	88,838
	2015	$15.756	$14.581	76,543
	2016	$14.581	$15.794	52,222

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$12.020	316,576
	2012	$12.020	$12.096	290,657
	2013	$12.096	$11.569	202,678
	2014	$11.569	$11.831	183,808
	2015	$11.831	$11.655	157,885
	2016	$11.655	$11.590	107,434
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.645	$13.771	913,686
	2008	$13.771	$9.191	900,825
	2009	$9.191	$11.230	788,311
	2010	$11.230	$12.403	688,083
	2011	$12.403	$11.935	595,214
	2012	$11.935	$13.436	476,292
	2013	$13.436	$17.694	331,949
	2014	$17.694	$19.156	246,664
	2015	$19.156	$18.234	194,119
	2016	$18.234	$21.441	134,084
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.657	$13.617	404,724
	2008	$13.617	$9.561	420,218
	2009	$9.561	$12.223	365,382
	2010	$12.223	$13.691	354,072
	2011	$13.691	$12.603	317,651
	2012	$12.603	$13.724	237,613
	2013	$13.724	$17.358	169,959
	2014	$17.358	$17.801	134,490
	2015	$17.801	$16.775	98,531
	2016	$16.775	$18.690	68,741
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.534	$14.510	38,611
	2008	$14.510	$7.594	49,182
	2009	$7.594	$11.692	81,540
	2010	$11.692	$14.650	83,826
	2011	$14.650	$13.073	74,716
	2012	$13.073	$14.367	43,857
	2013	$14.367	$19.321	29,770
	2014	$19.321	$20.485	25,435
	2015	$20.485	$20.377	14,736
	2016	$20.377	$20.177	11,195
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.379	$12.352	293,495
	2008	$12.352	$5.849	426,442
	2009	$5.849	$8.507	343,201
	2010	$8.507	$8.957	319,363
	2011	$8.957	$8.519	281,990
	2012	$8.519	$9.867	201,378
	2013	$9.867	$12.946	126,948
	2014	$12.946	$13.560	84,104
	2015	13.560	11.927	57,888
	2016	11.927	13.847	49,274

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.496	$11.057	382,399
	2008	$11.057	$11.051	541,227
	2009	$11.051	$10.973	477,547
	2010	$10.973	$11.331	471,942
	2011	$11.331	$11.392	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$7.003	153,801
	2009	$7.003	$12.347	149,089
	2010	$12.347	$15.197	152,251
	2011	$15.197	$10.123	158,712
	2012	$10.123	$11.279	100,717
	2013	$11.279	$12.691	73,848
	2014	$12.691	$10.982	55,277
	2015	$10.982	$9.860	38,605
	2016	$9.860	$9.056	26,653
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.842	$14.604	603,783
	2008	$14.604	$10.366	628,536
	2009	$10.366	$13.565	498,879
	2010	$13.565	$15.407	458,370
	2011	$15.407	$14.716	389,734
	2012	$14.716	$16.051	290,229
	2013	$16.051	$19.881	234,824
	2014	$19.881	$21.225	182,034
	2015	$21.225	$20.125	117,497
	2016	$20.125	$23.531	90,440
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.149	$12.153	204,185
	2008	$12.153	$7.667	200,043
	2009	$7.667	$7.261	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.220	$13.267	419,411
	2008	$13.267	$10.964	387,556
	2009	$10.964	$13.555	378,329
	2010	$13.555	$14.429	330,052
	2011	$14.429	$14.398	275,246
	2012	$14.398	$16.070	226,957
	2013	$16.070	$18.954	172,344
	2014	$18.954	$20.198	136,802
	2015	$20.198	$19.967	113,049
	2016	$19.967	$20.508	82,061

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.733	$15.987	130,612
	2008	$15.987	$15.037	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.654	$18.366	194,043
	2008	$18.366	$10.069	230,987
	2009	$10.069	$14.475	199,558
	2010	$14.475	$15.174	172,341
	2011	$15.174	$13.902	146,080
	2012	$13.902	$16.952	118,380
	2013	$16.952	$21.844	70,817
	2014	$21.844	$23.326	50,625
	2015	$23.326	$25.706	36,778
	2016	$25.706	$25.800	33,393
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.478	$14.082	157,185
	2008	$14.082	$8.839	156,723
	2009	$8.839	$10.665	133,212
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$18.112	109,954
	2016	$18.112	$18.874	85,853
MFS VIT II High Yield - Service Class
	2013	$10.000	$15.759	158,197
	2014	$15.759	$15.908	118,084
	2015	$15.908	$14.969	82,244
	2016	$14.969	$16.748	64,450
MFS® High Income Series - Service Class
	2007	$11.568	$11.563	406,241
	2008	$11.563	$8.121	391,449
	2009	$8.121	$11.611	306,693
	2010	$11.611	$13.077	294,022
	2011	$13.077	$13.371	273,293
	2012	$13.371	$15.063	228,130
	2013	$15.063	$15.265	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.331	$12.384	487,942
	2008	$12.384	$7.683	536,714
	2009	$7.683	$10.521	428,012
	2010	$10.521	$11.617	388,447
	2011	$11.617	$11.480	336,778
	2012	$11.480	$13.187	273,676
	2013	$13.187	$16.884	204,575
	2014	$16.884	$18.470	148,779
	2015	18.470	18.633	0
MFS® Investors Trust Series - Service Class
	2007	$12.614	$13.663	71,252
	2008	$13.663	$8.978	89,673
	2009	$8.978	$11.187	85,026
	2010	$11.187	$12.212	69,448
	2011	$12.212	$11.732	62,992
	2012	$11.732	$13.725	52,324
	2013	$13.725	$17.801	35,957
	2014	$17.801	$19.402	26,032
	2015	$19.402	$19.092	22,464
	2016	$19.092	$20.360	10,143

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® New Discovery Series - Service Class
	2007	$11.413	$11.488	133,227
	2008	$11.488	$6.840	145,739
	2009	$6.840	$10.971	134,171
	2010	$10.971	$14.683	134,012
	2011	$14.683	$12.939	122,440
	2012	$12.939	$15.400	83,911
	2013	$15.400	$21.410	77,443
	2014	$21.410	$19.499	51,836
	2015	$19.499	$18.784	37,627
	2016	$18.784	$20.121	27,979
MFS® Total Return Series - Service Class
	2007	$11.948	$12.225	733,113
	2008	$12.225	$9.349	623,702
	2009	$9.349	$10.836	575,285
	2010	$10.836	$11.695	513,670
	2011	$11.695	$11.697	443,345
	2012	$11.697	$12.774	341,459
	2013	$12.774	$14.933	288,713
	2014	$14.933	$15.912	185,627
	2015	$15.912	$15.575	132,833
	2016	$15.575	$16.686	102,723
MFS® Value Series - Service Class
	2007	$13.872	$14.693	178,813
	2008	$14.693	$9.728	218,888
	2009	$9.728	$11.728	183,765
	2010	$11.728	$12.841	196,581
	2011	$12.841	$12.584	179,027
	2012	$12.584	$14.356	109,358
	2013	$14.356	$19.164	83,721
	2014	$19.164	$20.792	58,443
	2015	$20.792	$20.279	42,888
	2016	$20.279	$22.716	30,218
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.837	$12.356	79,497
	2008	$12.356	$6.178	88,007
	2009	$6.178	$8.044	77,979
	2010	$8.044	$10.071	77,409
	2011	$10.071	$9.998	78,447
	2012	$9.998	$11.434	69,630
	2013	$11.434	$15.267	60,472
	2014	$15.267	$15.861	46,296
	2015	$15.861	$16.606	30,187
	2016	$16.606	$16.689	24,494

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.753	$15.406	390,850
	2008	$15.406	$9.050	394,574
	2009	$9.050	$12.416	321,152
	2010	$12.416	$14.143	280,674
	2011	$14.143	$12.737	253,922
	2012	$12.737	$15.166	203,828
	2013	$15.166	$18.961	154,977
	2014	$18.961	$19.051	112,800
	2015	$19.051	$19.445	80,895
	2016	$19.445	$19.114	69,541
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.782	$13.379	616,978
	2008	$13.379	$8.165	662,016
	2009	$8.165	$11.004	576,312
	2010	$11.004	$13.331	470,789
	2011	$13.331	$12.812	400,433
	2012	$12.812	$14.842	329,397
	2013	$14.842	$20.548	262,728
	2014	$20.548	$22.587	196,508
	2015	$22.587	$20.882	147,834
	2016	$20.882	$24.192	112,995
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.793	$11.011	473,852
	2008	$11.011	$10.582	431,280
	2009	$10.582	$12.047	415,232
	2010	$12.047	$12.868	419,495
	2011	$12.868	$13.526	346,787
	2012	$13.526	$14.760	306,129
	2013	$14.760	$14.605	250,415
	2014	$14.605	$15.983	189,665
	2015	$15.983	$15.781	140,091
	2016	$15.781	$16.543	119,587
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.359	$10.696	706,907
	2008	$10.696	$10.767	859,497
	2009	$10.767	$10.612	907,129
	2010	$10.612	$10.453	852,225
	2011	$10.453	$10.297	840,060
	2012	$10.297	$10.144	627,157
	2013	$10.144	$9.993	504,746
	2014	$9.993	$9.838	339,164
	2015	$9.838	$9.688	293,085
	2016	$9.688	$9.589	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.540	$11.484	1,038,569
	2008	$11.484	$10.510	1,164,877
	2009	$10.510	$12.250	983,651
	2010	$12.250	$13.039	897,156
	2011	$13.039	$14.336	786,960
	2012	$14.336	$15.349	687,658
	2013	$15.349	$13.718	465,157
	2014	$13.718	$13.923	343,298
	2015	$13.923	$13.336	251,384
	2016	$13.336	$13.812	207,158
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.585	$11.333	1,362,786
	2008	$11.333	$11.695	1,498,179
	2009	$11.695	$13.134	1,507,227
	2010	$13.134	$13.980	1,377,334
	2011	$13.980	$14.261	1,279,562
	2012	$14.261	$15.386	1,062,330
	2013	$15.386	$14.851	772,482
	2014	$14.851	$15.246	494,725
	2015	$15.246	$15.077	371,146
	2016	$15.077	$15.241	284,934
Premier VIT OpCap Balanced Portfolio
	2007	$11.906	$11.200	100,376
	2008	$11.200	$7.589	91,560
	2009	$7.589	$7.317	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.552	$12.091	133,825
	2008	$12.091	$10.924	0
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.722	$12.980	921,017
	2008	$12.980	$7.329	1,076,189
	2009	$7.329	$10.230	850,454
	2010	$10.230	$11.683	736,797
	2011	$11.683	$11.659	644,527
	2012	$11.659	$13.533	548,267
	2013	$13.533	$18.767	405,540
	2014	$18.767	$20.109	305,885
	2015	$20.109	$21.935	210,587
	2016	$21.935	$21.712	174,278
T. Rowe Price Equity Income Portfolio - II
	2007	$13.221	$13.409	1,570,162
	2008	$13.409	$8.413	1,608,523
	2009	$8.413	$10.374	1,377,891
	2010	$10.374	$11.719	1,195,528
	2011	$11.719	$11.421	1,031,213
	2012	$11.421	$13.146	823,514
	2013	$13.146	$16.748	595,171
	2014	$16.748	$17.659	458,609
	2015	$17.659	$16.150	368,424
	2016	$16.150	$18.899	293,481

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
UIF Growth Portfolio, Class II
	2007	$12.043	$14.424	101,174
	2008	$14.424	$7.193	110,041
	2009	$7.193	$11.694	91,860
	2010	$11.694	$14.116	75,917
	2011	$14.116	$13.475	61,271
	2012	$13.475	$15.130	43,733
	2013	$15.130	$22.005	33,018
	2014	$22.005	$22.983	21,144
	2015	$22.983	$25.335	14,770
	2016	$25.335	$24.463	12,233
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.988	$16.278	713,922
	2008	$16.278	$9.926	725,507
	2009	$9.926	$12.557	582,988
	2010	$12.557	$16.013	449,938
	2011	$16.013	$16.658	391,905
	2012	$16.658	$18.961	306,501
	2013	$18.961	$18.994	248,646
	2014	$18.994	$24.202	174,211
	2015	$24.202	$24.285	145,647
	2016	$24.285	$25.475	121,797
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.447	$10.701	67,655
	2008	$10.701	$9.156	83,819
	2009	$9.156	$10.264	84,209
	2010	$10.264	$10.607	84,068
	2011	$10.607	$10.206	82,536
	2012	$10.206	$10.181	57,367
	2013	$10.181	$10.530	47,261
	2014	$10.530	$10.256	36,536
	2015	$10.256	$10.153	0

VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.566	$29.216	217,317
	2008	$29.216	$10.130	178,770
	2009	$10.130	$21.260	178,220
	2010	$21.260	$26.549	152,306
	2011	$26.549	$19.411	116,500
	2012	$19.411	$24.805	83,350
	2013	$24.805	$27.356	66,803
	2014	$27.356	$26.820	43,893
	2015	$26.820	$22.710	30,817
	2016	$22.710	$22.382	27,072
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.754	$32.560	208,194
	2008	$32.560	$17.269	189,943
	2009	$17.269	$26.783	172,839
	2010	$26.783	$34.077	146,787
	2011	$34.077	$28.030	117,868
	2012	$28.030	$28.529	92,607
	2013	$28.529	$31.046	66,782
	2014	$31.046	$24.725	46,420
	2015	$24.725	$16.200	33,795
	2016	$16.200	$22.921	29,967

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$12.018	$11.791	1,007,552
	2008	$11.791	$8.023	988,849
	2009	$8.023	$12.232	724,610
	2010	$12.232	$13.812	624,088
	2011	$13.812	$13.771	547,554
	2012	$13.771	$16.007	441,801
	2013	$16.007	$16.714	360,164
	2014	$16.714	$16.207	273,843
	2015	$16.207	$14.985	212,545
	2016	$14.985	$17.020	162,268
The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.45% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Plus Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
High
Mortality & Expense = 2.35

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.074	$16.985	0
	2008	$16.985	$9.069	0
	2009	$9.069	$13.331	0
	2010	$13.331	$14.776	0
	2011	$14.776	$14.325	0
	2012	$14.325	$16.473	0
	2013	$16.473	$21.660	0
	2014	$21.660	$23.971	0
	2015	$23.971	$24.766	0
	2016	$24.766	$24.214	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.154	$13.015	0
	2008	$13.015	$6.818	626
	2009	$6.818	$9.794	0
	2010	$9.794	$10.787	0
	2011	$10.787	$10.443	0
	2012	$10.443	$11.142	0
	2013	$11.142	$14.627	0
	2014	$14.627	$15.775	0
	2015	$15.775	$15.597	0
	2016	$15.597	$15.033	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.051	$15.431	0
	2008	$15.431	$6.251	0
	2009	$6.251	$9.226	0
	2010	$9.226	$10.700	0
	2011	$10.700	$9.542	0
	2012	$9.542	$10.768	0
	2013	$10.768	$14.223	0
	2014	$14.223	$14.927	0
	2015	$14.927	$14.285	0
	2016	$14.285	$14.003	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.436	0
	2008	$9.436	$5.838	0
	2009	$5.838	$7.367	0
	2010	$7.367	$8.380	0
	2011	$8.380	$7.668	0
	2012	$7.668	$8.600	0
	2013	$8.600	$11.088	0
	2014	$11.088	$11.829	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.675	0
	2008	$9.675	$6.075	0
	2009	$6.075	$7.379	0
	2010	$7.379	$7.879	0
	2011	$7.879	$8.067	0
	2012	$8.067	$9.168	0
	2013	$9.168	$11.838	0
	2014	$11.838	$12.900	0
	2015	$12.900	$12.223	0
	2016	$12.223	$13.475	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.702	$12.022	0
	2008	$12.022	$8.337	1,129
	2009	$8.337	$10.472	1,128
	2010	$10.472	$11.642	1,127
	2011	$11.642	$11.038	1,127
	2012	$11.038	$12.084	1,078
	2013	$12.084	$13.596	1,029
	2014	$13.596	$13.998	0
	2015	$13.998	$13.647	0
	2016	$13.647	$13.691	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.947	$15.957	0
	2008	$15.957	$8.920	0
	2009	$8.920	$11.788	0
	2010	$11.788	$13.446	0
	2011	$13.446	$12.752	0
	2012	$12.752	$14.447	0
	2013	$14.447	$18.455	0
	2014	$18.455	$20.101	706
	2015	$20.101	$19.690	670
	2016	$19.690	$20.694	629
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$12.930	$12.772	0
	2008	$12.772	$7.125	1,122
	2009	$7.125	$9.027	1,121
	2010	$9.027	$10.120	1,120
	2011	$10.120	$9.937	1,120
	2012	$9.937	$11.346	1,071
	2013	$11.346	$14.148	1,022
	2014	$14.148	$14.972	936
	2015	$14.972	$13.986	888
	2016	$13.986	$16.060	834
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.927	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.095	$10.334	0
	2008	$10.334	$10.360	408
	2009	$10.360	$10.154	0
	2010	$10.154	$9.912	0
	2011	$9.912	$9.671	0
	2012	$9.671	$9.435	0
	2013	$9.435	$9.204	0
	2014	$9.204	$8.980	0
	2015	$8.980	$8.761	0
	2016	$8.761	$8.548	0
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.390	$12.836	0
	2008	$12.836	$6.597	0
	2009	$6.597	$8.235	0
	2010	$8.235	$9.951	0
	2011	$9.951	$9.704	0
	2012	$9.704	$10.829	0
	2013	$10.829	$14.367	0
	2014	$14.367	$15.559	0
	2015	$15.559	$16.226	0
	2016	$16.226	$15.916	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.130	$12.444	0
	2008	$12.444	$7.628	0
	2009	$7.628	$9.398	0
	2010	$9.398	$10.519	0
	2011	$10.519	$10.445	0
	2012	$10.445	$11.781	0
	2013	$11.781	$15.160	0
	2014	$15.160	$16.753	0
	2015	$16.753	$16.520	0
	2016	$16.520	$17.983	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.211	$10.367	0
	2008	$10.367	$9.763	0
	2009	$9.763	$10.997	0
	2010	$10.997	$11.537	0
	2011	$11.537	$12.047	0
	2012	$12.047	$12.410	0
	2013	$12.410	$11.855	0
	2014	$11.855	$12.215	0
	2015	$12.215	$11.814	0
	2016	$11.814	$12.042	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.406	$16.448	0
	2008	$16.448	$8.991	925
	2009	$8.991	$11.070	449
	2010	$11.070	$12.185	448
	2011	$12.185	$9.826	448
	2012	$9.826	$11.537	429
	2013	$11.537	$14.650	409
	2014	$14.650	$13.106	0
	2015	$13.106	$13.206	0
	2016	$13.206	$12.204	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.673	0
	2016	$8.673	$9.606	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.647	$15.141	0
	2008	$15.141	$8.753	0
	2009	$8.753	$10.869	0
	2010	$10.869	$11.791	0
	2011	$11.791	$10.748	0
	2012	$10.748	$10.949	0
	2013	$10.949	$12.545	0
	2014	$12.545	$12.580	0
	2015	$12.580	$12.426	0
	2016	$12.426	$12.202	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$8.854	0
	2013	$8.854	$12.075	0
	2014	$12.075	$12.741	0
	2015	$12.741	$13.020	0
	2016	$13.020	$12.958	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.177	$12.181	0
	2008	$12.181	$6.817	0
	2009	$6.817	$8.028	0
	2010	$8.028	$9.022	0
	2011	$9.022	$8.087	0
	2012	$8.087	$9.253	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.719	$11.279	0
	2008	$11.279	$7.666	0
	2009	$7.666	$9.571	0
	2010	$9.571	$10.200	0
	2011	$10.200	$9.921	0
	2012	$9.921	$10.995	0
	2013	$10.995	$13.829	0
	2014	$13.829	$14.549	0
	2015	$14.549	$13.341	0
	2016	$13.341	$14.319	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.178	0
	2012	$11.178	$11.146	0
	2013	$11.146	$10.562	0
	2014	$10.562	$10.704	0
	2015	$10.704	$10.448	0
	2016	$10.448	$10.295	0
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.286	$13.286	0
	2008	$13.286	$8.785	0
	2009	$8.785	$10.636	0
	2010	$10.636	$11.641	0
	2011	$11.641	$11.099	0
	2012	$11.099	$12.380	0
	2013	$12.380	$16.155	0
	2014	$16.155	$17.330	0
	2015	$17.330	$16.345	0
	2016	$16.345	$19.044	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.324	$13.137	0
	2008	$13.137	$9.139	0
	2009	$9.139	$11.577	0
	2010	$11.577	$12.849	0
	2011	$12.849	$11.720	0
	2012	$11.720	$12.646	0
	2013	$12.646	$15.848	0
	2014	$15.848	$16.104	0
	2015	$16.104	$15.037	0
	2016	$15.037	$16.601	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.204	$13.998	0
	2008	$13.998	$7.259	0
	2009	$7.259	$11.074	0
	2010	$11.074	$13.749	0
	2011	$13.749	$12.157	0
	2012	$12.157	$13.238	0
	2013	$13.238	$17.640	0
	2014	$17.640	$18.532	0
	2015	$18.532	$18.266	0
	2016	$18.266	$17.922	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.053	$11.917	0
	2008	$11.917	$5.591	0
	2009	$5.591	$8.057	0
	2010	$8.057	$8.406	0
	2011	$8.406	$7.922	0
	2012	$7.922	$9.092	0
	2013	$9.092	$11.820	0
	2014	$11.820	$12.266	0
	2015	$12.266	$10.691	0
	2016	$10.691	$12.299	0
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.220	$10.667	0
	2008	$10.667	$10.563	0
	2009	$10.563	$10.393	0
	2010	$10.393	$10.634	0
	2011	$10.634	$10.660	0
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.694	0
	2009	$6.694	$11.694	0
	2010	$11.694	$14.262	0
	2011	$14.262	$9.414	0
	2012	$9.414	$10.393	0
	2013	$10.393	$11.586	0
	2014	$11.586	$9.934	0
	2015	$9.934	$8.838	0
	2016	$8.838	$8.043	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.478	$14.089	0
	2008	$14.089	$9.909	0
	2009	$9.909	$12.849	0
	2010	$12.849	$14.460	0
	2011	$14.460	$13.686	0
	2012	$13.686	$14.790	0
	2013	$14.790	$18.152	0
	2014	$18.152	$19.201	0
	2015	$19.201	$18.040	0
	2016	$18.040	$20.901	0
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.949	$11.858	0
	2008	$11.858	$7.412	0
	2009	$7.412	$6.999	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.899	$12.799	0
	2008	$12.799	$10.481	0
	2009	$10.481	$12.839	0
	2010	$12.839	$13.542	0
	2011	$13.542	$13.390	0
	2012	$13.390	$14.808	0
	2013	$14.808	$17.306	0
	2014	$17.306	$18.273	0
	2015	$18.273	$17.898	0
	2016	$17.898	$18.216	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.372	$15.423	0
	2008	$15.423	$14.462	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.295	$17.719	0
	2008	$17.719	$9.625	0
	2009	$9.625	$13.710	0
	2010	$13.710	$14.241	0
	2011	$14.241	$12.928	0
	2012	$12.928	$15.620	0
	2013	$15.620	$19.943	0
	2014	$19.943	$21.102	0
	2015	$21.102	$23.043	0
	2016	$23.043	$22.916	0
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.124	$13.585	0
	2008	$13.585	$8.449	0
	2009	$8.449	$10.101	0
	2010	$10.101	$10.804	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$16.236	0
	2016	$16.236	$16.764	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.388	0
	2014	$14.388	$14.392	0
	2015	$14.392	$13.418	0
	2016	$13.418	$14.877	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® High Income Series - Service Class
	2007	$11.264	$11.156	0
	2008	$11.156	$7.763	0
	2009	$7.763	$10.998	0
	2010	$10.998	$12.273	0
	2011	$12.273	$12.434	0
	2012	$12.434	$13.879	0
	2013	$13.879	$13.985	0
MFS® Investors Growth Stock Series - Service Class
	2007	$12.053	$11.917	0
	2008	$11.917	$7.344	0
	2009	$7.344	$9.965	0
	2010	$9.965	$10.903	0
	2011	$10.903	$10.676	0
	2012	$10.676	$12.151	0
	2013	$12.151	$15.416	0
	2014	$15.416	$16.709	0
	2015	$16.709	$16.820	0
MFS® Investors Trust Series - Service Class
	2007	$11.033	$11.947	0
	2008	$11.947	$8.582	0
	2009	$8.582	$10.596	0
	2010	$10.596	$11.461	0
	2011	$11.461	$10.910	0
	2012	$10.910	$12.646	0
	2013	$12.646	$16.252	0
	2014	$16.252	$17.552	0
	2015	$17.552	$17.114	0
	2016	$17.114	$18.084	0
MFS® New Discovery Series - Service Class
	2007	$11.112	$11.082	0
	2008	$11.082	$6.538	0
	2009	$6.538	$10.391	0
	2010	$10.391	$13.780	0
	2011	$13.780	$12.032	0
	2012	$12.032	$14.189	0
	2013	$14.189	$19.547	0
	2014	$19.547	$17.639	0
	2015	$17.639	$16.838	0
	2016	$16.838	$17.872	0
MFS® Total Return Series - Service Class
	2007	$11.634	$11.794	0
	2008	$11.794	$8.937	2,314
	2009	$8.937	$10.263	1,124
	2010	$10.263	$10.976	1,123
	2011	$10.976	$10.878	1,123
	2012	$10.878	$11.771	1,074
	2013	$11.771	$13.634	1,025
	2014	$13.634	$14.395	779
	2015	$14.395	$13.961	739
	2016	$13.961	$14.821	694

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Value Series - Service Class
	2007	$13.507	$14.175	0
	2008	$14.175	$9.299	0
	2009	$9.299	$11.108	0
	2010	$11.108	$12.052	0
	2011	$12.052	$11.702	0
	2012	$11.702	$13.228	0
	2013	$13.228	$17.497	0
	2014	$17.497	$18.810	0
	2015	$18.810	$18.178	0
	2016	$18.178	$20.177	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.657	$12.056	0
	2008	$12.056	$5.973	0
	2009	$5.973	$7.706	0
	2010	$7.706	$9.559	0
	2011	$9.559	$9.404	0
	2012	$9.404	$10.656	0
	2013	$10.656	$14.098	0
	2014	$14.098	$14.512	0
	2015	$14.512	$15.055	0
	2016	$15.055	$14.993	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.365	$14.863	0
	2008	$14.863	$8.651	0
	2009	$8.651	$11.760	0
	2010	$11.760	$13.274	0
	2011	$13.274	$11.845	0
	2012	$11.845	$13.975	0
	2013	$13.975	$17.312	0
	2014	$17.312	$17.235	0
	2015	$17.235	$17.430	0
	2016	$17.430	$16.977	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.420	$12.907	0
	2008	$12.907	$7.805	0
	2009	$7.805	$10.422	0
	2010	$10.422	$12.511	0
	2011	$12.511	$11.915	0
	2012	$11.915	$13.676	0
	2013	$13.676	$18.760	0
	2014	$18.760	$20.434	0
	2015	$20.434	$18.718	0
	2016	$18.718	$21.488	0
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.509	$10.623	0
	2008	$10.623	$10.116	0
	2009	$10.116	$11.410	0
	2010	$11.410	$12.077	0
	2011	$12.077	$12.579	0
	2012	$12.579	$13.601	0
	2013	$13.601	$13.334	0
	2014	$13.334	$14.459	0
	2015	$14.459	$14.146	0
	2016	$14.146	$14.694	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.087	$10.318	0
	2008	$10.318	$10.292	0
	2009	$10.292	$10.052	0
	2010	$10.052	$9.810	0
	2011	$9.810	$9.576	0
	2012	$9.576	$9.347	0
	2013	$9.347	$9.123	0
	2014	$9.123	$8.901	0
	2015	$8.901	$8.684	0
	2016	$8.684	$8.538	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.263	$11.079	0
	2008	$11.079	$10.047	0
	2009	$10.047	$11.603	0
	2010	$11.603	$12.237	0
	2011	$12.237	$13.332	0
	2012	$13.332	$14.143	0
	2013	$14.143	$12.525	0
	2014	$12.525	$12.596	0
	2015	$12.596	$11.955	0
	2016	$11.955	$12.268	0
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.306	$10.934	0
	2008	$10.934	$11.180	1,432
	2009	$11.180	$12.441	675
	2010	$12.441	$13.121	674
	2011	$13.121	$13.263	674
	2012	$13.263	$14.178	645
	2013	$14.178	$13.559	616
	2014	$13.559	$13.793	0
	2015	$13.793	$13.515	0
	2016	$13.515	$13.538	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.618	$10.829	0
	2008	$10.829	$7.270	0
	2009	$7.270	$6.989	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.248	$11.665	0
	2008	$11.665	$10.534	0
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.413	$12.523	0
	2008	$12.523	$7.005	0
	2009	$7.005	$9.690	0
	2010	$9.690	$10.965	0
	2011	$10.965	$10.842	0
	2012	$10.842	$12.470	0
	2013	$12.470	$17.134	0
	2014	$17.134	$18.192	621
	2015	$18.192	$19.662	589
	2016	$19.662	$19.285	553

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Equity Income Portfolio - II
	2007	$12.873	$12.936	0
	2008	$12.936	$8.042	1,333
	2009	$8.042	$9.826	0
	2010	$9.826	$10.999	0
	2011	$10.999	$10.620	0
	2012	$10.620	$12.113	0
	2013	$12.113	$15.291	0
	2014	$15.291	$15.976	0
	2015	$15.976	$14.477	0
	2016	$14.477	$16.786	0
UIF Growth Portfolio, Class II
	2007	$11.726	$13.915	0
	2008	$13.915	$6.875	0
	2009	$6.875	$11.076	0
	2010	$11.076	$13.248	0
	2011	$13.248	$12.531	0
	2012	$12.531	$13.941	0
	2013	$13.941	$20.091	0
	2014	$20.091	$20.792	0
	2015	$20.792	$22.710	0
	2016	$22.710	$21.729	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.462	$15.704	0
	2008	$15.704	$9.488	0
	2009	$9.488	$11.893	0
	2010	$11.893	$15.028	0
	2011	$15.028	$15.491	0
	2012	$15.491	$17.471	0
	2013	$17.471	$17.341	0
	2014	$17.341	$21.895	0
	2015	$21.895	$21.769	0
	2016	$21.769	$22.628	0
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.172	$10.324	0
	2008	$10.324	$8.752	0
	2009	$8.752	$9.721	0
	2010	$9.721	$9.955	0
	2011	$9.955	$9.491	0
	2012	$9.491	$9.381	0
	2013	$9.381	$9.614	0
	2014	$9.614	$9.278	0
	2015	$9.278	$9.150	0
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$20.999	$28.186	0
	2008	$28.186	$9.683	0
	2009	$9.683	$20.137	0
	2010	$20.137	$24.917	0
	2011	$24.917	$18.051	0
	2012	$18.051	$22.856	0
	2013	$22.856	$24.977	0
	2014	$24.977	$24.263	218
	2015	$24.263	$20.357	207
	2016	$20.357	$19.880	194

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.156	$31.412	0
	2008	$31.412	$16.508	0
	2009	$16.508	$25.368	0
	2010	$25.368	$31.982	0
	2011	$31.982	$26.067	0
	2012	$26.067	$26.288	0
	2013	$26.288	$28.345	0
	2014	$28.345	$22.367	0
	2015	$22.367	$14.521	0
	2016	$14.521	$20.358	0
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.701	$11.376	0
	2008	$11.376	$7.669	0
	2009	$7.669	$11.585	0
	2010	$11.585	$12.963	0
	2011	$12.963	$12.807	0
	2012	$12.807	$14.750	0
	2013	$14.750	$15.260	0
	2014	$15.260	$14.662	0
	2015	$14.662	$13.433	0
	2016	$13.433	$15.117	0
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.35% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Select Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
Low
Mortality & Expense = 1.7

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$13.328	$17.432	18,890
	2008	$17.432	$9.369	12,250
	2009	$9.369	$13.864	8,797
	2010	$13.864	$15.470	4,945
	2011	$15.470	$15.097	2,846
	2012	$15.097	$17.477	2,301
	2013	$17.477	$23.133	1,926
	2014	$23.133	$25.772	1,300
	2015	$25.772	$26.804	1,422
	2016	$26.804	$26.381	331
Alger Large Cap Growth Portfolio - Class S
	2007	$11.371	$13.357	10,486
	2008	$13.357	$7.044	20,165
	2009	$7.044	$10.186	15,504
	2010	$10.186	$11.294	14,306
	2011	$11.294	$11.006	13,568
	2012	$11.006	$11.821	12,190
	2013	$11.821	$15.622	10,963
	2014	$15.622	$16.961	10,450
	2015	$16.961	$16.881	10,560
	2016	$16.881	$16.378	9,142
Alger Mid Cap Growth Portfolio - Class S
	2007	$12.286	$15.837	32,351
	2008	$15.837	$6.458	30,915
	2009	$6.458	$9.596	15,709
	2010	$9.596	$11.203	14,156
	2011	$11.203	$10.056	12,397
	2012	$10.056	$11.424	6,470
	2013	$11.424	$15.191	4,773
	2014	$15.191	$16.048	3,896
	2015	$16.048	$15.461	3,847
	2016	$15.461	$15.257	3,202
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.479	553
	2008	$9.479	$5.904	8,461
	2009	$5.904	$7.499	6,476
	2010	$7.499	$8.587	6,522
	2011	$8.587	$7.910	7,429
	2012	$7.910	$8.931	7,479
	2013	$8.931	$11.592	2,349
	2014	$11.592	$12.442	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.718	10,050
	2008	$9.718	$6.144	8,585
	2009	$6.144	$7.511	4,311
	2010	$7.511	$8.074	3,403
	2011	$8.074	$8.322	4,149
	2012	$8.322	$9.520	3,911
	2013	$9.520	$12.375	2,511
	2014	$12.375	$13.576	2,540
	2015	$13.576	$12.949	1,521
	2016	$12.949	$14.370	1,215
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.910	$12.338	10,303
	2008	$12.338	$8.614	15,530
	2009	$8.614	$10.891	13,118
	2010	$10.891	$12.189	8,427
	2011	$12.189	$11.633	8,191
	2012	$11.633	$12.821	10,063
	2013	$12.821	$14.521	7,851
	2014	$14.521	$15.049	6,124
	2015	$15.049	$14.770	5,606
	2016	$14.770	$14.916	4,416
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$14.218	$16.377	80,603
	2008	$16.377	$9.216	102,855
	2009	$9.216	$12.260	81,493
	2010	$12.260	$14.077	53,895
	2011	$14.077	$13.440	45,208
	2012	$13.440	$15.327	37,230
	2013	$15.327	$19.710	24,831
	2014	$19.710	$21.611	23,735
	2015	$21.611	$21.311	20,812
	2016	$21.311	$22.546	11,853
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$13.182	$13.108	98,411
	2008	$13.108	$7.361	102,049
	2009	$7.361	$9.388	75,431
	2010	$9.388	$10.595	78,583
	2011	$10.595	$10.473	57,292
	2012	$10.473	$12.038	60,518
	2013	$12.038	$15.111	52,689
	2014	$15.111	$16.097	45,304
	2015	$16.097	$15.137	45,292
	2016	$15.137	$17.498	31,625
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.949	23,258

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.291	$10.606	258,815
	2008	$10.606	$10.703	280,115
	2009	$10.703	$10.560	204,879
	2010	$10.560	$10.378	115,332
	2011	$10.378	$10.193	105,038
	2012	$10.193	$10.010	93,580
	2013	$10.010	$9.830	99,838
	2014	$9.830	$9.654	58,641
	2015	$9.654	$9.482	39,320
	2016	$9.482	$9.313	78,984
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.592	$13.173	75,363
	2008	$13.173	$6.816	71,379
	2009	$6.816	$8.565	57,607
	2010	$8.565	$10.418	58,821
	2011	$10.418	$10.228	39,731
	2012	$10.228	$11.490	48,616
	2013	$11.490	$15.345	38,482
	2014	$15.345	$16.728	42,969
	2015	$16.728	$17.561	34,065
	2016	$17.561	$17.341	29,697
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.366	$12.772	211,816
	2008	$12.772	$7.881	225,131
	2009	$7.881	$9.775	188,699
	2010	$9.775	$11.013	186,215
	2011	$11.013	$11.008	112,062
	2012	$11.008	$12.499	96,761
	2013	$12.499	$16.191	101,931
	2014	$16.191	$18.012	85,546
	2015	$18.012	$17.879	77,986
	2016	$17.879	$19.592	67,115
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.410	$10.639	90,643
	2008	$10.639	$10.086	138,607
	2009	$10.086	$11.437	109,299
	2010	$11.437	$12.079	73,245
	2011	$12.079	$12.697	52,851
	2012	$12.697	$13.166	43,691
	2013	$13.166	$12.662	32,645
	2014	$12.662	$13.132	22,768
	2015	$13.132	$12.786	14,698
	2016	$12.786	$13.119	8,832
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.687	$16.880	84,356
	2008	$16.880	$9.289	71,734
	2009	$9.289	$11.514	59,741
	2010	$11.514	$12.757	48,418
	2011	$12.757	$10.355	44,346
	2012	$10.355	$12.241	53,374
	2013	$12.241	$15.647	46,559
	2014	$15.647	$14.090	44,726
	2015	$14.090	$14.293	30,202
	2016	$14.293	$13.297	27,327

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.711	1,711
	2016	$8.711	$9.712	1,796
Guggenheim VIF Long Short Equity Fund
	2007	$12.893	$15.539	6,080
	2008	$15.539	$9.043	13,735
	2009	$9.043	$11.304	13,289
	2010	$11.304	$12.345	12,260
	2011	$12.345	$11.328	12,101
	2012	$11.328	$11.616	11,965
	2013	$11.616	$13.399	1,459
	2014	$13.399	$13.525	864
	2015	$13.525	$13.449	326
	2016	$13.449	$13.294	297
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$9.394	5,393
	2013	$9.394	$12.897	3,297
	2014	$12.897	$13.699	3,048
	2015	$13.699	$14.091	2,831
	2016	$14.091	$14.118	2,282
Invesco V.I. Capital Appreciation - Series II
	2007	$11.395	$12.501	9,752
	2008	$12.501	$7.043	14,356
	2009	$7.043	$8.349	12,418
	2010	$8.349	$9.446	6,468
	2011	$9.446	$8.523	6,151
	2012	$8.523	$9.773	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.767	$11.405	16,749
	2008	$11.405	$7.804	23,452
	2009	$7.804	$9.807	16,715
	2010	$9.807	$10.522	14,055
	2011	$10.522	$10.302	12,208
	2012	$10.302	$11.494	11,510
	2013	$11.494	$14.553	8,377
	2014	$14.553	$15.412	8,069
	2015	$15.412	$14.226	8,177
	2016	$14.226	$15.371	3,077
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$11.781	12,345
	2012	$11.781	$11.825	7,815
	2013	$11.825	$11.281	9,571
	2014	$11.281	$11.508	7,672
	2015	$11.508	$11.307	6,961
	2016	$11.307	$11.216	4,981

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.544	$13.635	34,015
	2008	$13.635	$9.076	41,700
	2009	$9.076	$11.062	31,070
	2010	$11.062	$12.187	27,922
	2011	$12.187	$11.698	24,168
	2012	$11.698	$13.135	22,503
	2013	$13.135	$17.254	19,862
	2014	$17.254	$18.632	12,486
	2015	$18.632	$17.690	15,920
	2016	$17.690	$20.748	6,367
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.564	$13.482	12,802
	2008	$13.482	$9.442	35,385
	2009	$9.442	$12.040	23,028
	2010	$12.040	$13.453	21,748
	2011	$13.453	$12.352	22,611
	2012	$12.352	$13.417	17,790
	2013	$13.417	$16.926	16,032
	2014	$16.926	$17.314	14,497
	2015	$17.314	$16.275	13,712
	2016	$16.275	$18.086	10,510
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.441	$14.367	10,156
	2008	$14.367	$7.500	5,141
	2009	$7.500	$11.517	10,158
	2010	$11.517	$14.395	7,082
	2011	$14.395	$12.813	6,034
	2012	$12.813	$14.045	6,076
	2013	$14.045	$18.840	4,784
	2014	$18.840	$19.924	3,162
	2015	$19.924	$19.769	1,652
	2016	$19.769	$19.526	1,030
Invesco V.I. Value Opportunities Fund - Series II
	2007	$12.288	$12.230	26,372
	2008	$12.230	$5.776	28,022
	2009	$5.776	$8.380	17,395
	2010	$8.380	$8.801	15,645
	2011	$8.801	$8.349	12,474
	2012	$8.349	$9.646	7,102
	2013	$9.646	$12.624	6,070
	2014	$12.624	$13.188	4,517
	2015	$13.188	$11.571	3,652
	2016	$11.571	$13.400	3,345
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.419	$10.948	21,802
	2008	$10.948	$10.914	24,600
	2009	$10.914	$10.809	15,906
	2010	$10.809	$11.133	41,188
	2011	$11.133	$11.184	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.916	7,352
	2009	$6.916	$12.163	7,507
	2010	$12.163	$14.932	5,973
	2011	$14.932	$9.922	5,705
	2012	$9.922	$11.027	6,067
	2013	$11.027	$12.375	3,622
	2014	$12.375	$10.681	1,555
	2015	$10.681	$9.565	1,088
	2016	$9.565	$8.764	851
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.740	$14.459	34,280
	2008	$14.459	$10.238	42,657
	2009	$10.238	$13.363	30,080
	2010	$13.363	$15.139	24,624
	2011	$15.139	$14.424	21,913
	2012	$14.424	$15.692	16,678
	2013	$15.692	$19.386	14,698
	2014	$19.386	$20.644	8,246
	2015	$20.644	$19.524	6,864
	2016	$19.524	$22.772	4,078
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$13.093	$12.071	12,418
	2008	$12.071	$7.596	19,904
	2009	$7.596	$7.188	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$12.130	$13.136	14,877
	2008	$13.136	$10.828	22,471
	2009	$10.828	$13.353	19,202
	2010	$13.353	$14.178	20,105
	2011	$14.178	$14.112	18,228
	2012	$14.112	$15.711	10,712
	2013	$15.711	$18.483	8,198
	2014	$18.483	$19.646	6,363
	2015	$19.646	$19.371	4,798
	2016	$19.371	$19.846	2,684
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.632	$15.829	6,797
	2008	$15.829	$14.875	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.554	$18.185	13,531
	2008	$18.185	$9.944	14,716
	2009	$9.944	$14.259	12,938
	2010	$14.259	$14.910	10,052
	2011	$14.910	$13.625	8,840
	2012	$13.625	$16.572	7,253
	2013	$16.572	$21.300	5,800
	2014	$21.300	$22.688	3,321
	2015	$22.688	$24.939	2,507
	2016	$24.939	$24.967	2,019

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.379	$13.943	13,792
	2008	$13.943	$8.729	10,922
	2009	$8.729	$10.506	5,256
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$17.572	5,959
	2016	$17.572	$18.265	3,986
MFS VIT II High Yield - Service Class
	2013	$10.000	$15.367	4,159
	2014	$15.367	$15.473	4,685
	2015	$15.473	$14.522	3,448
	2016	$14.522	$16.208	2,284
MFS® High Income Series - Service Class
	2007	$11.483	$11.449	23,290
	2008	$11.449	$8.020	27,280
	2009	$8.020	$11.438	18,164
	2010	$11.438	$12.849	12,581
	2011	$12.849	$13.105	10,973
	2012	$13.105	$14.725	5,772
	2013	$14.725	$14.899	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.248	$12.262	18,306
	2008	$12.262	$7.588	22,364
	2009	$7.588	$10.365	18,949
	2010	$10.365	$11.415	15,205
	2011	$11.415	$11.251	12,320
	2012	$11.251	$12.892	10,941
	2013	$12.892	$16.464	10,784
	2014	$16.464	$17.965	6,946
	2015	$17.965	$18.113	0
MFS® Investors Trust Series - Service Class
	2007	$12.521	$13.528	3,450
	2008	$13.528	$8.867	5,345
	2009	$8.867	$11.020	3,217
	2010	$11.020	$11.999	1,719
	2011	$11.999	$11.498	3,714
	2012	$11.498	$13.417	3,388
	2013	$13.417	$17.358	3,108
	2014	$17.358	$18.871	2,607
	2015	$18.871	$18.523	2,415
	2016	$18.523	$19.703	2,086
MFS® New Discovery Series - Service Class
	2007	$11.329	$11.374	10,252
	2008	$11.374	$6.755	10,509
	2009	$6.755	$10.807	13,125
	2010	$10.807	$14.427	9,230
	2011	$14.427	$12.681	8,946
	2012	$12.681	$15.055	7,889
	2013	$15.055	$20.877	4,629
	2014	$20.877	$18.965	3,804
	2015	$18.965	$18.224	5,636
	2016	$18.224	$19.472	5,341

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Total Return Series - Service Class
	2007	$11.861	$12.104	20,247
	2008	$12.104	$9.233	26,900
	2009	$9.233	$10.674	20,112
	2010	$10.674	$11.492	13,332
	2011	$11.492	$11.464	13,081
	2012	$11.464	$12.488	11,293
	2013	$12.488	$14.561	9,152
	2014	$14.561	$15.477	7,803
	2015	$15.477	$15.110	4,680
	2016	$15.110	$16.147	3,407
MFS® Value Series - Service Class
	2007	$13.770	$14.547	8,826
	2008	$14.547	$9.608	4,507
	2009	$9.608	$11.553	3,502
	2010	$11.553	$12.618	2,399
	2011	$12.618	$12.333	2,554
	2012	$12.333	$14.034	2,402
	2013	$14.034	$18.688	2,381
	2014	$18.688	$20.223	1,921
	2015	$20.223	$19.674	923
	2016	$19.674	$21.982	533
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.787	$12.272	5,022
	2008	$12.272	$6.120	7,593
	2009	$6.120	$7.949	8,703
	2010	$7.949	$9.927	6,348
	2011	$9.927	$9.830	7,146
	2012	$9.830	$11.213	5,665
	2013	$11.213	$14.934	3,682
	2014	$14.934	$15.475	4,374
	2015	$15.475	$16.161	2,520
	2016	$16.161	$16.201	1,275
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.644	$15.254	111,096
	2008	$15.254	$8.938	64,672
	2009	$8.938	$12.231	44,368
	2010	$12.231	$13.897	41,921
	2011	$13.897	$12.483	32,097
	2012	$12.483	$14.826	36,198
	2013	$14.826	$18.489	32,092
	2014	$18.489	$18.530	30,546
	2015	$18.530	$18.865	26,022
	2016	$18.865	$18.497	16,284
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.681	$13.246	44,402
	2008	$13.246	$8.064	43,930
	2009	$8.064	$10.840	31,176
	2010	$10.840	$13.099	26,227
	2011	$13.099	$12.557	21,911
	2012	$12.557	$14.509	23,005
	2013	$14.509	$20.037	19,793
	2014	$20.037	$21.969	18,283
	2015	$21.969	$20.259	15,722
	2016	$20.259	$23.411	10,883

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.714	$10.902	33,647
	2008	$10.902	$10.451	27,562
	2009	$10.451	$11.867	25,316
	2010	$11.867	$12.644	20,331
	2011	$12.644	$13.257	16,521
	2012	$13.257	$14.430	14,395
	2013	$14.430	$14.241	12,784
	2014	$14.241	$15.546	5,997
	2015	$15.546	$15.310	4,556
	2016	$15.310	$16.009	3,744
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.283	$10.590	32,822
	2008	$10.590	$10.634	91,586
	2009	$10.634	$10.454	70,508
	2010	$10.454	$10.271	58,599
	2011	$10.271	$10.092	65,420
	2012	$10.092	$9.916	35,580
	2013	$9.916	$9.744	41,518
	2014	$9.744	$9.569	31,288
	2015	$9.569	$9.399	31,282
	2016	$9.399	$9.286	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.462	$11.371	42,156
	2008	$11.371	$10.380	41,393
	2009	$10.380	$12.068	32,397
	2010	$12.068	$12.812	32,722
	2011	$12.812	$14.051	20,871
	2012	$14.051	$15.005	16,504
	2013	$15.005	$13.377	14,113
	2014	$13.377	$13.542	9,334
	2015	$13.542	$12.938	6,186
	2016	$12.938	$13.366	5,442
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.507	$11.221	79,939
	2008	$11.221	$11.550	109,474
	2009	$11.550	$12.939	93,450
	2010	$12.939	$13.737	84,488
	2011	$13.737	$13.977	122,070
	2012	$13.977	$15.042	111,189
	2013	$15.042	$14.481	49,016
	2014	$14.481	$14.829	28,408
	2015	$14.829	$14.627	25,235
	2016	$14.627	$14.749	19,524
Premier VIT OpCap Balanced Portfolio
	2007	$11.826	$11.096	7,098
	2008	$11.096	$7.499	9,792
	2009	$7.499	$7.225	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.467	$11.971	12,010
	2008	$11.971	$10.815	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.636	$12.852	54,684
	2008	$12.852	$7.238	68,814
	2009	$7.238	$10.078	50,583
	2010	$10.078	$11.480	35,122
	2011	$11.480	$11.427	29,928
	2012	$11.427	$13.230	30,044
	2013	$13.230	$18.300	22,612
	2014	$18.300	$19.559	16,859
	2015	$19.559	$21.281	12,660
	2016	$21.281	$21.011	5,906
T. Rowe Price Equity Income Portfolio - II
	2007	$13.123	$13.276	72,693
	2008	$13.276	$8.309	93,184
	2009	$8.309	$10.220	63,978
	2010	$10.220	$11.515	56,769
	2011	$11.515	$11.193	48,248
	2012	$11.193	$12.851	37,818
	2013	$12.851	$16.331	24,332
	2014	$16.331	$17.176	14,093
	2015	$17.176	$15.669	10,593
	2016	$15.669	$18.289	7,376
UIF Growth Portfolio, Class II
	2007	$11.954	$14.281	1,834
	2008	$14.281	$7.103	3,770
	2009	$7.103	$11.520	5,504
	2010	$11.520	$13.870	4,539
	2011	$13.870	$13.207	4,772
	2012	$13.207	$14.791	4,328
	2013	$14.791	$21.457	3,807
	2014	$21.457	$22.354	3,003
	2015	$22.354	$24.579	1,744
	2016	$24.579	$23.674	730
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.841	$16.117	49,639
	2008	$16.117	$9.803	52,161
	2009	$9.803	$12.369	39,348
	2010	$12.369	$15.734	29,572
	2011	$15.734	$16.326	27,469
	2012	$16.326	$18.536	24,708
	2013	$18.536	$18.521	21,474
	2014	$18.521	$23.540	15,395
	2015	$23.540	$23.561	11,583
	2016	$23.561	$24.653	9,065
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.370	$10.595	5,710
	2008	$10.595	$9.042	3,607
	2009	$9.042	$10.110	2,562
	2010	$10.110	$10.422	2,634
	2011	$10.422	$10.003	2,497
	2012	$10.003	$9.953	2,675
	2013	$9.953	$10.268	1,125
	2014	$10.268	$9.975	571
	2015	$9.975	$9.865	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$21.408	$28.927	22,998
	2008	$28.927	$10.004	15,749
	2009	$10.004	$20.943	10,954
	2010	$20.943	$26.087	7,376
	2011	$26.087	$19.024	5,823
	2012	$19.024	$24.250	5,143
	2013	$24.250	$26.676	4,678
	2014	$26.676	$26.087	2,040
	2015	$26.087	$22.032	1,431
	2016	$22.032	$21.659	1,281
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$22.587	$32.238	35,164
	2008	$32.238	$17.055	36,260
	2009	$17.055	$26.383	36,520
	2010	$26.383	$33.484	30,164
	2011	$33.484	$27.472	22,360
	2012	$27.472	$27.890	21,376
	2013	$27.890	$30.273	19,427
	2014	$30.273	$24.049	17,441
	2015	$24.049	$15.716	12,344
	2016	$15.716	$22.181	15,845
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.929	$11.675	47,449
	2008	$11.675	$7.924	53,932
	2009	$7.924	$12.049	33,607
	2010	$12.049	$13.571	22,444
	2011	$13.571	$13.497	19,914
	2012	$13.497	$15.649	13,535
	2013	$15.649	$16.298	11,196
	2014	$16.298	$15.763	8,819
	2015	$15.763	$14.539	8,273
	2016	$14.539	$16.470	4,444
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

CONSULTANT SOLUTIONS VARIABLE ANNUITIES: LBL Consultant Solution Select Contracts - PROSPECTUS
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR
EACH VARIABLE SUB-ACCOUNT*
High
Mortality & Expense = 2.6

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Alger Capital Appreciation Portfolio - Class S
	2007	$12.977	$16.815	0
	2008	$16.815	$8.955	0
	2009	$8.955	$13.130	0
	2010	$13.130	$14.517	0
	2011	$14.517	$14.037	0
	2012	$14.037	$16.100	0
	2013	$16.100	$21.116	0
	2014	$21.116	$23.309	0
	2015	$23.309	$24.021	0
	2016	$24.021	$23.426	0
Alger Large Cap Growth Portfolio - Class S
	2007	$11.071	$12.885	0
	2008	$12.885	$6.733	0
	2009	$6.733	$9.646	0
	2010	$9.646	$10.597	0
	2011	$10.597	$10.233	0
	2012	$10.233	$10.890	0
	2013	$10.890	$14.260	0
	2014	$14.260	$15.340	0
	2015	$15.340	$15.128	0
	2016	$15.128	$14.543	0
Alger Mid Cap Growth Portfolio - Class S
	2007	$11.962	$15.277	0
	2008	$15.277	$6.172	0
	2009	$6.172	$9.087	0
	2010	$9.087	$10.512	0
	2011	$10.512	$9.350	0
	2012	$9.350	$10.524	0
	2013	$10.524	$13.866	0
	2014	$13.866	$14.514	0
	2015	$14.514	$13.855	0
	2016	$13.855	$13.547	0
ClearBridge Variable Fundamental All Cap Value Portfolio-Class I
	2007	$10.000	$9.420	0
	2008	$9.420	$5.813	0
	2009	$5.813	$7.316	0
	2010	$7.316	$8.301	0
	2011	$8.301	$7.577	0
	2012	$7.577	$8.476	0
	2013	$8.476	$10.900	0
	2014	$10.900	$11.600	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
ClearBridge Variable Large Cap Value Portfolio-Class I
	2007	$10.000	$9.658	0
	2008	$9.658	$6.049	0
	2009	$6.049	$7.328	0
	2010	$7.328	$7.805	0
	2011	$7.805	$7.971	0
	2012	$7.971	$9.035	0
	2013	$9.035	$11.637	0
	2014	$11.637	$12.649	0
	2015	$12.649	$11.954	0
	2016	$11.954	$13.145	0
Fidelity VIP Asset Manager Portfolio - Service Class 2
	2007	$10.622	$11.902	0
	2008	$11.902	$8.233	0
	2009	$8.233	$10.314	0
	2010	$10.314	$11.438	0
	2011	$11.438	$10.816	0
	2012	$10.816	$11.811	0
	2013	$11.811	$13.255	0
	2014	$13.255	$13.611	0
	2015	$13.611	$13.236	0
	2016	$13.236	$13.245	0
Fidelity VIP Contrafund® Portfolio - Service Class 2
	2007	$13.843	$15.798	0
	2008	$15.798	$8.809	0
	2009	$8.809	$11.611	0
	2010	$11.611	$13.210	0
	2011	$13.210	$12.496	0
	2012	$12.496	$14.120	0
	2013	$14.120	$17.992	0
	2014	$17.992	$19.546	0
	2015	$19.546	$19.097	0
	2016	$19.097	$20.020	0
Fidelity VIP Equity-Income Portfolio - Service Class 2
	2007	$12.834	$12.644	0
	2008	$12.644	$7.035	0
	2009	$7.035	$8.891	0
	2010	$8.891	$9.942	0
	2011	$9.942	$9.737	0
	2012	$9.737	$11.089	0
	2013	$11.089	$13.793	0
	2014	$13.793	$14.558	0
	2015	$14.558	$13.565	0
	2016	$13.565	$15.537	0
Fidelity VIP Government Money Market Portfolio - Initial Class
	2016	$10.000	$9.919	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Fidelity VIP Government Money Market Portfolio - Service Class 2
	2007	$10.020	$10.231	0
	2008	$10.231	$10.230	0
	2009	$10.230	$10.001	0
	2010	$10.001	$9.738	0
	2011	$9.738	$9.477	0
	2012	$9.477	$9.221	0
	2013	$9.221	$8.973	0
	2014	$8.973	$8.732	0
	2015	$8.732	$8.497	0
	2016	$8.497	$8.269	0
Fidelity VIP Growth Portfolio - Service Class 2
	2007	$10.313	$12.707	0
	2008	$12.707	$6.514	0
	2009	$6.514	$8.111	0
	2010	$8.111	$9.776	0
	2011	$9.776	$9.509	0
	2012	$9.509	$10.584	0
	2013	$10.584	$14.006	0
	2014	$14.006	$15.129	0
	2015	$15.129	$15.737	0
	2016	$15.737	$15.398	0
Fidelity VIP Index 500 Portfolio - Service Class 2
	2007	$12.040	$12.320	0
	2008	$12.320	$7.533	0
	2009	$7.533	$9.257	0
	2010	$9.257	$10.334	0
	2011	$10.334	$10.235	0
	2012	$10.235	$11.515	0
	2013	$11.515	$14.779	0
	2014	$14.779	$16.291	0
	2015	$16.291	$16.023	0
	2016	$16.023	$17.397	0
Fidelity VIP Investment Grade Bond Portfolio - Service Class 2
	2007	$10.136	$10.263	0
	2008	$10.263	$9.641	0
	2009	$9.641	$10.831	0
	2010	$10.831	$11.334	0
	2011	$11.334	$11.805	0
	2012	$11.805	$12.129	0
	2013	$12.129	$11.558	0
	2014	$11.558	$11.878	0
	2015	$11.878	$11.459	0
	2016	$11.459	$11.649	0
Fidelity VIP Overseas Portfolio - Service Class 2
	2007	$14.299	$16.284	0
	2008	$16.284	$8.878	0
	2009	$8.878	$10.904	0
	2010	$10.904	$11.971	0
	2011	$11.971	$9.628	0
	2012	$9.628	$11.277	0
	2013	$11.277	$14.282	0
	2014	$14.282	$12.744	0
	2015	$12.744	$12.808	0
	2016	$12.808	$11.807	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Goldman Sachs VIT Mid Cap Value Fund - Institutional
	2015	$10.000	$8.658	0
	2016	$8.658	$9.565	0
Guggenheim VIF Long Short Equity Fund
	2007	$12.553	$14.990	0
	2008	$14.990	$8.643	0
	2009	$8.643	$10.705	0
	2010	$10.705	$11.584	0
	2011	$11.584	$10.532	0
	2012	$10.532	$10.701	0
	2013	$10.701	$12.230	0
	2014	$12.230	$12.233	0
	2015	$12.233	$12.052	0
	2016	$12.052	$11.805	0
Invesco V.I. American Franchise Fund - Series II
	2012	$10.000	$8.654	0
	2013	$8.654	$11.772	0
	2014	$11.772	$12.390	0
	2015	$12.390	$12.628	0
	2016	$12.628	$12.536	0
Invesco V.I. Capital Appreciation - Series II
	2007	$11.094	$12.059	0
	2008	$12.059	$6.732	0
	2009	$6.732	$7.907	0
	2010	$7.907	$8.864	0
	2011	$8.864	$7.925	0
	2012	$7.925	$9.059	0
Invesco V.I. Core Equity Fund - Series II
	2007	$10.700	$11.230	0
	2008	$11.230	$7.613	0
	2009	$7.613	$9.481	0
	2010	$9.481	$10.078	0
	2011	$10.078	$9.778	0
	2012	$9.778	$10.808	0
	2013	$10.808	$13.560	0
	2014	$13.560	$14.229	0
	2015	$14.229	$13.013	0
	2016	$13.013	$13.932	0
Invesco V.I. Government Securities Fund - Series II
	2011	$10.000	$10.954	0
	2012	$10.954	$10.894	0
	2013	$10.894	$10.297	0
	2014	$10.297	$10.408	0
	2015	$10.408	$10.133	0
	2016	$10.133	$9.959	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Invesco V.I. Growth and Income Fund - Series II
	2007	$13.187	$13.153	0
	2008	$13.153	$8.675	0
	2009	$8.675	$10.476	0
	2010	$10.476	$11.436	0
	2011	$11.436	$10.876	0
	2012	$10.876	$12.100	0
	2013	$12.100	$15.749	0
	2014	$15.749	$16.851	0
	2015	$16.851	$15.853	0
	2016	$15.853	$18.424	0
Invesco V.I. Mid Cap Core Equity Fund - Series II
	2007	$12.233	$13.005	0
	2008	$13.005	$9.025	0
	2009	$9.025	$11.403	0
	2010	$11.403	$12.624	0
	2011	$12.624	$11.484	0
	2012	$11.484	$12.360	0
	2013	$12.360	$15.450	0
	2014	$15.450	$15.660	0
	2015	$15.660	$14.584	0
	2016	$14.584	$16.060	0
Invesco V.I. Mid Cap Growth Fund - Series II
	2007	$12.113	$13.859	0
	2008	$13.859	$7.169	0
	2009	$7.169	$10.907	0
	2010	$10.907	$13.507	0
	2011	$13.507	$11.913	0
	2012	$11.913	$12.938	0
	2013	$12.938	$17.197	0
	2014	$17.197	$18.020	0
	2015	$18.020	$17.716	0
	2016	$17.716	$17.338	0
Invesco V.I. Value Opportunities Fund - Series II
	2007	$11.964	$11.798	0
	2008	$11.798	$5.521	0
	2009	$5.521	$7.936	0
	2010	$7.936	$8.258	0
	2011	$8.258	$7.763	0
	2012	$7.763	$8.886	0
	2013	$8.886	$11.523	0
	2014	$11.523	$11.928	0
	2015	$11.928	$10.369	0
	2016	$10.369	$11.898	0
Invesco Van Kampen V.I. Government Fund - Series II
	2007	$10.144	$10.561	0
	2008	$10.561	$10.431	0
	2009	$10.431	$10.237	0
	2010	$10.237	$10.447	0
	2011	$10.447	$10.464	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Overseas Portfolio - Service Shares
	2008	$10.000	$6.611	0
	2009	$6.611	$11.518	0
	2010	$11.518	$14.012	0
	2011	$14.012	$9.225	0
	2012	$9.225	$10.158	0
	2013	$10.158	$11.295	0
	2014	$11.295	$9.660	0
	2015	$9.660	$8.572	0
	2016	$8.572	$7.781	0
Janus Aspen Perkins Mid Cap Value Portfolio - Service Shares
	2007	$13.378	$13.948	0
	2008	$13.948	$9.785	0
	2009	$9.785	$12.655	0
	2010	$12.655	$14.206	0
	2011	$14.206	$13.411	0
	2012	$13.411	$14.456	0
	2013	$14.456	$17.696	0
	2014	$17.696	$18.671	0
	2015	$18.671	$17.497	0
	2016	$17.497	$20.220	0
Janus Aspen Perkins Small Company Value Portfolio - Service Shares
	2007	$12.894	$11.777	0
	2008	$11.777	$7.343	0
	2009	$7.343	$6.927	0
Janus Aspen Series Balanced Portfolio - Service Shares
	2007	$11.810	$12.672	0
	2008	$12.672	$10.349	0
	2009	$10.349	$12.646	0
	2010	$12.646	$13.304	0
	2011	$13.304	$13.121	0
	2012	$13.121	$14.473	0
	2013	$14.473	$16.872	0
	2014	$16.872	$17.768	0
	2015	$17.768	$17.360	0
	2016	$17.360	$17.623	0
Janus Aspen Series Foreign Stock Portfolio - Service Shares
	2007	$13.273	$15.270	0
	2008	$15.270	$14.306	0
Janus Aspen Series Forty Portfolio - Service Shares
	2007	$13.197	$17.542	0
	2008	$17.542	$9.505	0
	2009	$9.505	$13.504	0
	2010	$13.504	$13.991	0
	2011	$13.991	$12.669	0
	2012	$12.669	$15.267	0
	2013	$15.267	$19.443	0
	2014	$19.443	$20.520	0
	2015	$20.520	$22.349	0
	2016	$22.349	$22.170	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
Janus Aspen Series INTECH Risk-Managed Core Portfolio - Service Shares
	2007	$13.026	$13.450	0
	2008	$13.450	$8.343	0
	2009	$8.343	$9.949	0
	2010	$9.949	$10.633	0
MFS Investors Growth Stock Portfolio - Service Class
	2015	$10.000	$15.747	0
	2016	$15.747	$16.218	0
MFS VIT II High Yield - Service Class
	2013	$10.000	$14.027	0
	2014	$14.027	$13.994	0
	2015	$13.994	$13.014	0
	2016	$13.014	$14.392	0
MFS® High Income Series - Service Class
	2007	$11.180	$11.044	0
	2008	$11.044	$7.666	0
	2009	$7.666	$10.832	0
	2010	$10.832	$12.057	0
	2011	$12.057	$12.185	0
	2012	$12.185	$13.566	0
	2013	$13.566	$13.647	0
MFS® Investors Growth Stock Series - Service Class
	2007	$11.964	$11.798	0
	2008	$11.798	$7.252	0
	2009	$7.252	$9.815	0
	2010	$9.815	$10.711	0
	2011	$10.711	$10.461	0
	2012	$10.461	$11.876	0
	2013	$11.876	$15.029	0
	2014	$15.029	$16.248	0
	2015	$16.248	$16.346	0
MFS® Investors Trust Series - Service Class
	2007	$10.951	$11.828	0
	2008	$11.828	$8.475	0
	2009	$8.475	$10.436	0
	2010	$10.436	$11.259	0
	2011	$11.259	$10.691	0
	2012	$10.691	$12.361	0
	2013	$12.361	$15.844	0
	2014	$15.844	$17.068	0
	2015	$17.068	$16.599	0
	2016	$16.599	$17.495	0
MFS® New Discovery Series - Service Class
	2007	$11.030	$10.972	0
	2008	$10.972	$6.456	0
	2009	$6.456	$10.234	0
	2010	$10.234	$13.538	0
	2011	$13.538	$11.790	0
	2012	$11.790	$13.869	0
	2013	$13.869	$19.057	0
	2014	$19.057	$17.152	0
	2015	$17.152	$16.331	0
	2016	$16.331	$17.289	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
MFS® Total Return Series - Service Class
	2007	$11.548	$11.676	0
	2008	$11.676	$8.825	0
	2009	$8.825	$10.109	0
	2010	$10.109	$10.783	0
	2011	$10.783	$10.659	0
	2012	$10.659	$11.505	0
	2013	$11.505	$13.292	0
	2014	$13.292	$13.998	0
	2015	$13.998	$13.541	0
	2016	$13.541	$14.338	0
MFS® Value Series - Service Class
	2007	$13.407	$14.033	0
	2008	$14.033	$9.183	0
	2009	$9.183	$10.941	0
	2010	$10.941	$11.840	0
	2011	$11.840	$11.467	0
	2012	$11.467	$12.929	0
	2013	$12.929	$17.058	0
	2014	$17.058	$18.291	0
	2015	$18.291	$17.631	0
	2016	$17.631	$19.520	0
Oppenheimer Discovery Mid Cap Growth Fund/VA - Service Shares
	2007	$11.607	$11.974	0
	2008	$11.974	$5.917	0
	2009	$5.917	$7.614	0
	2010	$7.614	$9.421	0
	2011	$9.421	$9.244	0
	2012	$9.244	$10.448	0
	2013	$10.448	$13.787	0
	2014	$13.787	$14.156	0
	2015	$14.156	$14.648	0
	2016	$14.648	$14.550	0
Oppenheimer Global Fund/VA - Service Shares
	2007	$14.258	$14.715	0
	2008	$14.715	$8.542	0
	2009	$8.542	$11.583	0
	2010	$11.583	$13.040	0
	2011	$13.040	$11.607	0
	2012	$11.607	$13.659	0
	2013	$13.659	$16.877	0
	2014	$16.877	$16.759	0
	2015	$16.759	$16.905	0
	2016	$16.905	$16.424	0
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
	2007	$13.320	$12.778	0
	2008	$12.778	$7.708	0
	2009	$7.708	$10.265	0
	2010	$10.265	$12.291	0
	2011	$12.291	$11.675	0
	2012	$11.675	$13.367	0
	2013	$13.367	$18.289	0
	2014	$18.289	$19.870	0
	2015	$19.870	$18.155	0
	2016	$18.155	$20.788	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
	2007	$10.431	$10.517	0
	2008	$10.517	$9.989	0
	2009	$9.989	$11.239	0
	2010	$11.239	$11.865	0
	2011	$11.865	$12.326	0
	2012	$12.326	$13.294	0
	2013	$13.294	$13.000	0
	2014	$13.000	$14.060	0
	2015	$14.060	$13.720	0
	2016	$13.720	$14.216	0
PIMCO Money Market Portfolio - Administrative Shares
	2007	$10.012	$10.215	0
	2008	$10.215	$10.164	0
	2009	$10.164	$9.900	0
	2010	$9.900	$9.638	0
	2011	$9.638	$9.384	0
	2012	$9.384	$9.135	0
	2013	$9.135	$8.894	0
	2014	$8.894	$8.655	0
	2015	$8.655	$8.423	0
	2016	$8.423	$8.266	0
PIMCO Real Return Portfolio - Administrative Shares
	2007	$10.186	$10.969	0
	2008	$10.969	$9.921	0
	2009	$9.921	$11.429	0
	2010	$11.429	$12.022	0
	2011	$12.022	$13.064	0
	2012	$13.064	$13.824	0
	2013	$13.824	$12.210	0
	2014	$12.210	$12.248	0
	2015	$12.248	$11.595	0
	2016	$11.595	$11.869	0
PIMCO Total Return Portfolio - Administrative Shares
	2007	$10.230	$10.824	0
	2008	$10.824	$11.040	0
	2009	$11.040	$12.254	0
	2010	$12.254	$12.890	0
	2011	$12.890	$12.996	0
	2012	$12.996	$13.857	0
	2013	$13.857	$13.219	0
	2014	$13.219	$13.412	0
	2015	$13.412	$13.108	0
	2016	$13.108	$13.097	0
Premier VIT OpCap Balanced Portfolio
	2007	$11.539	$10.728	0
	2008	$10.728	$7.183	0
	2009	$7.183	$6.901	0
Premier VIT OpCap Renaissance Portfolio
	2007	$11.164	$11.548	0
	2008	$11.548	$10.428	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
T. Rowe Price Blue Chip Growth Portfolio - II
	2007	$11.329	$12.398	0
	2008	$12.398	$6.918	0
	2009	$6.918	$9.544	0
	2010	$9.544	$10.772	0
	2011	$10.772	$10.625	0
	2012	$10.625	$12.188	0
	2013	$12.188	$16.704	0
	2014	$16.704	$17.690	0
	2015	$17.690	$19.071	0
	2016	$19.071	$18.657	0
T. Rowe Price Equity Income Portfolio - II
	2007	$12.777	$12.807	0
	2008	$12.807	$7.942	0
	2009	$7.942	$9.678	0
	2010	$9.678	$10.805	0
	2011	$10.805	$10.407	0
	2012	$10.407	$11.839	0
	2013	$11.839	$14.907	0
	2014	$14.907	$15.535	0
	2015	$15.535	$14.041	0
	2016	$14.041	$16.239	0
UIF Growth Portfolio, Class II
	2007	$11.639	$13.776	0
	2008	$13.776	$6.789	0
	2009	$6.789	$10.909	0
	2010	$10.909	$13.015	0
	2011	$13.015	$12.280	0
	2012	$12.280	$13.626	0
	2013	$13.626	$19.586	0
	2014	$19.586	$20.218	0
	2015	$20.218	$22.026	0
	2016	$22.026	$21.021	0
UIF U.S. Real Estate Portfolio, Class II
	2007	$19.318	$15.547	0
	2008	$15.547	$9.370	0
	2009	$9.370	$11.714	0
	2010	$11.714	$14.764	0
	2011	$14.764	$15.179	0
	2012	$15.179	$17.076	0
	2013	$17.076	$16.906	0
	2014	$16.906	$21.290	0
	2015	$21.290	$21.114	0
	2016	$21.114	$21.891	0
Van Eck VIP Multi-Manager Alternative - Initial Class
	2007	$10.097	$10.221	0
	2008	$10.221	$8.642	0
	2009	$8.642	$9.575	0
	2010	$9.575	$9.780	0
	2011	$9.780	$9.300	0
	2012	$9.300	$9.169	0
	2013	$9.169	$9.372	0
	2014	$9.372	$9.022	0
	2015	$9.022	$8.887	0

	FOR THE YEAR ENDING DECEMBER 31	ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD	ACCUMULATION UNIT VALUE AT END OF PERIOD	NUMBER OF UNITS OUTSTANDING AT END OF PERIOD
VanEck VIP Emerging Markets Fund - Initial Class formerly, Van Eck VIP Emerging Markets Fund - Initial Class
	2007	$20.843	$27.905	0
	2008	$27.905	$9.562	0
	2009	$9.562	$19.834	0
	2010	$19.834	$24.479	0
	2011	$24.479	$17.688	0
	2012	$17.688	$22.340	0
	2013	$22.340	$24.349	0
	2014	$24.349	$23.594	0
	2015	$23.594	$19.744	0
	2016	$19.744	$19.232	0
VanEck VIP Global Hard Assets Fund - Initial Class formerly, Van Eck VIP Global Hard Assets Fund - Initial Class
	2007	$21.992	$31.099	0
	2008	$31.099	$16.301	0
	2009	$16.301	$24.986	0
	2010	$24.986	$31.420	0
	2011	$31.420	$25.543	0
	2012	$25.543	$25.693	0
	2013	$25.693	$27.633	0
	2014	$27.633	$21.750	0
	2015	$21.750	$14.083	0
	2016	$14.083	$19.694	0
Western Asset Variable Global High Yield Bond Portfolio - Class II
	2007	$11.614	$11.262	0
	2008	$11.262	$7.573	0
	2009	$7.573	$11.411	0
	2010	$11.411	$12.735	0
	2011	$12.735	$12.549	0
	2012	$12.549	$14.417	0
	2013	$14.417	$14.877	0
	2014	$14.877	$14.257	0
	2015	$14.257	$13.029	0
	2016	$13.029	$14.625	0
*The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.60% and an administrative expense charge of 0.10%.

LBLCONSULTSOL